PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 7, 1997)

                                  $250,000,000

                               [MONEY STORE LOGO]

                 THE MONEY STORE HOME IMPROVEMENT TRUST 1997-II

                    $94,900,000 Class A-1 6.36% Certificates
                    $61,800,000 Class A-2 6.58% Certificates
                    $27,675,000 Class A-3 6.81% Certificates
                    $33,125,000 Class M-1 7.17% Certificates
                    $18,750,000 Class M-2 7.70% Certificates
                    $13,750,000 Class B   7.71% Certificates


     The Money Store Home Improvement Loan Certificates, Series 1997-II (the "Certificates"), will represent fractional undivided ownership interests in a trust fund, designated as The Money Store Home Improvement Trust 1997-II (the "Trust"). The Certificates will consist of (i) three classes of senior Certificates (the "Senior Certificates"): Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates (collectively, the "Class A Certificates"); (ii) three classes of subordinated Certificates (the "Subordinated Certificates"): Class M-1 Certificates and Class M-2 Certificates (the "Class M Certificates") and Class B Certificates (the "Class B Certificates"); (iii) one class of interest-only certificates (the "Class X Certificates"); and (iv) two classes of residual certificates: Class R-1 Certificates and Class R-2 Certificates (the "Class R Certificates"). Only the Class A Certificates, Class M Certificates and Class B Certificates are being offered hereby (collectively, the "Offered Certificates").

                                               (COVER CONTINUED ON NEXT PAGE)

     SEE "RISK FACTORS" ON PAGE S-36 HEREIN AND PAGE 18 OF THE PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES OFFERED HEREBY.

        THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT
        REPRESENT INTERESTS IN OR OBLIGATIONS OF THE MONEY STORE INC. OR
                ANY OF ITS AFFILIATES OR SUBSIDIARIES. EXCEPT FOR
          THE FHA LOANS, THE LOANS ARE NOT INSURED OR GUARANTEED BY ANY
                                  GOVERNMENTAL
       AGENCY, AND NO GOVERNMENTAL AGENCY HAS PASSED UPON THE ACCURACY OF
             THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT
                         OR THE ACCOMPANYING PROSPECTUS.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
             STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
           ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
                                   PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Offered Certificates will be purchased by Lehman Brothers Inc. and Prudential Securities Incorporated (the "Underwriters") from the Representative, on behalf of the Originators, and will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Aggregate proceeds to the Originators from the sale of the Offered Certificates are expected to be approximately $249,234,641, plus accrued interest, before deducting expenses payable by the Originators estimated to be approximately $300,000. See "Underwriting" herein.

     The Offered Certificates are offered by the Underwriters, when, as and if issued to and accepted by the Underwriters, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company in the United States or Cedel Bank, societe anonyme ("Cedel Bank") or the Euroclear System ("Euroclear") in Europe on or about June 30, 1997 (the actual such date being hereinafter referred to as the "Closing Date").

LEHMAN BROTHERS                              PRUDENTIAL SECURITIES INCORPORATED


JUNE 26, 1997

 (COVER CONTINUED FROM PREVIOUS PAGE)

     The rights of the holders of the Class M-1, Class M-2 and Class B Certificates to receive distributions on each Remittance Date (as defined herein) will be subordinated to such rights of the holders of the Class A-1, Class A-2 and Class A-3 Certificates and, in addition, to such rights of the holders of the Class M-1 Certificates (in the case of the Class M-2 and Class B Certificates) and of the Class M-2 Certificates (in the case of the Class B Certificates), all to the extent described herein.

     The primary assets of the Trust will consist of a pool (the "Pool") of loans (the "Loans") having the characteristics described herein. The Loans will consist primarily of fixed rate, single family residential first, second and more junior home improvement mortgage loans (the "Home Improvement Loans"), certain of which loans (the "FHA Loans") are partially insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under Title I of the National Housing Act of 1934 ("Title I"). The FHA Loans will have original terms to stated maturity of up to 20 years and the other Home Improvement Loans (the "Conventional Loans") will have original terms to stated maturity of up to 25 years. The Trust will also include funds on deposit in a separate trust account (the "Pre-Funding Account") to be established with the Trustee (as defined herein). All of the Loans were originated or purchased by certain wholly-owned subsidiaries (the "Originators") of the Representative. The Money Store Inc. will act as the servicer (in such capacity, the "Servicer") of the Loans and the administrator (in such capacity, the "Claims Administrator") of the FHA Loans. Except for certain representations and warranties relating to the Loans and certain other matters, The Money Store Inc.'s obligations with respect to the Loans are limited to its contractual servicing obligations.

     Additional loans (the "Subsequent Loans") may be purchased by the Trust from the Originators from time to time on or before the close of business on September 25, 1997 from funds on deposit in the Pre-Funding Account. On the Closing Date, an aggregate cash amount not to exceed $62,500,000 will be deposited into the Pre-Funding Account. See "The Agreement-Pre-Funding Account" herein.

     Distributions of principal and interest to the holders of each Class of Certificates will be made on the 15th day of each month or, if the 15th day is not a business day, the first business day thereafter, commencing July 1997 (each such day, a "Remittance Date") to the owners of each such Class of Certificates as of the preceding Record Date (as defined herein). Holders of any Class of Certificates are referred to herein as "Holders" or "Certificateholders."

     There is currently no secondary market for any Class of Certificates. The Underwriter intends to make a secondary market for the Certificates, but has no obligation to do so. There can be no assurance that a secondary market for any Class of Certificates will develop or, if one does develop, that it will offer sufficient liquidity of investment or continue.

     As described herein, two separate real estate mortgage investment conduit ("REMIC") elections will be made in connection with certain assets of the Trust for federal income tax purposes. As described more fully herein, the Class A Certificates, the Class M Certificates, the Class B Certificates and Class X Certificates will be designated as "regular interests" in a REMIC and each class of Class R Certificates will represent the "residual interest" in the related REMIC. See "Federal Income Tax Consequences" in the Prospectus and "Federal Income Tax Considerations" herein.

     The Class A Certificates, Class M Certificates and Class B Certificates offered by this Prospectus Supplement each constitute a separate class of one series of Certificates being offered by the Representative and the Originators pursuant to the Prospectus dated March 7, 1997 (the "Prospectus"), of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                                            (END OF COVER PAGE)


     UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS WHICH STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS AND SYNDICATE COVERING TRANSACTIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE
"UNDERWRITING."

                                SUMMARY OF TERMS

     This following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Capitalized terms used but not defined in this Summary of Terms have the meanings assigned to such terms elsewhere in this Prospectus Supplement.

Securities Offered

The Money Store Home.............  Improvement Loan Certificates, Series
                                   1997-II, Class A-1, Class A-2, Class A-3,
                                   Class M-1, Class M-2 and Class B. Each Class of Certificates will be issued in the initial Class Principal Balance (as defined herein) and will bear interest for each Remittance Date at the per annum rate set forth for such Class on the cover page hereof.

                                   The per annum rate at which a Class of
                                   Certificates bears interest is referred to herein as the "Pass- Through Rate" for such Class.

                                   The statistical information presented in this Prospectus Supplement concerning the Loans is based on the preliminary Pool expected to be delivered to the Co-Trustee on the Closing Date. The Representative expects that loans (including the Subsequent Loans) that were not contained in the preliminary Pool will be added to the final Pool. While the statistical distribution of the characteristics for the final Pool of Loans will vary somewhat from the statistical distribution of such characteristics for the preliminary Pool of Loans presented in this Prospectus Supplement, the Representative does not believe that the characteristics of the final Pool will differ materially.

                                   References in this Prospectus Supplement to the characteristics of the Loans as of the Cut-Off Date (as defined herein) are deemed to include the characteristics, as of the date of their origination, of those Loans originated after the Cut-off Date and up to the Closing Date.

 Transaction Structure...........  The Money Store Home Improvement Trust
                                   1997-II, is a trust to be formed under the laws of the State of New York. The primary assets of the Trust will consist of the Loans. The Trust will issue the following Classes of Certificates:

     SENIOR CERTIFICATES.........  Class A-1, Class A-2 and Class A-3
                                   Certificates.


     SUBORDINATED CERTIFICATES...  Class M-1, Class M-2 and Class B
                                   Certificates.

     RESIDUAL CERTIFICATES.......  Class R-1 and Class R-2 Certificates (which also constitute Subordinated Certificates and which are not being offered hereby).

     INTEREST-ONLY CERTIFICATES..  Class X Certificates (which also constitute
                                   Subordinated Certificates and which are not being offered hereby).

 Issuer..........................  The Money Store Home Improvement Trust
                                   1997-II.

 Cut-Off Date....................  May 31, 1997 (or the date of origination of the Loan, if later) (the "Cut-Off Date").

 Closing Date....................  June 30, 1997.

 Representative, Servicer and
  Claims Administrator...........  The Money Store Inc., a New Jersey
                                   corporation (in its capacity as sponsor of the Trust, the "Representative," in its capacity as the servicer of the Loans, the "Servicer," and in its capacity as the administrator of the insurance claims to the FHA (the "Claims") with respect to the FHA Loans, the "Claims Administrator"). In the Agreement (as defined herein), the Claims Administrator will appoint its subsidiary, TMS Mortgage Inc., a New Jersey corporation, to assist in performing the functions of the Claims Administrator. The principal offices of The Money Store Inc. are located at 2840 Morris Avenue, Union, New Jersey 07083 (telephone number (908) 686-2000) and 3301 C Street, Suite 100-M, Sacramento, California 95816 (telephone number (916) 446-5000). See
                                   "The Representative and the Originators" herein and in the Prospectus.

 Trustee.........................  The Chase Manhattan Bank, a New York banking corporation, in its capacity as trustee. See
                                   "The Agreement-The Trustee" herein.

 Co-Trustee......................  Chase Manhattan Bank Delaware, a Delaware
                                   banking corporation, will be the co-trustee under the Agreement (the "Co-Trustee"). See "The Agreement- The Co-Trustee" herein.

  Custodian......................  First Trust National Association, a national banking association, headquartered in St.
                                   Paul, Minnesota, or such other entity
                                   acceptable to the Trustee and the Servicer, will be the "Custodian" with respect to the Loans. In such capacity, it will retain the files relating to the Loans. The Custodian is a subsidiary of First Bank Systems, Minneapolis, Minnesota. See "The Agreement-The Custodian" herein.

 Originators of the Loans........  Each Loan will have been originated and underwritten, or purchased and
                                   re-underwritten, by the Originators, all of which are wholly-owned subsidiaries of the Representative. Additionally, each Subsequent Loan to be included in the Trust will have been originated and underwritten, or purchased and re-underwritten, by an Originator.

Description of the
  Certificates

   GENERAL.......................  The Certificates will be issued pursuant to a
                                   Pooling and Servicing Agreement (the
                                   "Agreement"), dated as of May 31, 1997, among the Representative, the Originators and the Trustee.

                                   The Certificates will represent fractional undivided ownership interests in the Trust, the assets of which will consist primarily of Home Improvement Loans having the characteristics described herein.

                                   The projected last Remittance Dates for each Class of Certificates is as set forth herein under "Maturity, Prepayment and Yield Considerations." It is expected that the actual last Remittance Date for each Class of Certificates will occur significantly earlier than its projected last Remittance Date. See "Maturity, Prepayment and Yield Considerations" herein.

                                   The Certificates are issuable in book-entry form in minimum denominations of $1,000 original principal amount and integral multiples of $1,000 in excess thereof.

                                   The Certificates are issued by, and payable solely from the property of, the Trust. The undivided percentage interest of the holder of any Certificate in the distributions to be made to the related Class (the "Percentage Interest") will be equal to the percentage obtained by dividing the denomination specified on such Certificate by the original principal balance of such Class.

   Distributions.................  On each Remittance Date the Available
                                   Remittance Amount (net of the Servicing Fee, the Contingency Fee and the fees due the Trustee) will be distributed to the Certificateholders in the amounts and order of priority set forth in A through P below:

     A.  CLASS A INTEREST........  One calendar month's interest (computed on the basis of a 360-day year of twelve 30-day months) will be paid concurrently to the Holders of each Class of Class A Certificates on each Remittance Date, to the extent of the Available Remittance Amount in the Certificate Account on such date, at the related Pass-Through Rate on the Current Principal Balance of each Class of Class A Certificates.

                                   The "Class A Current Principal Balance" as of any Remittance Date is the sum of the Class A-1 Current Principal Balance, the Class A-2 Current Principal Balance and the Class A-3 Current Principal Balance. With respect to any Remittance Date, the sum of the amounts determined by multiplying the components of the Class A Current Principal Balance by one-twelfth of the respective Class A Pass-Through Rates is hereinafter referred to as the "Class A Interest Distribution Amount."

                                   If on a particular Remittance Date, the
                                   Available Remittance Amount in the
                                   Certificate Account is less than the Class A
                                   Interest Distribution Amount, the amount of interest to be distributed in respect of the Class A Certificates will be allocated among each Class thereof (and within a Class among the Certificates of such Class) pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall for each Class of Class A Certificates, together with interest thereon at the applicable Pass Through Rates to the extent permitted by law (the "Class A-1 Interest Shortfall Carryforward Amount," the "Class A-2 Interest Shortfall Carryforward Amount" and the "Class A-3 Interest Shortfall Carryforward Amount," respectively, and, collectively, the "Class A Interest Shortfall Carryforward Amounts"), will be carried forward and distributed as described, and subject to the limitations set forth, under "-I. Class A Interest Shortfall Carryforward Amounts" below.

                                   Notwithstanding the foregoing, if a principal prepayment is made to a Class of Class A Certificates on the Special Remittance Date, each such Class also will receive on such date accrued interest at the applicable Pass-Through Rate on the amount of such prepayment. Further, the Class A Interest Distribution Amount for the October 1997 Remittance Date will be based on the Class A Current Principal Balance on September 26, 1997, after giving effect to such principal prepayment.

     B.  CLASS M-1 INTEREST......  One calendar month's interest (computed on the basis of a 360-day year of twelve 30-day months) will be paid to the Holders of the Class M-1 Certificate on each Remittance Date, to the extent of the Available Remittance Amount, if any, remaining in the Certificate Account on such date (after distribution of interest to the Holders of the Class A Certificates), at the Class M-1 Pass-Through Rate on the Current Principal Balance of the Class M-1 Certificates. With respect to any Remittance Date, the amount determined by multiplying the Class M-1 Current Principal Balance by one-twelfth of the Class M-1 Pass-Through Rate is hereinafter referred to as the "Class M-1 Interest Distribution Amount."

                                   If on a particular Remittance Date, the
                                   Available Remittance Amount remaining in the Certificate Account on such date (after distribution of interest to the Holders of the Class A Certificates) is less than the Class M-1 Interest Distribution Amount, the amount of interest to be distributed in respect of the Class M-1 Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and any remaining deficiency, together with interest thereon at the applicable Pass-Through Rate to the extent permitted by law (the "Class M-1 Interest Shortfall Carryforward Amount"), will be carried forward and distributed as described, and subject to the limitations set forth, under "--K. Class M-1 Interest Shortfall Carryforward Amounts" below.

     C.  CLASS M-2 INTEREST......  One calendar month's interest (computed on the basis of a 360-day year of twelve 30-day months) will be paid to the Holders of the Class M-2 Certificate on each Remittance Date, to the extent of the Available Remittance Amount, if any, remaining in the Certificate Account on such date (after distribution of interest to the Holders of the Class A and Class M-1 Certificates), at the Class M-2 Pass-Through Rate on the Current Principal Balance of the Class M-2 Certificates. With respect to any Remittance Date, the amount determined by multiplying the Class M-2 Current Principal Balance by one-twelfth of the Class M-2 Pass-Through Rate is hereinafter referred to as the "Class M-2 Interest Distribution Amount" (and, together with the Class M-1 Interest Distribution Amount, the "Class M Interest Distribution Amount").

                                   If on a particular Remittance Date, the
                                   Available Remittance Amount remaining in the Certificate Account on such date (after distribution of interest to the Holders of the Class A and Class M-1 Certificates) is less than the Class M-2 Interest Distribution Amount, the amount of interest to be distributed in respect of the Class M-2 Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and any remaining deficiency, together with interest thereon at the applicable Pass- Through Rate to the extent permitted by law (the "Class M-2 Interest Shortfall Carryforward Amount" and, together with the Class M-1 Interest Shortfall Carryforward Amount, the "Class M Interest Shortfall Carryforward Amounts"), will be carried forward and distributed as described, and subject to the limitations set forth, under "-M. Class M-2 Interest Shortfall Carryforward Amounts" below.

     D.  CLASS B INTEREST........  One calendar month's interest (computed on the basis of a 360-day year of twelve 30-day months) will be paid to the Holders of the Class B Certificate on each Remittance Date, to the extent of the Available Remittance Amount, if any, remaining in the Certificate Account on such date (after distribution of interest to the Holders of the Class A and Class M Certificates), at the Class B Pass-Through Rate on the Current Principal Balance of the Class B Certificates. With respect to any Remittance Date, the amount determined by multiplying the Class B Current Principal Balance by one-twelfth of the Class B Pass- Through Rate is hereinafter referred to as the "Class B Interest Distribution Amount."

                                   If on a particular Remittance Date, the
                                   Available Remittance Amount remaining in the Certificate Account on such date (after distribution of interest to the Holders of the Class A and Class M Certificates) is less than the Class B Interest Distribution Amount, the amount of interest to be distributed in respect of the Class B Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and any remaining deficiency, together with interest thereon at the applicable Pass-Through Rate to the extent permitted by law (the "Class B Interest Shortfall Carryforward Amount"), will be carried forward and distributed as described, and subject to the limitations set forth, under "-O. Class B Interest Shortfall Carryforward Amounts" below.

     E.  CLASS A PRINCIPAL
          DISTRIBUTION AMOUNT....  Holders of each Class of Class A Certificates will be entitled to receive on each
                                   Remittance Date as payments of principal, in the order of priority set forth below and to the extent of the Available Remittance Amount in the Certificate Account on such Remittance Date after payment of the Class A, Class M and Class B Interest Distribution Amounts (collectively, the "Interest Distribution Amounts"), the Senior Percentage of the Principal Distribution Amount. For any Remittance Date, the "Principal Distribution Amount" is the excess, if any, of (A) the sum, without duplication, of (i) all payments and other recoveries of principal of a Loan (net of amounts reimbursable to the Servicer pursuant to the Agreement) received by the Servicer or any Subservicer in the related Due Period; (ii) the principal portion of any Loan actually purchased by the Representative for breach of a representation and warranty or other defect and actually received by the Trustee as of the related Determination Date;
                                   (iii) any adjustments with respect to
                                   substitutions of Loans for which the
                                   Representative or an Originator has breached a representation or warranty deposited in the Principal and Interest Account and transferred to the Certificate Account as of the related Determination Date; (iv) the then outstanding Principal Balance of any Loan which, during the related Due Period, has become a Liquidated Loan; and (v) amounts, if any, released from the Pre-Funding Account on the Remittance Dates during the Funding Period over (B) the Subordination Reduction Amount for such Remittance Date. The amount determined by multiplying the Senior Percentage by the Principal Distribution Amount is hereinafter referred to as the "Class A Formula Principal Distribution Amount."

                                   The "Senior Percentage" for any Remittance
                                   Date prior to the Class B Cross-over Date, and for any Remittance Date on or after the Class B Cross-over Date on which the Trigger Event is in effect (as described under "Description of the Certificates-Flow of Funds-H. Class B Principal Distribution Amount"), will be 100%. For any Remittance Date on or after the Class B Cross-over Date on which the Trigger Event is not in effect, the "Senior Percentage" will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Current Principal Balances of the Class A and the Class M Certificates as of the immediately preceding Remittance Date and the denominator of which is the sum of the Current Principal Balances of the Class A, the Class M and the Class B Certificates as of the immediately preceding Remittance Date.

                                   A "Liquidated Loan" is a defaulted Loan or a Mortgaged Property (a) as to which all amounts that the Servicer expects to recover on account of such Loan have been received (including from FHA Payments) or (b) is a 90 Day Delinquent Loan.

                                   The "Class A Principal Distribution Amount" for any Remittance Date is intended to be equal to the Class A Formula Principal Distribution Amount. If the Class A Formula Principal Distribution Amount exceeds the Available Remittance Amount in the Certificate Account on such Remittance Date (after payment of all Interest Distribution Amounts), then the Class A Principal Distribution Amount shall instead equal such remaining Available Remittance Amount.

                                   The Class A Principal Distribution Amount will be distributed first to the Holders of the Class A-1 Certificates until the Class A-1 Current Principal Balance has been reduced to zero, then to the Holders of the Class A-2 Certificates until the Class A-2 Current Principal Balance has been reduced to zero, and then to the Holders of the Class A-3 Certificates until the Class A-3 Current Principal Balance has been reduced to zero; provided, however that on any Remittance Date on which the Current Principal Balance of the Subordinated Certificates has been reduced to zero, any amounts payable to the Class A Certificates on such Remittance Date shall be distributed pro rata and not sequentially. Holders of each Class of Class A Certificates will be paid principal on each Remittance Date in accordance with their respective Percentage Interests.

                                   The "Subordination Reduction Amount" for any
                                   Remittance Date is equal to the lesser of (i) the amount set forth in clause (A) of the definition of Principal Distribution Amount and (ii) the excess, if any, of the then current Spread Amount over the then current Specified Subordinated Amount (as defined under "Description of the Certificates-Credit Enhancement").

                                   The "Spread Amount" for any Remittance Date is equal to the excess, if any, of (i) the aggregate principal balances of the Loans as of the last day of the immediately preceding Due Period and any amounts on deposit in the Pre-Funding Account over (ii) the aggregate principal balances of the Certificates (after taking into account all distributions of principal on such Remittance Date).

                                   The "Spread Amount Stepdown Date" means the later to occur of (i) the Distribution Date occurring in January 2000 and (ii) the first Distribution Date on which the principal balance of the Loans as of the last day of the related Due Period is less than 50% of the sum of the aggregate principal balances of the Initial Loans as of the Cut-Off Date and the original Pre- Funded Amount (the "Original Collateral Amount").

     F.  CLASS M-1 PRINCIPAL
           DISTRIBUTION AMOUNT...  On each Remittance Date on and after the
                                   Class A Current Principal Balance has been reduced to zero, the Holders of the Class M-1 Certificates will be entitled to receive, as payments of principal, the Senior Percentage of the Principal Distribution Amount (the "Class M-1 Formula Principal Distribution Amount"), subject to the prior payment of all Interest Distribution Amounts payable on such Remittance Date and Class A Principal Distribution Amounts, if any, payable on such Remittance Date, until the Class M-1 Current Principal Balance is reduced to zero.

                                   The "Class M-1 Principal Distribution Amount" for any Remittance Date is intended to be equal to the Class M-1 Formula Principal Distribution Amount. If the Class M-1 Formula Principal Distribution Amount exceeds the Available Remittance Amount in the Certificate Account on such Remittance Date (after payment of all Interest Distribution Amounts, and, if any, the Class A Principal Distribution Amounts), then the Class M-1 Principal Distribution Amount shall instead equal such remaining Available Remittance Amount.

                                   On each Remittance Date on or after the Class B Cross-over Date on which the Trigger Event is not in effect, payments of principal will be made to Class B Certificateholders, even if Class M-1 Certificateholders are not yet entitled to receive payments of principal because the Class A Current Principal Balance has not been reduced to zero.

     G.  CLASS M-2 PRINCIPAL
          DISTRIBUTION AMOUNT....  On each Remittance Date on and after the
                                   Class A Current Principal Balance and the
                                   Class M-1 Current Principal Balance have been reduced to zero, the Holders of the Class M-2 Certificates will be entitled to receive, as payments of principal, the Senior Percentage of the Principal Distribution Amount (the "Class M-2 Formula Principal Distribution Amount"), subject to the prior payment of all Interest Distribution Amounts payable on such Remittance Date and Class A and Class M-1 Principal Distribution Amounts, if any, payable on such Remittance Date, until the Class M-2 Current Principal Balance is reduced to zero.

                                   The "Class M-2 Principal Distribution Amount" for any Remittance Date is intended to be equal to the Class M-2 Formula Principal Distribution Amount. If the Class M-2 Formula Principal Distribution Amount exceeds the Available Remittance Amount in the Certificate Account on such Remittance Date (after payment of all Interest Distribution Amounts and, if any, the Class A Principal Distribution Amounts and the Class M-1 Principal Distribution Amount), then the Class M-2 Principal Distribution Amount shall instead equal such remaining Available Remittance Amount.

                                   On each Remittance Date on or after the Class B Cross-over Date on which the Trigger Event is not in effect, payments of principal will be made to Class B Certificateholders, even if Class M-2 Certificateholders are not yet entitled to receive payments of principal because either the Class A Current Principal Balance or the Class M-1 Current Principal Balance has not been reduced to zero.

     H.  CLASS B PRINCIPAL
          DISTRIBUTION AMOUNT....  Prior to the Class B Cross-over Date, there will be no distributions of principal on the Class B Certificates. The "Class B Cross-over Date" will be the earlier of (A) the Remittance Date on which the Class M-2 Principal Balance is reduced to zero, and (B) the first Remittance Date on or after the Remittance Date in July 2000 on which the fraction, expressed as a percentage, the numerator of which is the sum of the Class A and Class M Current Principal Balances as of the immediately preceding Remittance Date and the denominator of which is the aggregate outstanding principal balance of the Loans as of the end of the second preceding Due Period, is less than or equal to 75%.

                                   On each Remittance Date on or after the Class B Cross-over Date and prior to the Remittance Date on which the Class A and Class M Current Principal Balances have been reduced to zero, holders of Class B Certificates will be entitled to distributions of principal only if the Trigger Event (as described under "Description of the Certificates-Flow of Funds -H. Class B Principal Distribution Amount" herein) is not in effect on such Remittance Date.

                                   On each Remittance Date on or after the Class B Cross-over Date, if the Trigger Event is not in effect on such Remittance Date, the Holders of the Class B Certificates will be entitled to receive, as payments of principal, the Class B Percentage (as described under "Description of the Certificates-Flow of Funds-H. Class B Principal Distribution Amount" herein) of the Principal Distribution Amount (the "Class B Formula Principal Distribution Amount"), subject to the prior payment of all Interest Distribution Amounts and all Class A and Class M Principal Distribution Amounts, if any, payable on such Remittance Date, until the Class B Current Principal Balance is reduced to zero.

                                   The "Class B Principal Distribution Amount" for any Remittance Date is intended to be equal to the Class B Formula Principal Distribution Amount. If the Class B Formula Principal Distribution Amount exceeds the Available Remittance Amount in the Certificate Account on such Remittance Date (after payment of all Interest Distribution Amounts and, if any, the Class A Principal Distribution Amounts and the Class M Principal Distribution Amounts), then the Class B Principal Distribution Amount shall instead equal such remaining Available Remittance Amount.

    I.  CLASS A INTEREST SHORTFALL
        CARRYFORWARD AMOUNTS.....  On each Remittance Date, after all payments of amounts as set forth in A through H above, inclusive, the aggregate Class A Interest Shortfall Carryforward Amounts will be paid concurrently to the Holders of each Class of Class A Certificates to the extent of the remaining Available Remittance Amount in the Certificate Account on such date. If on a particular Remittance Date, the remaining Available Remittance Amount in the Certificate Account is less than the aggregate Class A Interest Shortfall Carryforward Amounts, the portion of the remaining Available Remittance Amount to be distributed in respect of each Class of Class A Certificates will be allocated among the Classes (and within a Class among the Certificates of such Class) pro rata in accordance with their respective entitlements to Class A Interest Shortfall Carryforward Amounts, and any Class A Interest Shortfall Carryforward Amounts not paid shall be carried forward to the next Remittance Date.

    J.  ACCELERATED PRINCIPAL
        DISTRIBUTION AMOUNT......  On each Remittance Date, after all payments of amounts as set forth in A through I above, inclusive, the Accelerated Principal Distribution Amount will be paid to the Holders of the Certificates in the same order and priority as payments of the Principal Distribution Amount described in E, F, G and H above. For any Remittance Date the "Accelerated Principal Distribution Amount" equals the lesser of (i) the remaining Available Remittance Amount in the Certificate Account on such Remittance Date and (ii) the Subordinated Deficiency Amount for such Remittance Date.

                                   For any Remittance Date, the "Subordinated
                                   Deficiency Amount" equals the excess, if any, of (i) the Specified Subordinated Amount for such Remittance Date over (ii) the then current Spread Amount, after giving effect to all payments previously made on such Remittance Date.

     K.  CLASS M-1 INTEREST SHORTFALL
         CARRYFORWARD AMOUNTS....  On each Remittance Date, after all payments of amounts as set forth in A through J above, inclusive, the aggregate Class M-1 Interest Shortfall Carryforward Amounts will be paid to the Holders of the Class M-1 Certificates to the extent of the lesser of (i) the remaining Available Remittance Amount in the Certificate Account on such date and (ii) the Available Maximum Subordination Amount (as defined under "Description of the Certificates-Flow of Funds - P. Class B Realized Loss Amount"). If on a particular Remittance Date, the remaining Available Remittance Amount in the Certificate Account is less than the aggregate Class M-1 Interest Shortfall Carryforward Amounts, the portion of the remaining Available Remittance Amount to be distributed in respect of the Class M-1 Certificates will be allocated among the Certificates of such Class pro rata, and any Class M-1 Interest Shortfall Carryforward Amounts not paid shall be carried forward to the next Remittance Date, subject to the Available Maximum Subordination Amount.

     L.  CLASS M-1 REALIZED
         LOSS AMOUNT.............  On each Remittance Date, after all payments of amounts as set forth in A through K above, inclusive, the Class M-1 Realized Loss Amount (as defined under "Description of the Certificates- Credit Enhancement-Application of Monthly Excess Spread") will be paid to the Holders of the Class M- 1 Certificates to the extent of the lesser of (i) the remaining Available Remittance Amount in the Certificate Account on such Remittance Date and (ii) the Available Maximum Subordination Amount. If on a particular Remittance Date, the remaining Available Remittance Amount in the Certificate Account is less than the aggregate Class M-1 Realized Loss Amount, the portion of the remaining Available Remittance Amount to be distributed in respect of the Class M-1 Certificates will be allocated among the Certificates of such Class, pro rata, and any Class M-1 Realized Loss Amount not paid shall be carried forward to the next Remittance Date, subject to the Available Maximum Subordination Amount.

    M.  CLASS M-2 INTEREST SHORTFALL
        CARRYFORWARD AMOUNTS.....  On each Remittance Date, after all payments of amounts as set forth in A through L above, inclusive, the Class M-2 Interest Shortfall Carryforward Amounts will be paid to the Holders of the Class M-2 Certificates to the extent of the lesser of (i) the remaining Available Remittance Amount in the Certificate Account on such Remittance Date and (ii) the Available Maximum Subordination Amount. If on a particular Remittance Date, the remaining Available Remittance Amount in the Certificate Account is less than the aggregate Class M-2 Interest Shortfall Carryforward Amounts, the portion of the Available Remittance Amount to be distributed in respect of the Class M-2 Certificates will be allocated among the Certificates of such Class pro rata, and any Class M-2 Interest Shortfall Carryforward Amounts not paid shall be carried forward to the next Remittance Date, subject to the Available Maximum Subordination Amount.

 N.  CLASS M-2 REALIZED
     LOSS AMOUNT ON EACH.........  Remittance Date, after all payments of amounts as set forth in A through M above, inclusive, the Class M-2 Realized Loss Amount (as defined under "Description of the Certificates- Credit Enhancement-Application of Monthly Excess Spread") will be paid to the Holders of the Class M- 2 Certificates to the extent of the lesser of (i) the remaining Available

                                   Remittance Amount in the Certificate Account on such Remittance Date and (ii) the Available Maximum Subordination Amount. If on a particular Remittance Date, the remaining Available Remittance Amount in the Certificate Account is less than the aggregate Class M-2 Realized Loss Amount, the portion of the remaining Available Remittance Amount to be distributed in respect of the Class M-2 Certificates will be allocated among the Certificates of such Class, pro rata, and any Class M-2 Realized Loss Amount not paid shall be carried forward to the next Remittance Date, subject to the Available Maximum Subordination Amount.

O.  CLASS B INTEREST SHORTFALL
     CARRYFORWARD AMOUNTS........  On each Remittance Date, after all payments of amounts as set forth in A through N above, inclusive, the aggregate Class B Interest Shortfall Carryforward Amounts will be paid to the Holders of the Class B Certificates to the extent of the lesser of (i) the remaining Available Remittance Amount in the Certificate Account on such date and (ii) the Available Maximum Subordination Amount. If on a particular Remittance Date, the remaining Available Remittance Amount in the Certificate Account is less than the aggregate Class B Interest Shortfall Carryforward Amounts, the portion of the Available Remittance Amount to be distributed in respect of the Class B Certificates will be allocated among the Certificates of such Class pro rata, and any Class B Interest Shortfall Carryforward Amounts not paid shall be carried forward to the next Remittance Date, subject to the Available Maximum Subordination Amount.

 P.  CLASS B REALIZED
     LOSS AMOUNT.................On each Remittance Date, after all payments of amounts as set forth in A through O above, inclusive, the Class B Realized Loss Amount (as defined under "Description of the Certificates- Credit Enhancement-Application of Monthly Excess Spread") will be paid to the Holders of the Class B Certificates to the extent of the lesser of (i) the remaining Available Remittance Amount in the Certificate Account on such Remittance Date and (ii) the Available Maximum Subordination Amount. If on a particular Remittance Date, the remaining Available Remittance Amount in the Certificate Account is less than the aggregate Class B Realized Loss Amount, the portion of the remaining Available Remittance Amount to be distributed in respect of the Class B Certificates will be allocated among the Certificates of such Class, pro rata, and any Class B Realized Loss Amount not paid shall be carried forward to the next Remittance Date, subject to the Available Maximum Subordination Amount.

                                   When the Available Maximum Subordination
                                   Amount has been reduced to zero, (i) no
                                   further Class M-1, Class M-2 or Class B
                                   Interest Shortfall Carryforward Amounts or
                                   Class M-1, Class M-2 or Class B Realized Loss Amounts shall be carried forward to succeeding Remittance Dates and, (ii) interest shall cease to accrue on all remaining Class M-1, Class M-2 or Class B Interest Shortfall Carryforward Amounts.

 Credit Enhancement..............  The credit enhancement provided for the benefit of the Certificates consists of (i) the Spread Amount and (ii) the subordination of the Class M and Class B Certificates.

SPREAD AMOUNT AND APPLICATION
  OF REALIZED LOSSES.............  Certain provisions of the Trust are intended to provide for limited acceleration of the Certificates relative to the amortization of the Loans, generally in the early months of the transaction. This limited accelerated amortization is achieved by applying certain excess interest collected on the Loans to the payment of principal on the Certificates. This acceleration feature is intended to create an amount (the "Spread Amount") resulting from, and equal to, the excess of the aggregate principal balances of the Loans, plus amounts on deposit in the Pre-Funding Account, over the aggregate Current Principal Balances of the Certificates.

                                   If a Loan becomes a Liquidated Loan during a Due Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the then outstanding balance of such Loan. The amount of such insufficiency is a "Realized Loss."

                                   To the extent that Realized Losses are
                                   experienced, such Realized Losses will reduce the aggregate outstanding balance of the Loans (i.e., a reduction in the collateral balance will occur). Since the Spread Amount is the excess, if any, of the aggregate principal balances of the Loans plus amounts on deposit in the Pre-Funding Account over the aggregate Current Principal Balances of the Certificates, Realized Losses, to the extent experienced and not covered by application of the Available Remittance Amount, will in the first instance reduce the Spread Amount.

                                   If on any Remittance Date after taking into account all Realized Losses experienced during the prior Due Period and after taking into account the distribution of principal (including the Accelerated Principal Distribution Amount) with respect to the Certificates on such Remittance Date, the aggregate Current Principal Balance of the Certificates exceeds the aggregate balance of the Loans as of the end of the related Due Period (i.e., if the level of overcollateralization is negative), then the Current Principal Balance of the Subordinate Certificates will be reduced (in effect, "written down") such that the level of the Spread Amount is zero, rather than negative. Such a negative level is an "Applied Realized Loss Amount," which will be applied as a reduction in the Current Principal Balance of the related Subordinate Certificates in reverse order of seniority, i.e., first against the Class B Current Principal Balance until it is reduced to zero, then against the Class M-2 Current Principal Balance until it is reduced to zero and then against the Class M-l Current Principal Balance until it is reduced to zero. The Agreement does not permit the "write down" of the Current Principal Balance of any Class A Certificate.

                                   Once the Current Principal Balance of a Class of Subordinate Certificates has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such write down may, on future Remittance Dates, be paid to Holders of the Subordinate Certificates which experienced the write down, in direct order of seniority (i.e., first, the Class M-1 Certificates, second, the Class M-2 Certificates and, third, the Class B Certificates).

     SUBORDINATION OF CLASS M
      AND CLASS B CERTIFICATES...  The rights of the Holders of the Class M
                                   Certificates and the Class B Certificates to receive distributions with respect to the Loans will be subordinated to such rights of the Class A Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Loans. The protection afforded to the Holders of the Class A Certificates by means of the subordination feature will be accomplished by the preferential right of the Holders of the Class A Certificates (i) to receive, prior to any distribution being made on a Remittance Date in respect of principal or interest on the Class M Certificates and the Class B Certificates, the amount of interest due them on each Remittance Date out of the Available Remittance Amount on deposit on such date in the Certificate Account and (ii) to receive, prior to any distribution being made on a Remittance Date in respect of principal on the Class M Certificates and the Class B Certificates, the amount of principal due them on each Remittance Date out of the Available Remittance Amount on deposit on such date in the Certificate Account.

                                   In addition, the rights of the Holders of the Class M-2 Certificates and Class B Certificates to receive distributions with respect to the Loans will be subordinate to such rights of the Holders of the Class M-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Holders of the Class M-1 Certificates of the full amount of their monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Loans. The protection afforded to the Holders of the Class M-1 Certificates by means of the subordination feature will be accomplished by the preferential right of the Holders of the Class M-1 Certificates (i) to receive, prior to any distribution being made on a Remittance Date in respect of principal or interest on the Class M-2 Certificates and the Class B Certificates, the amount of interest due them on each Remittance Date out of the Available Remittance Amount on deposit on such date in the Certificate Account and
                                   (ii) to receive, prior to any distribution being made on a Remittance Date in respect of principal on the Class M-2 Certificates and the Class B Certificates, the amount of principal due them on each Remittance Date out of the Available Remittance Amount on deposit on such date in the Certificate Account.

                                   In addition, the rights of the Holders of the Class B Certificates to receive distributions with respect to the Loans will be subordinate to such rights of the Holders of the Class M-2 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Holders of the Class M-2 Certificates of the full amount of their monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Loans. The protection afforded to the Holders of the Class M-2 Certificates by means of the subordination feature will be accomplished by the preferential right of the Holders of the Class M-2 Certificates (i) to receive, prior to any distribution being made on a Remittance Date in respect of interest or principal on the Class B Certificates, the amount of interest due them on each Remittance Date out of the Available Remittance Amount on deposit on such date in the Certificate Account and (ii) to receive, prior to any distribution being made on a Remittance Date in respect of principal on the Class B Certificates, the amount of principal due them on each Remittance Date out of the Available Remittance Amount on deposit on such date in the Certificate Account.

 Pre-Funding Account.............  On the Closing Date, an aggregate cash amount
                                   (the "Pre-Funded Amount") will be deposited into the Pre- Funding Account in an amount not to exceed $62,500,000. Amounts in the Pre-Funding Account may be used only (i) to acquire Subsequent Loans and (ii) to make accelerated payments of principal on the Certificates. During the period (the "Funding Period") from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre- Funding Account is less than $200,000, (ii) the date on which an Event of Default (as defined in the Agreement) occurs under the Agreement or
                                   (iii) the close of business on September 25, 1997, amounts will, from time to time, be withdrawn from the Pre- Funding Account to purchase Subsequent Loans in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed as a principal prepayment on the next Remittance Date to the Certificateholders then entitled to receive payments of principal. However, any Pre-Funded Amount remaining at the close of business on September 25, 1997 will be distributed as a principal prepayment on September 26, 1997 (the "Special Remittance Date") to such Certificateholders.

 Capitalized Interest Account....  On the Closing Date, the Representative also will make a cash deposit in an account (the
                                   "Capitalized Interest Account") in the name of the Trustee on behalf of the Trust. The amount deposited in the Capitalized Interest Account will be used by the Trustee on the Remittance Dates occurring in July, August and September 1997 to fund the excess, if any, of (i) the amount of interest accrued for each such Remittance Date at the weighted average Pass-Through Rates of the Certificates on the portion of the Certificates having principal balances exceeding the principal balances of the Loans over (ii) the amount of any earnings on funds in the Pre-Funding Account that are available to pay interest on the Certificates on each such Remittance Date. Additionally, if a principal prepayment is made on the Special Remittance Date to any Class of Certificates, such Certificates also will receive on such date, from the Capitalized Interest Account, accrued interest at the applicable Pass-Through Rates on the amount of such principal prepayment. Any amounts remaining in the Capitalized Interest Account on the Special Remittance Date and not used for such purposes are required to be paid directly to the holders of the Class X and Class R Certificates on such Special Remittance Date.

 Remittance and Record Dates.....  Distributions on the Class A, Class M and
                                   Class B Certificates will be made by or on behalf of the Trustee on the 15th day of each month, or if such day is not a business day, on the first business day thereafter, commencing July 15, 1997 (each, a "Remittance Date"), to each person in whose name a Class A, Class M or Class B Certificate is registered on the last day of the preceding calendar month (the "Record Date"), except that the final distribution on each Class of each such Class of Certificates will be made only upon presentation and surrender of such Certificates at the office or agency designated for that purpose. Any Pre-Funded Amount remaining at the close of business on September 25, 1997 (together with interest thereon) will be distributed by or on behalf of the Trustee on the Special Remittance Date to the Classes of Class A, Class M or Class B Certificates of the Trust then entitled to receive payments of principal in the order and percentages as described herein. Such distribution will be made to each person in whose name a Class A, Class M or Class B Certificate of any such Class is registered on August 31, 1997.

 FHA Insurance...................  Subject to the then remaining Reserve
                                   Amount(as defined below) of the Trustee, each FHA Loan will be insured by the FHA in an amount currently equal to 90% of the sum of the following: (i) the unpaid principal and uncollected interest earned to the date of default, calculated on the actuarial method even if the Note relating to such FHA Loan provides for simple interest, reduced by certain amounts received by the Claims Administrator in connection with enforcing a lien on the related Mortgaged Property, if any, prior to the lien, if any, of the related FHA Loan; (ii) the unpaid amount of interest on the unpaid principal from the date of default to the date of the initial submission of the related Claim to the FHA for payment plus 15 calendar days, but not for any period greater than nine months from the date of default, calculated at 7% per annum; and (iii) the amount of certain uncollected court costs, attorney's fees, and expenses for recording the assignment of the related Mortgage, if any, to the United States. See "The Trust-FHA Loans" in the Prospectus and "Risk Factors-Limitations on FHA Insurance" and "Lending Programs-The Home Improvement Lending Program-FHA Loans" herein.

 The Trustee's Reserve Amount....  Each of the FHA Loans will be insured by the
                                   FHA, to the extent described herein, under each Originator's FHA contract of insurance. In connection with the transfer of the FHA Loans from the Originators to the Trustee, the Originators also will file with the FHA all documents necessary to effect the transfer of the FHA insurance reserves applicable to the FHA Loans to the Trustee's FHA contract of insurance.

                                   Based upon information provided by the FHA, The Money Store Inc. believes that upon the transfer referred to above and after the Funding Period, the FHA insurance available to the Trustee will be equal to at least (A) 10% of the principal balance of the FHA Loans as of the Cut-Off Date or Subsequent Cut-Off Date, as the case may be; or (B) thereafter, 10% of the principal balance of all Title I loans originated or purchased and currently reported for FHA insurance by the Trustee, less amounts for insurance claims previously paid to the Trustee by the FHA, including payments in respect of loans other than the FHA Loans, and increased by an amount equal to 10% of the lesser of the original principal balance or the purchase price paid for Title I loans subsequently originated or purchased of record by the Trustee (in the case of clause (A) or (B), the "Reserve Amount"). See "The Trust-FHA Insurance" in the Prospectus and "Risk Factors-Limitations on FHA Insurance" herein.

                                   FHA Claims paid to the Trustee by the FHA with respect to Title I loans other than the FHA Loans may affect the total amount of the Reserve Amount.

                                   Since the adequacy of the Trustee's Reserve
                                   Amount is dependent upon future events,
                                   including the reductions for the payment of claims, no assurance can be given that the Reserve Amount is or will be adequate to cover 90% of all potential losses on the FHA Loans. See "Risk Factors-Limitations on FHA Insurance" herein.

 Obligation of the Claims
   Administrator.................  If any FHA Loan becomes a 90 Day Delinquent
                                   FHA Loan (as defined below), and if
                                   sufficient coverage is available in the
                                   Reserve Amount to make an FHA Payment with respect to such FHA Loan, the Claims Administrator may, in its sole discretion, during any subsequent Due Period, determine to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan. If the Claims Administrator determines to file such a Claim, the Claims Administrator will so notify the Trustee and the Custodian no later than the Determination Date following such determination and shall request delivery of the related loan file (the "Trustee's Loan File"). Upon receipt of such certification and request, the Custodian shall, no later than the related Remittance Date, release to the Claims Administrator the related Trustee's Loan File and the Trustee and the Custodian shall execute and deliver such instruments necessary to enable the Claims Administrator to file a Claim with the FHA on behalf of the Trustee. Within 120 days of its receipt of the related Trustee's Loan File, the Claims Administrator shall, in its sole discretion, either file a Claim with the FHA for an FHA Payment with respect to such 90 Day Delinquent FHA Loan or, if the Claims Administrator determines not to file such a Claim, return to the Trustee the related Trustee's Loan File. With respect to any 90 Day Delinquent FHA Loan transferred to the Claims Administrator as described above, the Claims Administrator shall deposit (or, if the Claims Administrator is not also the Servicer, the Claims Administrator shall instruct the Servicer to deposit) in the applicable Certificate Account within 24 hours of receipt or determination thereof the following amounts (such amounts to be net of certain amounts that would be reimbursable to the Servicer under the Agreement with respect to amounts in the applicable Certificate Account): (i) any FHA Payments; (ii) the amount, if any, by which the FHA Payment was reduced in accordance with FHA regulations due to the Claims Administrator enforcing a lien on the related Mortgaged Property, if any, prior to the lien, if any, of the related 90 Day Delinquent FHA Loan; and (iii) any principal and interest payments received with respect to a 90 Day Delinquent FHA Loan after the Due Period in which the FHA Loan is transferred to the Claims Administrator and before either the related FHA Payment is paid or the related Trustee's Loan File is returned to the Trustee, as the case may be (the amounts referred to in (ii) and (iii) above are referred to herein as "Related Payments"). If an FHA Loan becomes a 90 Day Delinquent FHA Loan when there is insufficient coverage in the Reserve Amount or if the Claims Administrator determines not to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan, the Trustee will not transfer such FHA Loan to the Claims Administrator, no Claim will be made to the FHA and the Servicer may take other action, including the commencement of foreclosure proceedings, on the related Mortgaged Property, if any. The Servicer will continue to make Monthly Advances with respect to interest on 90 Day Delinquent FHA Loans as described under "Monthly Advances" herein. The Certificateholders will not have any direct right to receive the FHA Payments from the FHA. See "Risk Factors-Dependence on Claims Administrator, Representative and Servicer for Making FHA Claims and Paying the FHA Payments" herein. A "90 Day Delinquent Loan" is a Loan with respect to which four consecutive monthly payments have not been received by the Servicer as of the last day of the related Due Period unless, on or prior to the last day of the Due Period in which the fourth Monthly Payment is due, the Servicer has received from the related Obligor an amount at least equal to one unpaid monthly payment. A "90 Day Delinquent FHA Loan" is a 90 Day Delinquent Loan that is also an FHA Loan.

                                   An "FHA Payment" is any amount paid by the FHA pursuant to a Claim with respect to a 90 Day Delinquent FHA Loan.

 FHA Premium Account.............  The Trustee will establish with itself a separate account with respect to the Trust
                                   (the "FHA Premium Account") to reimburse the
                                   Claims Administrator for the payment to the FHA of the annual insurance premium (the "FHA Insurance Premium") on each FHA Loan in the Trust. The FHA Insurance Premium is an annual premium equal to 0.5% of the original principal balance of each FHA Loan. If the related Obligor pays the FHA Insurance Premium in addition to the monthly payment, any payment of the FHA Insurance Premium received during a Due Period will be deposited in the FHA Premium Account on the related Remittance Date by the Trustee from the related Certificate Account. In certain states, the Servicer is prohibited from directly collecting the FHA Insurance Premium from the Obligor. With respect to FHA Loans secured by Mortgaged Properties located in such states, the Servicer will cause to be deposited in the FHA Premium Account with respect to the Trust a specified percentage of each scheduled interest payment. Since an Obligor pays interest on the declining principal balance of the related FHA Loan and the FHA Insurance Premium is based upon the original principal balance of the FHA Loan, the amount of interest allocated to the FHA Premium Account may be more or less than the amount of the related FHA Insurance Premium. The Servicer has agreed to satisfy any resulting shortfall from its own funds.

 The Pool........................  Unless otherwise noted, all statistical percentages in this Prospectus Supplement concerning the Loans are measured by the aggregate principal balances of the Pool of Loans described herein at the close of business on the Cut-Off Date and all dollar amounts are based on the principal balances of such Loan at the close of business on the Cut-Off Date. The Loans that will comprise the Trust as of the Closing Date are referred to herein as the "Initial Loans." The Loans will consist of fixed rate home improvement mortgages (the "Home Improvement Mortgages") and the related promissory notes, retail installment contracts or obligations, or sales agreements (the "Home Improvement Mortgage Notes") secured, except as set forth below, by one- to four-family residences, units in planned unit developments ("PUDs") and units in condominium developments (the "Home Improvement Mortgaged Properties" or "Mortgaged Properties").

                                   As stated above, the Agreement will provide that Subsequent Loans may be purchased by the Trust from the Originators from time to time on or before the close of business on September 25, 1997 from funds on deposit in the Pre-Funding Account. Each Subsequent Loan (including Dealer Loans, as defined herein under "Lending Programs-The Home Improvement Lending Program-Dealer/Contractor
                                   Origination") will be originated and
                                   underwritten, or purchased and
                                   re-underwritten, by one of the Originators, substantially in accordance with the Originators' underwriting criteria described herein under the caption "Lending Programs-The Home Improvement Lending Program-FHA Loans-Title I Underwriting Requirements," in connection with Subsequent Loans that are FHA Loans, and "Lending Programs-The Home Improvement Lending Program-Conventional Home Improvement Loans-Underwriting Criteria," in connection with Subsequent Loans that are Conventional Loans. The purchase price for each Subsequent Loan will be no greater than its unpaid principal balance as of the related Subsequent Cut-Off Date. The Agreement will provide that the Loans, following the conveyance of any Subsequent Loans to the Trust, must, in the aggregate, conform to certain specified characteristics. See "The
                                   Agreement-Representations and Warranties" in the Prospectus. The following is a description of certain characteristics of the pool of Home Improvement Loans expected to be delivered to the Trustee on the Closing Date. The Representative expects that the aggregate pool of Subsequent Loans delivered during the Funding Period also will conform to these characteristics.

                                   Between approximately 15.0% to 25.0% of the Home Improvement Loans will be FHA Loans. The remainder of the Home Improvement Loans will be Conventional Loans. The Loans will have been originated and underwritten, or purchased and re- underwritten, by one of the Originators substantially in accordance with the Originators' underwriting criteria described herein under the caption "Lending Programs-The Home Improvement Lending Program-FHA Loans-Title I Underwriting Requirements," in connection with FHA Loans, and "Lending Programs-The Home Improvement Lending Program-Conventional Home Improvement Loans-Underwriting Criteria," in connection with Conventional Loans.

                                   No more than approximately 40.0%, 10.0%, 10.0% 10.0%, 10.0%, 10.0% and 10.0% of the
                                   Home Improvement Loans will be secured by Home Improvement Mortgaged Properties located in California, Florida, Georgia, Illinois, Nevada, New York and Texas, respectively. No more than approximately 5% of the Home Improvement Loans will be secured by Home Improvement Mortgaged Properties located in any other state. Based on representations made by the mortgagor on a Home Improvement Mortgage Note (the "Mortgagor" or "Obligor"), no less than approximately 99% of the Home Improvement Loans will be secured by one- to four-family residences, no more than approximately 2% of the Home Improvement Loans will be secured by vacation homes, secondary residences, or investment properties, no more than approximately 2% of the Home Improvement Loans will be secured by individual units in low rise condominiums, no more than approximately 2% of the Home Improvement Loans will be secured by two-, three- or four-family houses, no more than approximately 1% of the Home Improvement Loans will be secured by five or more unit residential or mixed-use residential and commercial properties ("Multifamily Mortgaged Properties") and no Home Improvement Loan will be secured by individual units of other types including high rise condominiums and mixed-use buildings. No more than approximately 2% of the Home Improvement Loans will be secured by manufactured homes.

                                   No less than approximately 4.0% of the Home
                                   Improvement Loans will be secured by first mortgage liens on the related Home Improvement Mortgaged Property, no less than approximately 75% of the Home Improvement Loans will be secured by second mortgage liens on the related Home Improvement Mortgaged Property and the remainder of the Home Improvement Loans will be secured by more junior mortgage liens on the related Home Improvement Mortgaged Property.

                                   The FHA Loans are insured by the FHA to the extent described herein. The Conventional Loans are not insured by any governmental entity. The Home Improvement Loans will provide for a schedule of payments which will be, if timely paid, sufficient to amortize fully the principal balance of the Home Improvement Loan on or before its maturity date. The Home Improvement Loans will be "simple interest" loans. However, with respect to FHA Loans secured by Mortgaged Properties located in states where the Servicer collects the FHA Insurance Premium directly from the related Obligor, payments are applied to the FHA Insurance Premium prior to accrued interest. The Home Improvement Loans will bear interest at fixed rates (each, a "Home Improvement Interest Rate").

                                   The Home Improvement Loans will bear interest at fixed Home Improvement Interest Rates which range from approximately 8.00% to approximately 17.00%. The weighted average Home Improvement Interest Rate of the Home Improvement Loans will be no less than approximately 12.50%. The lowest principal balances of any Home Improvement Loan as of the respective Cut-Off Date will be approximately $1,000, and the highest will be approximately $100,000. As of the respective Cut-Off Date, the average principal balance of the Home Improvement Loans will be no more than approximately $25,000. As of the respective Cut-Off Date, the weighted average remaining term to stated maturity of the Home Improvement Loans will be between approximately 218 months to 228 months. The weighted average term to stated maturity of the Home Improvement Loans at origination will be between approximately 220 months to 230 months. Each Home Improvement Loan that is a first lien is covered by a title insurance policy.

Servicing of the Loans...........  The Servicer will serve as master servicer for the Loans in accordance with the
                                   Agreement. The Servicer may act through
                                   subservicers, including the Originators or other affiliates of the Servicer.

 Monthly Advances................  The Servicer is required to remit to the
                                   Trustee no later than the day of each month which is at least three business days prior to the Remittance Date and is in no case earlier than the seventh business day of such month (the "Determination Date") the amount (a "Monthly Advance"), if any, by which (a) the sum of (x) 30 days' interest at the weighted average Adjusted Loan Remittance Rate on the aggregate outstanding Principal Balances of each Class of Certificates immediately prior to the related Remittance Date and (y) the Monthly Excess Spread, if any, for the related Remittance Date relating to the Loans exceeds (b) the amount received by the Servicer in respect of interest on the Loans as of the related Record Date (and with respect to the Remittance Dates in July, August and September 1997, the sum of (i) all funds to be transferred to the Certificate Account from the Capitalized Interest Account for such Remittance Date and (ii) certain investment earnings on amounts in the Pre-Funding Account for the applicable Remittance Date). Such advances by the Servicer are reimbursable in the first instance from late collections of interest including amounts received in connection with the liquidation of defaulted Loans ("Liquidation Proceeds"), amounts paid by any insurer pursuant to any insurance policy covering a Loan, Mortgaged Property or REO Property ("Insurance Proceeds"), FHA Payments and proceeds received by the Servicer in connection with condemnation, eminent domain or a release of lien ("Released Mortgaged Property Proceeds") collected with respect to the related Loan as to which the advances were made, and any other amount that otherwise would be distributed on the Class X and Class R Certificates. The "Adjusted Loan Remittance Rate," for a Class of Certificates will equal the sum of the Pass-Through Rate for such Class and a rate used to determine certain expenses of the Trust. Certain of the Loans may bear interest at a rate below the Adjusted Loan Remittance Rate for the related Class. Any such Loan will be sold to the Trust at a discount so as to create, for each such Loan, a mortgage interest rate that, when applied to the purchase price paid by the Trust for such Loan, will at least equal the related Adjusted Loan Remittance Rate.

Compensating Interest............  Not later than each Determination Date, with respect to each Loan to which the Servicer received a principal payment in full in advance of the final scheduled due date (a "Principal Prepayment") or received a principal payment that is in excess of five times the scheduled monthly payment due, but which was not intended by the Mortgagor or Obligor to satisfy the Loan in full or to cure a delinquency (a "Curtailment") during the related Due Period, the Servicer is required to remit to the Trustee from amounts otherwise payable to the Servicer as servicing compensation (including the Contingency Fee), an amount ("Compensating Interest") equal to any excess of (a) 30 days' interest on the principal balance of each such Loan as of the beginning of the related Due Period, at the weighted average Adjusted Loan Remittance Rate applicable to the Remittance Date on which the Compensating Interest will be distributed over (b) the amount of interest actually received on the related Loan during such Due Period.

 Servicing and Contingency Fees..  The Servicer is entitled to a servicing fee of 0.25% per annum of the principal balance of each Loan (the "Servicing Fee"), and a contingency fee of 0.25% per annum of the principal balance of each Loan (the "Contingency Fee"), each calculated and payable monthly from the interest portion of scheduled monthly payments, Liquidation Proceeds and certain other amounts collected.

 Rating..........................  It is a condition to the issuance of the
                                   Class A Certificates that each Class be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"). It is a condition to the issuance of the Class M-1 Certificates that they be rated at least "AA" by S&P and at least "Aa2" by Moody's. It is a condition to the issuance of the Class M-2 Certificates that they be rated at least "A" by S&P and at least "A2" by Moody's. It is a condition to the issuance of the Class B Certificates that such Class be rated at least "BBB" by S&P and at least "Baa2" by Moody's. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Class of Certificates. See "Rating of the Certificates" herein.

 Optional Termination by the
  Servicer.......................  On any Remittance Date from and after the
                                   Remittance Date on which the aggregate
                                   principal balances of the Loans are less than 10% of the Original Collateral Amount (such date, the "Optional Servicer Termination Date"), the Servicer may, at its option, purchase, on the next succeeding Remittance Date, all of the Loans and any related Mortgaged Property title to which has been acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property") at a price set forth in the Agreement (the "Termination Price") at least equal to the sum of (x) 100% of the Principal Balances of the Loans, including those evidenced by REO Properties, and including the portion of the principal balance of each 90 Day Delinquent FHA Loan for which the Certificateholders have not received payment and for which a Claim was submitted to the FHA, and (y) 30 days' interest thereon at the then applicable weighted average Pass-Through Rates of the Certificates. See "The Agreement" herein and in the Prospectus.

REMIC Election and Tax Status....  For Federal income tax purposes, two separate elections will be made to treat certain
                                   assets of the Trust as real estate mortgage investment conduits ("REMICs"). The Class A, Class M, Class B and Class X Certificates will constitute "regular interests" in a REMIC and each class of Class R Certificates will constitute the sole "residual interest" in the related REMIC. See "Federal Income Tax Considerations" herein and "Federal Income Tax Consequences" in the Prospectus.

ERISA Considerations.............  As described under "ERISA Considerations"
                                   herein, the Class A Certificates may be
                                   purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or by individual retirement accounts or certain types of Keogh plans which are not subject to ERISA but are subject to Section 4975 of the Code ("Plans"), pursuant to certain exemptions from potential prohibited transaction rules of ERISA which would otherwise prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan and related excise tax provisions of Section 4975 of the Code. One such exemption is Prohibited Transaction Exemption 91-14, 56 Fed. Reg. 7,413 (February 22, 1991) (the "Exemption"), which provides an exemption for transactions involving the purchase, holding or transfer of certain asset backed certificates by Plans. See "ERISA Considerations" herein and in the Prospectus. No Class M or Class B Certificates may be purchased for, or on behalf of, any Plan or any entity whose underlying assets include plan assets by reason of such plan or account investing in such entity (including insurance company separate or general accounts and collective investment funds). By its acceptance of a Class M or Class B Certificate, each Holder of a Class M or Class B Certificate will be deemed to have represented and warranted that it is not subject to the foregoing limitations. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment Considerations..  No Class of Certificates will constitute
                                   "mortgage related securities" under the
                                   Secondary Mortgage Market Enhancement Act of
                                   1984 ("SMMEA"). Investors should consult their own legal advisers in determining whether and the extent to which a Class of Certificates constitutes legal investments for such investors. See "Legal Investment Considerations" herein.

Registration of the
  Certificates...................  The Certificates will be represented by global certificates registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). No Certificateholder will be entitled to receive definitive certificates ("Definitive
                                   Certificates") representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein. All references herein to "Certificateholders" or "Holders" will reflect the rights of the beneficial owners of Certificates, as such rights may be exercised through DTC and Participants except as otherwise specified herein. See "Risk Factors-Book- Entry Registration" in the Prospectus and "Book-Entry Certificates" herein.

                                  RISK FACTORS


     Prospective Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors.

TRUST ASSETS ARE THE ONLY SOURCE OF CREDIT ENHANCEMENT.

     The subordination of the Subordinate Certificates to the Class A Certificates, the further subordination within the Subordinate Certificates, and the overcollateralization provisions of the Trust are the sole sources of protection against losses on Loans and other shortfalls in available funds. If losses or other shortfalls exceed the protection afforded by such mechanisms, Holders of the Offered Certificates will bear such losses and shortfalls as described herein. See "Description of the Certificates-Credit Enhancement." The assets of the Trust are the sole source of funds for distributions on the Certificates.

SUBORDINATION--LIMITED PROTECTION AFFORDED TO CLASS A  AND CLASS
M CERTIFICATES.

     The rights of the Holders of the Class M-1 Certificates to receive distributions with respect to the Loans will be subordinate to the rights of the holders of the Class A Certificates to receive such distributions, the rights of Holders of the Class M-2 Certificates to receive distributions with respect to the Loans will be subordinate to the rights of the Holders of the Class A and the Class M-1 Certificates to receive such distributions and the rights of the Holders of the Class B Certificates to receive distributions with respect to the Loans will be subordinate to the rights of the Holders of the Class A, Class M-1 and Class M-2 Certificates to receive such distributions. The subordination of the Subordinate Certificates relative to the Class A Certificates (and of the more junior Classes of Subordinate Certificates to the less junior Classes thereof) is intended to enhance the likelihood of regular receipt by the Holders of the Class A Certificates (and such less junior Classes of Subordinate Certificates) of the full amount of the monthly distributions allocable to them, and to afford such Holders protection against losses.

DEPENDENCE ON CLAIMS ADMINISTRATOR, REPRESENTATIVE, AND SERVICER
FOR MAKING FHA CLAIMS AND PAYING THE  FHA PAYMENTS

     The Trustee, Co-Trustee and the Certificateholders are dependent on the Claims Administrator to (1) assure that the FHA Loans will be insured by the FHA, (2) make Claims on 90 Day Delinquent FHA Loans and (3) remit all FHA Payments received from the FHA to the Trustee in accordance with the terms of the Agreement. See "The Agreement-Obligations of The Claims Administrator" herein.

LIMITATIONS ON FHA INSURANCE

     The FHA Loans are covered by FHA insurance to the extent described herein. The Agreement provides that if an FHA Loan becomes a 90 Day Delinquent FHA Loan and if sufficient coverage is available in the related Reserve Amount, the Claims Administrator may, in its sole option, file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan. If such a Claim is submitted and assuming the Representative, the Originators and the Claims Administrator comply with the provisions described herein, the FHA will pay with respect to such 90 Day Delinquent FHA Loan the amount set forth under "The Home Improvement Lending Program-FHA Loans-Insurance Claims Procedures for Title I Loans" herein regardless of whether, in the case of FHA Loans, the related Mortgaged Property, if any, has available equity over and above all liens on such property.

     The availability of FHA insurance following a default on an FHA Loan is subject to a number of conditions, including strict compliance with FHA regulations in originating and servicing the FHA Loan and limits on the aggregate insurance coverage available with respect to all FHA Title I loans then owned and reported for FHA insurance by the Trustee. Although the Claims Administrator is an FHA-approved lender and believes, and represents and warrants in the Agreement, that it has complied with FHA regulations, such regulations are susceptible to substantial interpretation. The Claims Administrator is not required to obtain, and has not obtained, approval from the FHA of its origination and servicing practices. Failure to comply with FHA regulations may result in a denial of FHA insurance claims, and there can be no assurance that the FHA's enforcement of its regulations will not change in the future. In addition, any Claim paid by the FHA will cover only 90% of the sum of the unpaid principal (determined on the actuarial basis) on the FHA Loan, a portion of the unpaid interest and certain other liquidation costs.

     Prior to the transfer of the FHA Loans to the Co-Trustee, the FHA Loans will be insured by the FHA, to the extent described herein, under the related Originator's FHA contract of insurance. In connection with the transfer of the FHA Loans from the Originators to the Trustee, the Originators also will file with the FHA all documents necessary to effect the transfer of the FHA insurance reserves applicable to the FHA Loans to the Trustee's FHA contract of insurance.

     Based upon information provided by the FHA, The Money Store Inc. believes that upon the transfer referred to above and after the Funding Period, the FHA insurance available to the Trustee will be equal to at least (A) 10% of the principal balance of the FHA Loans as of the Cut-Off Date or Subsequent Cut-Off Date, as the case may be; or (B) thereafter, 10% of the principal balance of all Title I loans originated or purchased and currently reported for FHA insurance by the Trustee, less amounts for insurance claims previously paid to the Trustee by the FHA, including payments in respect of loans other than the FHA Loans, and increased by an amount equal to 10% of the lesser of the original principal balance or the purchase price paid for Title I loans subsequently originated or purchased of record by the Trustee.

     FHA Claims paid to the Trustee by the FHA with respect to Title I loans other than the FHA Loans may affect the total amount of the Reserve Amount.

     Since the adequacy of the Trustee's Reserve Amount is dependent upon future events, including the reductions for the payment of claims, no assurance can be given that the Reserve Amount is or will be adequate to cover 90% of all potential losses on the FHA Loans.

     In connection with the FHA Loans, pursuant to FHA underwriting criteria in effect at the time substantially all the FHA Loans were originated, there was no requirement that the Mortgaged Property have any available equity over and above the total of all liens on such property, including the Title I loan. However, loans originated between November 18, 1991 and August 15, 1994 that exceeded $15,000 were limited to a maximum encumbrance of 100% loan to value of all liens on such property, including the Title I loan, and non-owner occupied property loans originated after November 18, 1991 were limited to a maximum encumbrance of 100% loan to value of all liens on such property, including the Title I loan. See "The Trusts-FHA Loans" in the Prospectus and "Lending Programs-The Home Improvement Lending Program-FHA Loans-The Title I Loan Program-General" herein.

                        HOME IMPROVEMENT LENDING PROGRAMS

     Prospective Certificateholders should consider, in addition to the information described under "The Single Family Loan Lending Program" in the Prospectus, the following with respect to the Home Improvement Loans.

FHA LOANS

     THE TITLE I LOAN PROGRAM-GENERAL

     The National Housing Act of 1934 (the "NHA Act"), in Sections 1 and 2(a) thereof, authorized the creation of the FHA and the Title I credit insurance program (the "Title I Loan Program"). Several types of loans may be made under the Title I Loan Program, including, among others, property improvement loans (the "Title I Property Improvement Loans") which may be made by approved lenders to finance alterations, repair or improvement of existing single family, multifamily and nonresidential structures. See "The Trusts-FHA Loans" in the Prospectus for a general description of the Title I Loan Program.

     REQUIREMENTS FOR TITLE I PROPERTY IMPROVEMENT LOANS

     The following is a description of the requirements for Title I Property Improvement Loans currently in effect.

     A Title I Property Improvement Loan cannot be used to purchase property. The loan proceeds may only be used to finance property improvements which substantially protect or improve the basic livability or utility of the property to be improved. The loan amount may include the cost of the proposed improvements and (i) architectural and engineering services; (ii) building permit costs; (iii) credit report costs; (iv) a fee for an actual inspection of the property by the lender or its agent, not to exceed $75, but only where the total principal obligation is $7,500 or more; (v) title examination costs; (vi) appraisal fees in connection with a loan or combination of loans on the same property with a total principal balance in excess of $15,000; and (vii) commencing July 5, 1995, origination fees charged by the lender.

     One borrower may have multiple loans on multiple properties. In addition, a borrower may obtain more than one loan to improve one property as long as the total balance does not exceed the maximum permitted for the particular type of loan involved.

     The following maximum dollar limits applied to Title I property improvement loans when the FHA Loans were originated:


     TYPE OF PROPERTY                         LOAN LIMIT

Single Family                     $25,000 per property
(non-manufactured home)           $17,500 per property (manufactured home)
Multifamily                       $60,000 per property or an average of $12,000
                                  per unit
Nonresidential                    $25,000 per property
Unsecured                         $7,500 per property

     Title I loans bear fixed rates of interest and are fully amortizing with equal installment payments (except for the first or last payments, which may not exceed 150% of the regular installment payment). Weekly, biweekly, semi- monthly or monthly payments are permitted at the lender's option. Where the borrower has an irregular flow of income, the loan may be repaid in quarterly or semi-annual installments which correspond with the borrower's flow of income. The loan maturity may not be less than six months nor greater than 20 years plus 32 days. The interest rate is established by each lender. For applications taken after June 3, 1996, lenders may not charge any prepayment penalty.

     The lender is entitled to recover the following costs from the borrower:
(i) origination fee; (ii) for applications taken after June 3, 1996, discount points (which may be payable by the borrower or dealer, if applicable); and
(iii) certain other specified fees and charges. These costs set forth in item
(i) with respect to loans for which the credit application was received prior to July 5, 1995, and the costs set forth in items (ii) and (iii) cannot be paid out of the loan proceeds.

     An eligible borrower of a secured Title I loan must have at least a one-half interest in one of the following: (i) fee simple title to the related mortgaged property; (ii) a lease on the mortgaged property which runs at least six months longer than the loan term; or (iii) a recorded land installment contract on the mortgaged property.

     There are two different types of FHA Loans and Conventional Loans: (1) direct loans ("Direct Loans") and (2) dealer or dealer-contractor loans ("Dealer Loans"). On a Direct Loan, the proceeds of the loan are disbursed directly to the borrower, and there is no participation in the loan application process by a dealer-contractor. On a Dealer Loan, the dealer-contractor participates in the financing in some fashion, such as presenting the loan application to the lending institution, receiving the check or money order (although made payable to the borrower) or accompanying the borrower to the institution for the purpose of receiving payment. On Dealer Loans, before it may disburse funds, the lender must have in its possession a properly signed and dated completion certificate, a copy of the dealer-contractor's contract or sales agreement, and a borrower's authorization certificate, if the loan proceeds are to be disbursed to the dealer-contractor.

     TITLE I UNDERWRITING REQUIREMENTS

     Specified loan underwriting requirements must be satisfied prior to loan approval and disbursement of funds. For secured Title I loans the lender must verify that the borrower has at least a one-half interest in the mortgaged property. Additionally, the Originator requires that all owners in fee simple have signed the lien instrument. A copy of the cost estimated on a direct loan or a contract signed by the contractor and borrower must be reviewed with the nature of the work to be done specifically described in the contract. In addition, the loan file must contain the promissory note, lien instrument and other documents required by regulation.

     The borrower's current paying habits and previous credit history must be ascertained by obtaining a consumer credit report and by other credit investigation. Written verification of income and employment is also required. This may include any one of the following: (i) recent payroll stubs (year-to-date plus current); (ii) verification of employment forms; (iii) signed tax returns (self-employed); or (iv) financial statements (self-employed).

     Generally, any Title I loan originated after August 1994 in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple. Prior to August 1994, any Title I loan in excess of $5,000 was required to be secured by such a recorded lien. In order to facilitate the financing of small home improvement projects, the FHA does not require loans of $7,500 or less, in the case of Title I loans originated after August 1994, and $5,000 or less, in the case of Title I loans originated prior to August 1994, to be secured by the property being improved. Notwithstanding the preceding sentence, such loans must be secured by a recorded lien on the improved property, if, including such loan, the total amount of all Title I loans obtained by the borrower exceeds $7,500, or $5,000, as the case may be.

     Effective November 18, 1991, for any secured Title I loan or combination of loans on the same property with a total unpaid principal balance in excess of $15,000, the borrower is required to have equity in the property being improved in an amount at least equal to the loan amount, except for certain loans originated by a governmental institution.

     Effective August 15, 1994, for secured Title I loans the requirement that the borrower have equity in the property was eliminated for owner-occupied properties if the structure being improved has been completed and occupied at least six months prior to the date of the related application. For non owner-occupied properties, or owner occupied properties not meeting this requirement, the borrower is required to have equity in the property being improved in an amount at least equal to the loan amount and all existing liens on such property.

     Effective June 3, 1996, for secured Title I Loans the requirement that the borrower have equity in the property was eliminated for both owner-occupied and non owner-occupied properties.

         INSURANCE CLAIMS PROCEDURES FOR TITLE I LOANS

     The FHA has specific requirements for servicing of loans in default and filing of claims. The FHA requires the lender to make a reasonable effort to contact the borrower and attempt a face-to-face meeting or conduct a telephone interview prior to accelerating the maturity of the note and filing an insurance claim.

     If the lender's efforts to have the loan brought current are unsuccessful, the lender is required to notify credit reporting agencies, file a claim with the FHA for insurance and assign the loan to the United States government, unless the lender chooses to proceed against the mortgaged property under its Title I security instrument. If the lender chooses so to proceed, it may not, without the approval of FHA, also file an insurance claim. However, if the lender holds an obligation secured by the mortgaged property which is senior to the Title I loan, it may both proceed against the mortgaged property under the senior lien instrument and file an insurance claim for the Title I loan. When a lender files an insurance claim with the FHA, the FHA reviews the claim, the submitted loan documents relating to the loan and the lender's servicing practices in order to verify compliance with FHA Title I requirements. Based upon this review, the loan is either accepted or rejected for insurance claims.

     Subject to the then remaining reserve amount, the amount of the insurance claim payment, when made, is equal to 90% of the sum of the following amounts:

     (1) The unpaid amount of the loan obligation (net of unpaid principal and the uncollected interest earned to the date of default calculated according to the actuarial method).

     (2) The unpaid amount of interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, calculated at the rate of 7% per annum. (However, interest will not be paid for any period greater than nine months from the date of default).

     (3) The amount of uncollected court costs including fees paid for issuing, serving and filing a summons.

     (4) The amount of attorneys' fees on an hourly or other basis for time actually expended and billed, not to exceed $500.

     (5) The amount of expenses for recording the assignment of the loan to the United States.

     Because Certificateholders do not hold a contract of insurance, the FHA will not recognize the Certificateholders as owners of the FHA Loans, or any portion thereof, who are entitled to submit Claims to the FHA.
Certificateholders will have no direct right to receive insurance payments from the FHA.

DEALER/CONTRACTOR ORIGINATION

     The Originators originate loans through and purchase contracts from home improvement contractors located in various states throughout the United States. An Originator employs account executives who contact home improvement contractors and explain the merits and features of the Originator's available financing plans. Account executives review contractor needs and discuss the Originator's prevailing home improvement loan rates, terms, credit standards and policies. If a contractor desires to utilize the Originator's financing programs, it must make application to the Originator for contractor approval. The Originator has a contractor approval process pursuant to which the financial condition, business experience, and qualifications of the contractor are reviewed prior to its approval to sell or refer loans to the Originator. An approved contractor's qualifications are reviewed annually in order to determine whether such approval will be continued. The annual re-approval process includes the updating of financial and business reference information. Contractors are also monitored as to default levels, delinquency trends and customer complaint resolution.

     All contractor loans are written on an Originator's approved documents and are either executed by the borrower in the presence (i) of the Originator's employees or designated agents or (ii) of the contractor. All contracts which are purchased are written on forms provided or approved by the Originator. Each loan or contract is individually approved in accordance with the Originator's guidelines. The contractor submits the customer credit application and construction contract to the appropriate Originator office where the customer's credit worthiness is determined. Credit analysis includes a review of the customer's previous credit experience, paying habits, length and likelihood of continued employment, ability to repay the debt, and other factors. The credit analysis also includes the determination of the ratio of a customer's long-term debt payments in relation to their gross monthly income.

     The Originators require that all secured home improvement loans and contracts be secured by a recorded lien on the property to be improved. Liens may be in first, second or more junior position. Certain other criteria for FHA insured loans and contracts are described under the caption "FHA Loans." If an Originator determines that the application meets the Originator's underwriting guidelines (and FHA regulations where applicable) and the credit is approved, the Originator originates the loan or purchases the contract. Unless a customer has specifically requested staged funding of a contract, contracts are not purchased until the customer has verified satisfactory completion of the home improvement project. Where staged funding is used, the Originator requests a completion certificate from the customer within 60 days of funding.

     Property values are generally determined by a drive-by "as-is" appraisal with the cost of the improvement added to the appraisal to reflect the "after improvement" value of the property. Title insurance is required on some FHA Loans where the mortgage is in first position.

CONVENTIONAL LOANS - UNDERWRITING CRITERIA

     Conventional Loans are underwritten in the same manner as the FHA Loans except that the loan proceeds may be used for projects that do not qualify for FHA Loans, the amount of the loan may exceed applicable FHA limits and the loan maturity may be for up to 25 years from origination. However, the maximum amount of an unsecured Conventional Home Improvement Loan is $12,500.

     Conventional Loans and contracts are not insured by the FHA.

     The original principal amount of a Conventional Loan generally may not exceed $40,000 for the Originator's secured no equity program, a program in which no appraisal is required and no loan-to-value ratio is calculated, and generally may not exceed $75,000 for the Originator's other secured contractor programs.


                     THE REPRESENTATIVE AND THE ORIGINATORS

     The Money Store Inc. will act as the Servicer of the Loans. Except for certain representations and warranties relating to the Loans and certain other matters, The Money Store Inc.'s obligations with respect to the Loans are limited to its contractual servicing obligations.

     The Money Store Inc. is a New Jersey corporation and the parent company of the Originators and their affiliates. The Money Store Inc. is headquartered in Sacramento, California and Union, New Jersey.

     The Money Store Inc. is a financial services company engaged, through its subsidiaries (including the Originators), in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store Inc. and its subsidiaries primarily consist of home equity loans, including Home Improvement Loans (collectively, "Home Equity Loans"), loans (the "SBA Loans") guaranteed in part by the United States Small Business Administration (the "SBA") and government guaranteed student loans ("Student Loans"). The Money Store Inc. began providing financing for new and used vehicles (the "Auto Loans") in early 1995.

     Since 1967, The Money Store Inc. and its subsidiaries have been active in the development of the residential home equity lending industry in the United States. Based upon industry sources, the Representative believes that during 1995 The Money Store Inc. and its subsidiaries were among the largest originators, by principal amount, of home equity loans in the United States. In 1979, The Money Store Inc. and its subsidiaries began to originate SBA Loans and, based upon statistics compiled by the SBA, the Representative believes that during each of the last 14 SBA fiscal years it originated a greater principal amount of SBA Loans than any other originator of such loans in the United States. In 1984, The Money Store Inc. and its subsidiaries entered into the government guaranteed student loan origination market.

     For the years ended December 31, 1995 and 1996 and for the three months ended March 31, 1997, The Money Store Inc. and its subsidiaries originated or purchased approximately $3.8 billion, $5.7 billion and $1.6 billion of loans, respectively. Of those loans, approximately 75%, 73% and 70%, respectively, by principal amount were home equity loans, approximately 12%, 11% and 9%, respectively, by principal amount were SBA Loans, approximately 10%, 8%, and 10% respectively, by principal amount were Student Loans and approximately 3%, 8% and 11%, respectively, by principal amount were Auto Loans. The business strategy of The Money Store Inc. has been to identify and pursue niche lending opportunities which management believes have had widespread unsatisfied demand.

     At March 31, 1997, The Money Store Inc. and its subsidiaries operated out of 227 branch locations in 50 states, the District of Columbia and the Commonwealth of Puerto Rico.

     The following table shows the originations and portfolio balances of The Money Store Inc. and its subsidiaries for the periods indicated:



              ORIGINATIONS AND SERVICED LOAN PORTFOLIO BY LOAN TYPE
                             (Dollars in thousands)
                             Year Ended December 31,

                                      1994                                               1995
                                  Originations                                       Originations

                                             NUMBER           SERVICED                      NUMBER             SERVICED
                            AMOUNT             OF               LOAN            AMOUNT        OF                 LOAN
                                              LOANS           PORTFOLIO                     LOANS              PORTFOLIO

Home Equity Loans        $2,013,027          38,644          $3,725,918        $2,885,044      67,828         $5,751,677
% of Total                   72.4%                              63.2%               75.5%                        66.7%
SBA Loans                  $420,416           1,143          $1,605,645          $440,728       1,461         $1,907,050
% of Total                   15.1%                              27.2%               11.5%                        22.1%
Student Loans              $345,965          136,354          $566,906           $369,129     139,946           $845,501
% of Total                   12.5%                              9.6%                 9.7%                        9.8%
Auto Loans                                                                       $128,070      13,141           $117,239
% of Total                                                                         3.3%                          1.4%
                          -----------        --------        -----------       ----------     --------        ----------
         Total            $2,779,408         176,141         $5,898,469        $3,822,971     222,376         $8,621,467
                          ===========        ========        ===========       ==========    ==========       ==========


                                    Year Ended December 31,                          Three Months Ended March 31,
                                            1996                                            1997
                                        Originations                                     Originations

                                              Number           Serviced                                Number           Serviced
                             AMOUNT            OF                Loan               AMOUNT            OF LOANS            Loan
                                              LOANS            PORTFOLIO                                                PORTFOLIO

Home Equity Loans         $4,150,992         104,519          $8,230,776          $1,140,615           29,437          $8,885,941
% of Total                   72.9%                               67.5%               69.7%                                67.3%
SBA Loans                   $635,498           1,769          $2,282,384           $144,439              370           $2,362,484
% of Total                    11.2%                               18.7%               8.8%                                 17.9%
Student Loans               $458,459         168,837          $1,203,739           $175,540            18,264          $1,352,617
% of Total                   8.0%                                 9.9%                10.7%                                10.2%
Auto Loans                  $448,105          45,124            $475,533            $176,225            17,596           $604,101
% of Total                   7.9%                                 3.9%                10.8%            4.6%
                          -----------        --------        -----------         -----------          ---------       ------------
 Total                    $5,693,054         320,249         $12,192,432         $1,636,819           65,667          $13,205,143
                          ===========       =========        ===========         ===========          ==========     =============

     Although the Originators have no maximum dollar amount for Home Equity Loans, the actual maximum amount that the Originators will lend is determined by the applicant's ability to repay the loan, the value of the borrower's equity in the real estate and the ratio of such equity to the home's appraised value. For Home Equity Loans originated in 1994, 1995, 1996 and for the three months ended March 31, 1997, the average loan size was approximately $52,000, $43,000, $40,000 and $39,000, respectively.

     In July 1993, the Originators introduced a revised program of originating home equity loans (the "Equity Advantage Loans") with combined loan-to-value ratios exceeding 80%. Equity Advantage Loans are secured by first or second liens, generally possess lower debt-to-income ratios and bear a higher rate of interest than home equity loans with lower combined loan-to-value ratios.

     The following table illustrates The Money Store Inc.'s delinquency and charge-off experience with respect to Home Equity Loans in its servicing portfolio. The Money Store Inc. does not separately report the delinquency and charge-off experience of its Home Improvement Loans and there can be no assurance, and no representation is made, that the delinquency and charge-off experience with respect to the Home Improvement Loans will be similar to that reflected in the table below.



                 HOME EQUITY LOAN DELINQUENCIES AND CHARGE-OFFS
                             (DOLLARS IN THOUSANDS)

                                                                                                             As of and
                                                                 As and for the Years                         for the
                                                                  Ended December 31,                           Three
                                                                                                           Months Ended
                                                                                                             March 31,
                                                           1994                1995            1996                   1997

30-59 days past due                                        1.77%               1.76%         1.31%                  1.84%
60-89 days past due                                        0.42%               0.68%         0.81%                  0.82%
90+ days past due                                          1.86%              2.42%        3.83%                 3.93%
Loans charged-off, net                                   $19,942             $24,205        $37,039                $12,551
Loans charged-off, net,
as a percentage of                                         0.54%               0.42%         0.45%                  0.57%
   the home equity loan portfolio(1)


(1) The percentage of Home Equity Loan charge-offs is calculated based upon the dollar amount of charge-offs divided by the dollar amount of Home Equity
Loans contained in the Company's serviced loan portfolio.

     While the above delinquency and charge-off experience represents the Servicer's recent experience, there can be no assurance that the future delinquency and charge-off experience on the Loans included in the Trust will be similar. The Servicer can neither quantify the impact of any recent property value declines on the Loans nor predict whether, to what extent or how long such declines may continue. In a period of such decline, the rates of delinquencies, foreclosures and losses on the Loans could be higher than those heretofore experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. See "Description of the Certificates" herein for a discussion of the effect to Certificateholders of delinquencies in payments on the Loans.

LEGAL PROCEEDINGS

     Because the nature of the business of The Money Store Inc. involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, The Money Store Inc. is subject to claims and legal actions in the ordinary course of its business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to such claims and actions, The Money Store Inc. believes that the aggregate amount of such liabilities will not result in monetary damage which would have a material adverse effect on the financial condition of The Money Store Inc.


                                  THE LOAN POOL

GENERAL

     Certain data with respect to the Initial Loans expected to be included in the Trust is set forth below. References in this Prospectus Supplement to the characteristics of the Loans as of the Cut-Off Date are deemed to include the characteristics, as of the date of their origination, of those Loans originated after the Cut-Off Date and up to the Closing Date. A Current Report on Form 8-K containing a detailed description (the "Detailed Description") of the Initial Loans will be available to purchasers of the Certificates upon request and will be filed with the Securities and Exchange Commission within 15 days after issuance of the Certificates. The Detailed Description will specify the principal balance of the Loans as of the Cut-Off Date, the initial principal balance of each Class of the Certificates and will also include the following information regarding the Loans (in each case, presented by (i) principal balance of the Trust as of the Cut-Off Date; (ii) percentage of the Trust by principal balance and (iii) number of Initial Loans for the Trust): geographical distribution of the Mortgaged Properties, interest rates, original principal balances, number of months since origination and months remaining to stated maturity.

     The statistical information presented in this Prospectus Supplement concerning the Loans is based on the preliminary Pool expected to be delivered to the Co-Trustee on the Closing Date. The Representative expects that loans (including the Subsequent Loans) that were not contained in the preliminary Pool will be added to the final Pool. While the statistical distribution of the characteristics for the final Pool of Loans will vary somewhat from the statistical distribution of such characteristics for the preliminary Pool of Loans presented in this Prospectus Supplement, the Representative does not believe that the characteristics of the final Pool will differ materially.

     The Agreement will provide that Subsequent Loans may be purchased by the Trust from the Originators from time to time on or before the close of business on September 25, 1997 from funds on deposit in the Pre-Funding Account. Each of the Subsequent Loans will have been originated and identified prior to the Closing Date. Any Subsequent Loan so acquired will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the Originator's underwriting criteria described herein under the caption "Lending Programs-The Home Improvement Lending Program-FHA Loans-Title I Underwriting Require ments," in the case of FHA Loans, or "Lending Programs-The Home Improvement Lending Program-Conventional Home Improvement Loans-Underwriting Criteria," in the case of Conventional Loans. The purchase price for each Subsequent Loan will be no greater than its unpaid principal balance as of the related Subsequent Cut-Off Date. The Agreement will provide that the Pool, following the conveyance of any Subsequent Loans to the Pool, must, in the aggregate, conform to certain specified characteristics. See "The Agreement-Representations and Warranties" in the Prospectus.

HOME IMPROVEMENT LOANS

     The Home Improvement Loans consist of fixed-rate, residential home improvement mortgages, deeds of trust or other security instruments (the "Home Improvement Mortgages" or "Mortgages"), and the related promissory notes, retail installment contracts or obligations, or sales agreements (the "Home Improvement Mortgage Notes" or "Notes") secured, except as set forth below, by one- to four-family residences, units in planned unit developments and units in condominium developments (the "Home Improvement Mortgaged Properties" or "Mortgaged Properties"). The following is a description of certain characteristics of the pool of Home Improvement Loans expected to be delivered to the Trustee on the Closing Date. The Representative expects that the aggregate pool of Subsequent Loans delivered during the Funding Period also will conform to these characteristics.

     Between approximately 15.0% to 25.0% of the Home Improvement Loans will be FHA Loans. The remainder of the Home Improvement Loans will be Conventional Loans. The Initial Loans will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the Originators' underwriting criteria described herein under the caption "Lending Programs-The Home Improvement Lending Program-Title I Underwriting Requirements," in the case of FHA Loans, or "Lending Programs-The Home Improvement Lending Programs-Conventional Home Improvement Loans-Underwriting Criteria," in the case of Conventional Loans. Certain of the Conventional Loans may contain provisions requiring the related Mortgagor to pay a penalty in connection with certain prepayments. Unless otherwise noted, all percentages in this general discussion are measured by the expected principal balance of the Initial Loans described herein on the Cut-Off Date and the statistics are given as of the Cut-Off Date.

     No less than approximately 4.0% of the Loans will be secured by first mortgage liens, no less than approximately 75% of the Loans will be secured by second mortgage liens and the remainder of the Loans will be secured by more junior mortgage liens. Based on representations made by the Obligors, no less than approximately 99% of the Loans will be secured by one-to four-family residences, no more than approximately 2% of the Loans are secured by vacation homes, secondary residences, or investment properties, no more than approximately 2% of the Loans will be secured by individual units in low-rise condominiums, no more than approximately 2% of the Loans will be secured by two-, three- or four-family houses, no more than approximately 1% of the Loans will be secured by Multifamily Mortgaged Properties and no Loan will be secured by individual units of other types including high-rise condominiums and mixed-use buildings. No more than approximately 2% of the Loans will be secured by manufactured homes.

     No more than approximately 40.0%, 10.0%, 10.0%, 10.0%, 10.0%, 10.0%, and
10.0% of the Loans are secured by Mortgaged Properties located in California, Florida, Georgia, Illinois, Nevada, New York and Texas, respectively. No more than approximately 5% of the Loans will be secured by Mortgaged Properties located in any other state.

     The FHA Loans are insured by the FHA to the extent described herein. The Conventional Loans are not insured or guaranteed by any governmental entity.

     The Loans will bear interest at fixed rates which range from approximately 8.00% to 17.00% per annum. The weighted average Home Improvement Interest Rate on the Loans will be no less than approximately 12.50% per annum. The lowest principal balance of any Loan as of the respective Cut-Off Date will be approximately $1,000 and the highest will be approximately $100,000. As of the respective Cut-Off Date the average principal balance of the Loans will be no more than approximately $25,000. As of the respective Cut-Off Date, the weighted average remaining terms to stated maturity of the Loans will be between approximately 218 months and 228 months. The weighted average term to stated maturity of the Loans at origination will be between approximately 220 months to 230 months. None of the Loans will be Loans which provide for a stated maturity of less than the period of time of the corresponding amortization schedule ("Balloon Loans").

PAYMENTS ON THE LOANS

     The Loans will generally provide for a schedule of payments which will be, if timely paid, sufficient to amortize fully the principal balance of the related Initial Loan on or before its maturity date. Interest with respect to the Initial Loans will accrue on either an actuarial interest method or a simple interest method.

     The actuarial interest method provides that interest is charged and payments are due as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments on such Loans received either earlier or later (other than delinquent) than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

     The simple interest method provides for the amortization of the amount of each loan over a series of equal monthly payments. However, unlike the monthly payment under the actuarial interest method, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance at the stated interest rate and based upon the period elapsed since the preceding payment of principal was made, using the method permitted by applicable law. As payments are received under the loan, the amount received is applied first to interest accrued to the date of payment and the balance, if any, is applied to reduce the unpaid principal balance; provided, however, that with respect to FHA Loans secured by Mortgaged Properties located in states where the Servicer collects the FHA Insurance Premium directly from the related Mortgagor, payments are applied first to the FHA Insurance Premium. Accordingly, if a borrower pays a fixed monthly installment on such a loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment on the loan after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would be had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly reduced. In addition, a late charge may be imposed with respect to the past due amount.

     The amount of interest payable to the Holders of Certificates on each Remittance Date will not be affected by interest accruing on the Loans based on the simple interest method. On each Remittance Date, the Holders of Certificates are entitled to receive 30 days' interest at the applicable Pass-Through Rate on the outstanding principal balances of the applicable Class of Certificates. The Servicer is required to remit to the Trustee the excess, if any, of the amount of interest the Holders of Certificates are entitled to receive on each Remittance Date over the interest collected on the Loans during the related Due Period and available to pay interest on the Certificates. See "The Agreement-Monthly Advances and Compensating Interest" herein.

     Similarly, the compensation payable to the Servicer will not be affected by interest accruing on the Loans based on the simple interest method. The Servicer is entitled to receive a fee based on the principal balance of the Loans, not upon the portion of a monthly payment allocable to interest. See "The Agreement-Servicing and Other Compensation and Payment of Expenses" herein.

     With respect to simple interest Loans, if a payment is received on such a Loan before its due date, more of such payment will be used on the related Remittance Date to pay principal on the Certificates than if such payment was received on such due date. Conversely, if a payment is received on such a Loan after its scheduled due date, less of such payment will be used on the related Remittance Date to pay principal on the Certificates than if such payment was received on its due date. This will not affect the total amount of principal to be received by the Holders of Certificates over the life of the transaction, but it may affect the weighted average lives of the Certificates.


                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     The effective yield on the Certificates will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate because, while interest will accrue on such Certificates from the first day of each month, the distribution of such interest will not be made until the 15th day (or if such 15th day is not a business day, the next succeeding business day) of the month following the month of accrual.

     In general, because the Loans will bear fixed interest rates, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment of such Loans is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Similarly, when the level of interest rates for similar loans significantly rises, the rate of prepayment of such Loans may decrease. No prediction can be made as to the prepayment rate that the Loans will actually experience.

     Generally, junior priority mortgage loans have smaller average principal balances than first priority mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, the Loans that are secured by junior liens may experience a higher rate of prepayment than traditional first priority mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for Federal income tax purposes may result in a higher rate of prepayment of such junior Loans. The obligation of the Servicer to enforce the "due-on-sale" provisions of the Loans may also increase prepayments. The prepayment experience of the Pool may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility. The Company is unaware of any reliable studies that would project the prepayment risks associated with the Loans based upon current interest rates and economic conditions and the historical prepayment experience of the Company's portfolio of Home Improvement Loans.

     Unscheduled payments, delinquencies, repurchases of defective Loans, defaults on the Loans and distributions from the Pre-Funding Account will affect the amount of funds available to make distributions on each Remittance Date. In addition, the Servicer may, at its option, on any Remittance Date on and after the Optional Servicer Termination Date, purchase from the Trust all of the Loans in the Trust and any related REO Properties at the Termination Prices.

     If prepayments of principal are received on the Loans at a rate greater than that assumed by an investor (including distributions from the Pre-Funding Account and receipt of Accelerated Principal Distribution Amounts), the yield will be increased on Certificates purchased by such investor at a price less than par (i.e., the principal balance of a Certificate at the time of its purchase). Similarly, if prepayments of principal are received on the Loans at a rate greater than that assumed by an investor, the yield will be decreased on Certificates purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable Class of Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Certificates will also be affected by the amount and timing of delinquencies and defaults on the Loans and the liquidations of defaulted Loans. Delinquencies and defaults will generally slow the rate of payment of principal to the Certificateholders since the Servicer is not obligated to advance for delinquent payments of principal. However, this effect will be offset to the extent that lump sum recoveries on defaulted Loans and foreclosed Mortgaged Properties result in principal payments on the Loans faster than otherwise scheduled. Additionally, the Holders of the Certificates will be entitled to any FHA Payments received by the Claims Administrator.

     As described herein, certain Classes of Certificates will be entitled to receive payments of principal prior to other Classes of Certificates. As a result, the Classes of Certificates receiving payments of principal first will immediately be affected by the prepayment rate on the Loans in the Trust. However, the timing of commencement of principal distributions and the weighted average lives of each Class of Certificates will be affected by the prepayment rate experienced both before and after the commencement of principal distributions on any such Class.

     If during the Funding Period the entire original Pre-Funded Amount has not been used to purchase Subsequent Loans, on the Special Remittance Date, certain Classes of Certificates will be prepaid in part from and to the extent of such remaining amounts. Although no assurances can be given, it is anticipated by the Representative that the principal amount of Subsequent Loans sold to the Trust will require the application of substantially all the amounts on deposit in the Pre-Funding Account, and that there should be no material principal prepaid on the Certificates from such amounts.

     The Loans are either (i) "simple interest" or "date-of-payment loans" or
(ii) "actuarial method" loans. If a payment is received on a Loan which is a "simple interest" loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on the scheduled due date, resulting in such Loan having a longer weighted average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on a Loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such Loan having a shorter weighted average life than would have been the case had the payment been made as scheduled.

     In the event that less than 30 days' interest is collected on a Loan during a Due Period, whether due to prepayment in full or a Curtailment, the Servicer is obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee and Contingency Fee for the related Remittance Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Servicer is obligated to pay, and are not otherwise covered by Monthly Excess Spread, the yield on the Certificates of the Trust will be adversely affected. Any shortfall in collections of interest resulting from the early receipt of a scheduled payment will not be covered by Compensating Interest, but will be covered by Monthly Advances.

     The projected last Remittance Dates for each Class of Certificates is as follows:

                                                PROJECTED LAST
                     CLASS                      REMITTANCE DATE

                      A-1                       July 15, 2008
                      A-2                       October 15, 2013
                      A-3                       March 15, 2016
                      M-1                       February 15, 2020
                      M-2                       August 15, 2028
                      B                         August 15, 2028

     The projected last Remittance Date for the Class B Certificates is the Remittance Date following the latest date upon which a Loan in the Trust matures, including Subsequent Loans, plus 12 months. The projected last Remittance Date for each other Class of Certificates is the date on which the principal balance of the respective Class would be reduced to zero, assuming that no prepayments are received on the Loans, that payment of principal of and interest on each of the Loans is timely received and each Class of Certificates receives payments of principal as described herein. The weighted average lives of the Certificates are likely to be shorter than would be the case if payments actually made on the Loans conformed to the foregoing assumptions, and the final Remittance Dates with respect to each Class of Certificates could occur significantly earlier than the last projected Remittance Dates because the Servicer may purchase all of the Loans under the limited circumstances described herein. In addition, prepayments are likely to occur on the Loans, which also would shorten the weighted average life of the Certificates.

     "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Certificates will be influenced by the priorities established in the Agreement, and by the rate at which principal payments on the Loans in the Trust are paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Principal Prepayments, Curtailments, FHA Payments and liquidations due to default). Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model.

     The following tables have been prepared assuming that the Trust is comprised of loan groups having the following characteristics:

      ASSUMED             INITIAL          ORIGINAL            REMAINING         AMORTIZATION         ASSUMED
      CUT-OFF DATE        MORTGAGE         TERM OF             TERM TO           METHOD               DELIVERY
      PRINCIPAL           INTEREST         AMORTIZATION        MATURITY                               of
      BALANCE             RATE             (IN MONTHS)         (IN MONTH)                             LOANS

$ 3,806,150.89            12.751%              57                 55             Level                Closing
$27,685,180.64            12.870%              114                112            Level                Closing
$53,717,617.82            12.466%              179                177            Level                Closing
$81,632,335.10            13.041%              240                238            Level                Closing
$83,158,715.55            12.163%              300                299            Level                Closing


     The following tables also have been prepared assuming (i) all distributions with respect to the Certificates will be made at the scheduled times as described below under "Description of the Certificates," (ii) distributions on the Certificates are received in cash on the 15th day of each month, commencing July 1997, (iii) prepayments represent payment in full of individual Loans and are received on the last day of each month (commencing in June 1997) and include 30 days' interest thereon at the applicable Home Improvement Interest Rate, (iv) the Servicing Fee and Contingency Fee for each Loan will be 0.25% and 0.25% per annum, respectively, of the principal balance thereof, (v) no delinquencies or defaults in payments by Obligors of principal and interest on the Loans are experienced, (vi) no right of optional termination is exercised except as noted below, and (vii) the Certificates are purchased on June 30, 1997.

     For each Class of Certificates, the scenarios presented below assume that the Representative exercises its option to establish the Pre-Funding Account and that the Pre-Funded Amount equals its maximum permitted amount. The scenarios also assume that the entire Pre-Funded Amount is used to purchase Subsequent Loans by July 31, 1997.

     The model used in this Prospectus Supplement is a prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The tables relating to the Certificates are priced at various Home Equity Prepayment ("HEP") assumptions. HEP assumes that a pool of loans prepays in the first month at a constant prepayment rate ("CPR") that corresponds in CPR to one-tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. The "100% Prepayment Assumption" assumes a CPR of 1.7% per annum of the then outstanding principal balance of the Loans in the first month in the life of such Loans and an additional 1.7% per annum in each month thereafter until the tenth month. Beginning in the tenth month and in each month thereafter during the life of the Loans, 100% Prepayment Assumption assumes a CPR of 17% per annum each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the Loans having the characteristics described below. Correspondingly, 100% Prepayment Assumption assumes a prepayment rate equal to 100% of the related Prepayment Assumption, 125% Prepayment Assumption assumes 125% of each of the rates described above; and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of the Pool, including the related Loans.

     Neither the Prepayment Assumption nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Loans included in the Trust. Variations in the actual prepayment experience and the balance of the Loans that prepay may increase or decrease each weighted average life shown in the following tables. Such variations may occur even if the average prepayment experience of all such Loans equals any of the specified percentages of the Prepayment Assumption.


                             CLASS A-1 CERTIFICATES
PERCENTAGE                               WEIGHTED
OF PREPAYMENT                            AVERAGE                                  EXPECTED
ASSUMPTION                               LIFE (YEARS)                             MATURITY

0%                                       4.48                                     09/15/06
75%                                      1.19                                     01/15/00
100% (1)                                 0.99                                     07/15/99
125%                                     0.86                                     03/15/99
150%                                     0.77                                     12/15/98

                             CLASS A-2 CERTIFICATES

PERCENTAGE                               WEIGHTED
OF PREPAYMENT                            AVERAGE                                  EXPECTED
ASSUMPTION                               LIFE (YEARS)                             MATURITY

0%                                        12.09                                    02/15/12
75%                                        3.79                                   11/15/02
100% (1)                                   2.99                                   09/15/01
125%                                       2.46                                   12/15/00
150%                                       2.08                                   05/15/00

                             CLASS A-3 CERTIFICATES

PERCENTAGE                               WEIGHTED
OF PREPAYMENT                            AVERAGE                                  EXPECTED
ASSUMPTION                               LIFE (YEARS)                             MATURITY

0%                                       16.37                                   6/15/15
75%                                       6.49                                   3/15/05
100% (1)                                  5.13                                   8/15/03
125%                                      4.20                                   7/15/02
150%                                      3.46                                   8/15/01

                             CLASS M-1 CERTIFICATES

PERCENTAGE                  WEIGHTED
OF PREPAYMENT               AVERAGE                         EXPECTED
ASSUMPTION                  LIFE (YEARS)                    MATURITY
-------------               ------------                    --------
0%                           19.64                          08/15/19
75%                           9.82                          02/15/10
100% (1)                      7.90                          10/15/07
125%                          6.53                          01/15/06
150%                          5.43                          09/15/04

                             CLASS M-2 CERTIFICATES

PERCENTAGE                  WEIGHTED                                                  EARLIEST
OF PREPAYMENT               AVERAGE                         Expected                  RETIREMENT
ASSUMPTION                  LIFE (YEARS)                    MATURITY                  DATE (2)
-
0%                          23.58                           04/15/22                  08/15/19
75%                         15.92                           09/15/19                  03/15/10
100% (1)                    13.45                           01/15/17                  10/15/07
125%                        11.37                           12/15/14                  01/15/06
150%                          9.66                          09/15/12                  10/15/04


                                            CLASS B CERTIFICATES

PERCENTAGE                  WEIGHTED                                                  EARLIEST
OF PREPAYMENT               AVERAGE                         Expected                  RETIREMENT
ASSUMPTION                  LIFE (YEARS)                    MATURITY                  DATE (2)

0%                           18.66                          04/15/22                  08/15/19
75%                           9.36                          09/15/19                  03/15/10
100% (1)                      7.66                          01/15/17                  10/15/07
125%                          6.42                          12/15/14                  01/15/06
150%                          5.88                          09/15/12                  10/15/04


(1)      Pricing Assumption.

(2) Assuming early termination of the Trust when the aggregate principal balance of the Loans declines to a level equal to 10% of the sum of (i) the Original Pool Principal Balance and (ii) the original Pre-Funded
         Amount.


                         DESCRIPTION OF THE CERTIFICATES

     The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates."

     The Certificates will be issued pursuant to the Agreement, a copy of which will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summaries describe material provisions of the Certificates and the Agreement, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Terms used herein and not otherwise defined will have the meanings set forth in the Agreement. See "The Agreement" herein.

GENERAL

     The Offered Certificates generally will represent the right to receive payments distributable on or with respect to the Loans. The Trust also will issue the Class X and the Class R Certificates. Only the Class A, Class B and Class M Certificates are offered hereby.

     The Certificates will not represent obligations of the Representative, the Originators of any of their respective affiliates. The Offered Certificates will be issued in book-entry form in minimum denominations of $1,000 original principal amount and integral multiples of $1,000 in excess thereof.

     Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a certificate registrar appointed by the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The assets of the Trust will consist of (a) the Loans that from time to time are subject to the Agreement; (b) amounts that from time to time are required by the Agreement to be deposited in the Certificate Accounts, the Principal and Interest Account, the Expense Account, the Pre-Funding Account and the Capitalized Interest Account, or to be invested in Permitted Investments;
(c) all rights under any insurance policy covering a Loan or the related Mortgaged Property; and (d) property and any proceeds thereof acquired by foreclosure of a Loan, deed in lieu of foreclosure or a comparable conversion.

DISTRIBUTIONS ON THE CERTIFICATES

     On the 15th day of each month or, if such 15th day is not a Business Day, the first Business Day immediately following, commencing in July 1997 (each such day being a "Remittance Date," provided, however, that in no event shall the Remittance Date occur less than three business days following the Determination
Date) until the Current Principal Balance of each Class of Certificates has been reduced to zero, the Trustee or the Paying Agent will be required to distribute to the persons in whose name a Certificate is registered at the close of business on the last day of the month immediately preceding the month of the related Remittance Date (the "Record Date"), such Holder's Percentage Interest multiplied by that portion of the Distribution Amount allocable to the respective Class of Certificates for such Remittance Date. Any Pre-Funded Amount remaining at the close of business on September 25, 1997 will be distributed by or on behalf of the Trustee on the Special Remittance Date (together with accrued interest) at the applicable Pass-Through Rates on the amount of such prepayment) to the Classes of Certificates then entitled to receive payments of principal as described herein under "The Distribution Amounts." Such distribution will be made to each person in whose name a Certificate of any such Class is registered on August 31, 1997. For so long as the Certificates are in book-entry form with DTC, the only "Holder" of the Certificates will be Cede. See "Book-Entry Certificates."

     The "Current Principal Balance" of any Class of Certificates as of any Remittance Date is the Original Principal Balance of such Class less (i) all amounts previously distributed to holders of such Class on account of principal and (ii) all Applied Realized Loss Amounts previously allocated to such Class. The "Original Principal Balance" of any Class of Certificates is the principal balance thereof set forth on the cover page of this Prospectus Supplement.

     A Certificateholder's "Percentage Interest" is that fraction, expressed as a percentage, the numerator of which is the original denomination of such Certificateholder's Certificate and the denominator of which is the Original Principal Balance of the applicable Class of Certificate.

     A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of New York or New Jersey are authorized or obligated by law or executive order to be closed.

FLOW OF FUNDS

     The "Available Remittance Amount" is defined in the Agreement to include, with respect to any Remittance Date, without duplication:

     (i) the sum of all amounts received by the Servicer or any Subservicer on the Loans (including amounts paid by the Servicer and the Representative and excluding (a) amounts paid as reimbursement to the Servicer of advances, (b) amounts retained by the Servicer with respect to the Servicing Fee and the Contingency Fee, (c) amounts deposited into the Servicing Accounts and (d) amounts recovered as voidable preferences), during the immediately preceding calendar month (the "Due Period"), plus

     (ii) the amount of any Monthly Advances and Compensating Interest payments with respect to the Loans remitted by the Servicer for such Remittance Date, plus

     (iii) amounts to be transferred to the Certificate Account from the Pre-Funding Account and the Capitalized Interest Account.

     On each Remittance Date, the Trustee will withdraw the Available Remittance Amount from the Certificate Account and make the following payments in the following order of priority:

     (i) to pay the monthly Trustee's fee;

     (ii) to pay the Class A Current Interest Amount to the Holders of the Class A Certificates, without priority among the Classes of Class A Certificates, as described under "--A. Class A Interest;"

     (iii) to pay the Class M-1, Class M-2 and Class B Current Interest Amounts to the Holders of the Class M-1, Class M-2 and Class B Certificates, respectively, in that order of priority, as described under "--B. Class M-1 Interest," "--C. Class M-2 Interest" and "--D. Class B Interest;"

     (iv) to pay the Class A, Class M-1, Class M-2 and Class B Principal Distribution Amounts to Holders of the Class A, Class M-1, Class M-2 and Class B Certificates, respectively, generally in that order of priority, as described under "--E. Class A Principal Distribution Amount," "--F. Class M-1 Principal Distribution Amount," "--G. Class M- 2 Principal Distribution Amount" and "--H. Class B Principal Distribution Amount;"

     (v) to pay the Class A Interest Shortfall Carryforward Amounts to the Holders of the Class A Certificates, without priority among the Holders of the Class A Certificates, as described under "--I. Class A Interest Shortfall Carryforward Amounts;"

     (vi) to pay the Accelerated Principal Distribution Amount to the Holders of the Class A, Class M-1, Class M-2 and Class B Certificates, generally in that order of priority, as described under "--J. Accelerated Principal Distribution Amount;"

     (vii) to pay the Class M-1 Interest Shortfall Carryforward Amounts to the Holders of the Class M-1 Certificates, as described under "--K. Class M-1 Interest Shortfall Carryforward Amounts;"

     (viii) to pay the Class M-1 Realized Loss Amount to the Holders of the Class M-1 Certificates, as described under "--L. Class M-1 Realized Loss Amount;"

     (ix) to pay the Class M-2 Interest Shortfall Carryforward Amounts to the Holders of the Class M-2 Certificates, as described under "--M. Class M-2 Interest Shortfall Carryforward Amounts;"

     (x) to pay the Class M-2 Realized Loss Amount to the Holders of the Class M-2 Certificates, as described under "--N. Class M-2 Realized Loss Amount;"

     (xi) to pay the Class B Interest Shortfall Carryforward Amounts to the Holders of the Class B Certificates, as described under "--O. Class B Interest Shortfall Carryforward Amounts;"

     (xii) to pay the Class B Realized Loss Amount to the Holders of the Class B Certificates as described under "--P. Class B Realized Loss Amount;"

     (xiii) to reimburse the Servicer for any unreimbursed Advances; and

     (xiv) to pay all amounts then remaining in the Certificate Account to the Class X and Class R Certificateholders.

     A. CLASS A INTEREST

     One calendar month's interest (computed on the basis of a 360-day year of twelve 30-day months) will be paid concurrently to the Holders of each Class of Class A Certificates on each Remittance Date, to the extent of the Available Remittance Amount in the Certificate Account on such date, at the related Pass-Through Rate on the Current Principal Balance of each Class of Class A Certificates.

     The "Class A Current Principal Balance" as of any Remittance Date is the sum of the Class A-1 Current Principal Balance, the Class A-2 Current Principal Balance and the Class A-3 Current Principal Balance. With respect to any Remittance Date, the sum of the amounts determined by multiplying the components of the Class A Current Principal Balance by one-twelfth of the respective Class A Pass-Through Rates is hereinafter referred to as the "Class A Interest Distribution Amount."

     If on a particular Remittance Date, the Available Remittance Amount in the Certificate Account is less than the Class A Interest Distribution Amount, the amount of interest to be distributed in respect of the Class A Certificates will be allocated among each Class thereof (and within a Class among the Certificates of such Class) pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall for each Class of Class A Certificates, together with interest thereon at the applicable Pass Through Rates to the extent permitted by law (the "Class A-1 Interest Shortfall Carryforward Amount," the "Class A-2 Interest Shortfall Carryforward Amount" and the "Class A-3 Interest Shortfall Carryforward Amount," respectively, and, collectively, the "Class A Interest Shortfall Carryforward Amounts"), will be carried forward and distributed as described, and subject to the limitations set forth, under "-I. Class A Interest Shortfall Carryforward Amounts" below.

     Notwithstanding the foregoing, if a principal prepayment is made to a Class of Class A Certificates on the Special Remittance Date, each such Class also will receive on such date accrued interest at the applicable Pass-Through Rate on the amount of such prepayment. Further, the Class A Interest Distribution Amount for the October 1997 Remittance Date will be based on the Class A Current Principal Balance on September 26, 1997, after giving effect to such principal prepayment.

     B. CLASS M-1 INTEREST

     One calendar month's interest (computed on the basis of a 360-day year of twelve 30-day months) will be paid to the Holders of the Class M-1 Certificate on each Remittance Date, to the extent of the Available Remittance Amount, if any, remaining in the Certificate Account on such date (after distribution of interest to the Holders of the Class A Certificates), at the Class M-1 Pass-Through Rate on the Current Principal Balance of the Class M-1 Certificates. With respect to any Remittance Date, the amount determined by multiplying the Class M-1 Current Principal Balance by one-twelfth of the Class M-1 Pass-Through Rate is hereinafter referred to as the "Class M-1 Interest Distribution Amount."

     If on a particular Remittance Date, the Available Remittance Amount remaining in the Certificate Account on such date (after distribution of interest to the Holders of the Class A Certificates) is less than the Class M-1 Interest Distribution Amount, the amount of interest to be distributed in respect of the Class M-1 Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and any remaining deficiency, together with interest thereon at the applicable Pass-Through Rate to the extent permitted by law (the "Class M-1 Interest Shortfall Carryforward Amount"), will be carried forward and distributed as described, and subject to the limitations set forth, under "--K. Class M-1 Interest Shortfall Carryforward Amounts" below.

     C. CLASS M-2 INTEREST

     One calendar month's interest (computed on the basis of a 360-day year of twelve 30-day months) will be paid to the Holders of the Class M-2 Certificate on each Remittance Date, to the extent of the Available Remittance Amount, if any, remaining in the Certificate Account on such date (after distribution of interest to the Holders of the Class A and Class M-1 Certificates), at the Class M-2 Pass-Through Rate on the Current Principal Balance of the Class M-2 Certificates. With respect to any Remittance Date, the amount determined by multiplying the Class M-2 Current Principal Balance by one-twelfth of the Class M-2 Pass-Through Rate is hereinafter referred to as the "Class M-2 Interest Distribution Amount" (and, together with the Class M-1 Interest Distribution Amount, the "Class M Interest Distribution Amount").

     If on a particular Remittance Date, the Available Remittance Amount remaining in the Certificate Account on such date (after distribution of interest to the Holders of the Class A and Class M-1 Certificates) is less than the Class M-2 Interest Distribution Amount, the amount of interest to be distributed in respect of the Class M-2 Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and any remaining deficiency, together with interest thereon at the applicable Pass-Through Rate to the extent permitted by law (the "Class M-2 Interest Shortfall Carryforward Amount" and, together with the Class M-1 Interest Shortfall Carryforward Amount, the "Class M Interest Shortfall Carryforward Amounts"), will be carried forward and distributed as described, and subject to the limitations set forth, under "--M. Class M-2 Interest Shortfall Carryforward Amounts" below.

     D. CLASS B INTEREST

     One calendar month's interest (computed on the basis of a 360-day year of twelve 30-day months) will be paid to the Holders of the Class B Certificate on each Remittance Date, to the extent of the Available Remittance Amount, if any, remaining in the Certificate Account on such date (after distribution of interest to the Holders of the Class A and Class M Certificates), at the Class B Pass-Through Rate on the Current Principal Balance of the Class B Certificates. With respect to any Remittance Date, the amount determined by multiplying the Class B Current Principal Balance by one-twelfth of the Class B Pass-Through Rate is hereinafter referred to as the "Class B Interest Distribution Amount."

     If on a particular Remittance Date, the Available Remittance Amount remaining in the Certificate Account on such date (after distribution of interest to the Holders of the Class A and Class M Certificates) is less than the Class B Interest Distribution Amount, the amount of interest to be distributed in respect of the Class B Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and any remaining deficiency, together with interest thereon at the applicable Pass-Through Rate to the extent permitted by law (the "Class B Interest Shortfall Carryforward Amount"), will be carried forward and distributed as described, and subject to the limitations set forth, under "-- O. Class B Interest Shortfall Carryforward Amounts" below.

     E. CLASS A PRINCIPAL DISTRIBUTION AMOUNT

     Holders of each Class of Class A Certificates will be entitled to receive on each Remittance Date as payments of principal, in the order of priority set forth below and to the extent of the Available Remittance Amount in the Certificate Account on such Remittance Date after payment of the Class A, Class M and Class B Interest Distribution Amounts (collectively, the "Interest Distribution Amounts"), the Senior Percentage of the Principal Distribution Amount. For any Remittance Date, the "Principal Distribution Amount" is the excess, if any, of (A) the sum, without duplication, of (i) all payments and other recoveries of principal of a Loan (net of amounts reimbursable to the Servicer pursuant to the Agreement) received by the Servicer or any Subservicer in the related Due Period; (ii) the principal portion of any Loan actually purchased by the Representative for breach of a representation and warranty or other defect, and actually received by the Trustee as of the related Determination Date; (iii) any adjustments with respect to substitutions of Loans for which the Representative or an Originator has breached a representation or warranty deposited in the Principal and Interest Account and transferred to the Certificate Account as of the related Determination Date; (iv) the then outstanding Principal Balance of any Loan which, during the related Due Period, has become a Liquidated Loan; and (v) amounts, if any, released from the Pre-Funding Account on the Remittance Dates during the Funding Period over (B) the Subordination Reduction Amount for such Remittance Date. The amount determined by multiplying the Senior Percentage by the Principal Distribution Amount is hereinafter referred to as the "Class A Formula Principal Distribution Amount."

     The "Senior Percentage" for any Remittance Date prior to the Class B Cross-over Date, and for any Remittance Date on or after the Class B Cross-over Date on which the Trigger Event is in effect (as described under "Description of the Certificates-Distribution Amounts-Class B-l Principal"), will be 100%. For any Remittance Date on or after the Class B Cross-over Date on which the Trigger Event is not in effect, the "Senior Percentage" will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Current Principal Balances of the Class A and the Class M Certificates as of the immediately preceding Remittance Date and the denominator of which is the sum of the Current Principal Balances of the Class A, the Class M and the Class B Certificates as of the immediately preceding Remittance Date.

     The "Class A Principal Distribution Amount" for any Remittance Date is intended to be equal to the Class A Formula Principal Distribution Amount. If the Class A Formula Principal Distribution Amount exceeds the Available Remittance Amount in the Certificate Account on such Remittance Date (after payment of all Interest Distribution Amounts), then the Class A Principal Distribution Amount shall instead equal such remaining Available Remittance Amount.

     The Class A Principal Distribution Amount will be distributed first to the Holders of the Class A-1 Certificates until the Class A-1 Current Principal Balance has been reduced to zero, then to the Holders of the Class A-2 Certificates until the Class A-2 Principal Balance has been reduced to zero, and then to the Holders of the Class A-3 Certificates until the Class A-3 Principal Balance has been reduced to zero; provided, however that on any Remittance Date on which the Current Principal Balance of the Subordinated Certificates has been reduced to zero, any amounts payable to the Class A Certificates on such Remittance Date shall be distributed pro rata and not sequentially. Holders of each Class of Class A Certificates will be paid principal on each Remittance Date in accordance with their respective Percentage Interests.

     The "Subordination Reduction Amount" for any Remittance Date is equal to the lesser of (i) the amount set forth in clause (A) of the definition of Principal Distribution Amount and (ii) the excess, if any, of the then current Spread Amount over the then current Specified Subordinated Amount.

     The "Spread Amount" for any Remittance Date is equal to the excess, if any, of (i) the aggregate principal balances of the Loans as of the last day of the immediately preceding Due Period and any amounts on deposit in the Pre-Funding Account over (ii) the aggregate principal balances of the Certificates (after taking into account all distributions of principal on such Remittance Date).

     The "Specified Subordinated Amount" means, for any Remittance Date (i) prior to the Spread Amount Stepdown Date, 7% of the Original Collateral Amount and (ii) on and after the Spread Amount Stepdown Date, the greater of (A) 14% of the then current aggregate principal balance of the Loans as of the last day of the related Due Period and (B) 0.5% of the Original Collateral Amount. Notwithstanding the foregoing, upon the occurrence and during the continuance of a Trigger Event, the Specified Subordinated Amount will equal 9.7% of the Original Collateral Amount provided, however, that the Specified Subordinated Amount shall never exceed the then current Principal Balance of the Certificates.

     The "Spread Amount Stepdown Date" means the later to occur of (i) the Distribution Date occurring in January 2000 and (ii) the first Distribution Date on which the aggregate principal balances of the Loans as of the last day of the related Due Period is less than 50% of the Original Collateral Amount.

     F. CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT

     On each Remittance Date on and after the Class A Current Principal Balance has been reduced to zero, the Holders of the Class M-1 Certificates will be entitled to receive, as payments of principal, the Senior Percentage of the Principal Distribution Amount (the "Class M-1 Formula Principal Distribution Amount"), subject to the prior payment of all Interest Distribution Amounts payable on such Remittance Date and Class A Principal Distribution Amounts, if any, payable on such Remittance Date, until the Class M-1 Current Principal Balance is reduced to zero.

     The "Class M-1 Principal Distribution Amount" for any Remittance Date is intended to be equal to the Class M-1 Formula Principal Distribution Amount. If the Class M-1 Formula Principal Distribution Amount exceeds the Available Remittance Amount in the Certificate Account on such Remittance Date (after payment of all Interest Distribution Amounts, and, if any, the Class A Principal Distribution Amounts), then the Class M-1 Principal Distribution Amount shall instead equal such remaining Available Remittance Amount.

     On each Remittance Date on or after the Class B Cross-over Date on which the Trigger Event is not in effect, payments of principal will be made to Class B Certificateholders, even if Class M-1 Certificateholders are not yet entitled to receive payments of principal because the Class A Current Principal Balance has not been reduced to zero.

     G. CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT

     On each Remittance Date on and after the Class A Current Principal Balance and the Class M-1 Current Principal Balance have been reduced to zero, the Holders of the Class M-2 Certificates will be entitled to receive, as payments of principal, the Senior Percentage of the Principal Distribution Amount (the "Class M-2 Formula Principal Distribution Amount"), subject to the prior payment of all Interest Distribution Amounts payable on such Remittance Date and Class A and Class M-1 Principal Distribution Amounts, if any, payable on such Remittance Date, until the Class M-2 Current Principal Balance is reduced to zero.

     The "Class M-2 Principal Distribution Amount" for any Remittance Date is intended to be equal to the Class M-2 Formula Principal Distribution Amount. If the Class M-2 Formula Principal Distribution Amount exceeds the Available Remittance Amount in the Certificate Account on such Remittance Date (after payment of all Interest Distribution Amounts and, if any, the Class A Principal Distribution Amounts and the Class M-1 Principal Distribution Amount), then the Class M-2 Principal Distribution Amount shall instead equal such remaining Available Remittance Amount.

     On each Remittance Date on or after the Class B Cross-over Date on which the Trigger Event is not in effect, payments of principal will be made to Class B Certificateholders, even if Class M-2 Certificateholders are not yet entitled to receive payments of principal because either the Class A Current Principal Balance or the Class M-1 Current Principal Balance has not been reduced to zero

     H. CLASS B PRINCIPAL DISTRIBUTION AMOUNT

     Prior to the Class B Cross-over Date, there will be no distributions of principal on the Class B Certificates. The "Class B Cross-over Date" will be the earlier of (A) the Remittance Date on which the Class M-2 Principal Balance is reduced to zero, and (B) the first Remittance Date on or after the Remittance Date in July 2000 on which the fraction, expressed as a percentage, the numerator of which is the sum of the Class A and Class M Current Principal Balances as of the immediately preceding Remittance Date and the denominator of which is the aggregate outstanding principal balance of the Loans as of the end of the second preceding Due Period, is less than or equal to 75%.

     On each Remittance Date on or after the Class B Cross-over Date and prior to the Remittance Date on which the Class A and Class M Current Principal Balances have been reduced to zero, holders of Class B Certificates will be entitled to receive distributions of principal only if a Trigger Event is not in effect. A "Trigger Event" will be in effect on a Remittance Date if either (i) the Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date exceeds 50% of the Class A Credit Enhancement Percentage (as defined below); or (ii) both (A) either (x) the Weighted Average Five-Month Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date exceeds 9% or (y) the Cumulative Realized Losses (as defined in the Agreement) as of such Remittance Date exceed $28,500,000; and (B) either (x) the Weighted Average Five-Month Sixty-Day Delinquency Ratio as of such Remittance Date exceeds 15% or (y) the Cumulative Realized Losses as of such Remittance Date exceed $9,500,000; or (iii) the fraction, expressed as a percentage, the numerator of which is the sum of the Class A and Class M Current Principal Balances as of the immediately preceding Remittance Date and the denominator of which is the aggregate outstanding principal balance of the Loans as of the end of the second preceding Due Period is greater than 75%.

     The "Class A Credit Enhancement Percentage" on any Remittance Date is equal to 100% minus the fraction, expressed as a percentage, the numerator of which is the Current Principal Balance of Class A Certificates on the immediately preceding Remittance Date and the denominator of which is the principal balance of the Loans as of the last day of the second preceding Due Period.

     On each Remittance Date on or after the Class B Cross-over Date, if the Trigger Event is not in effect on such Remittance Date, the Holders of the Class B Certificates will be entitled to receive, as payments of principal, the Class B Percentage (as described under "Description of the Certificates-Distribution Amounts-Class B Principal" herein) of the Principal Distribution Amount (the "Class B Formula Principal Distribution Amount"), subject to the prior payment of all Interest Distribution Amounts and all Class A and Class M Principal Distribution Amounts, if any, payable on such Remittance Date until the Class B-1 Current Principal Balance is reduced to zero.

     Until such time as the Class A and Class M Current Principal Balances have been reduced to zero, the "Class B Percentage" for any Remittance Date will be 100% minus the Senior Percentage. The "Class B Percentage" for each Remittance Date, if any, after the Class A and Class M Current Principal Balances have been reduced to zero will equal 100%.

     The "Class B Principal Distribution Amount" for any Remittance Date is intended to be equal to the Class B Formula Principal Distribution Amount. If the Class B Formula Principal Distribution Amount exceeds the Available Remittance Amount in the Certificate Account on such Remittance Date (after payment of all Interest Distribution Amounts and, if any, the Class A Principal Distribution Amounts and the Class M Principal Distribution Amounts), then the Class B Principal Distribution Amount shall instead equal such remaining Available Remittance Amount.

     I. CLASS A INTEREST SHORTFALL CARRYFORWARD AMOUNTS

     On each Remittance Date, after all payments of amounts as set forth in A through H above, inclusive, the aggregate Class A Interest Shortfall Carryforward Amounts will be paid concurrently to the Holders of each Class of Class A Certificates to the extent of the remaining Available Remittance Amount in the Certificate Account on such date. If on a particular Remittance Date, the remaining Available Remittance Amount in the Certificate Account is less than the aggregate Class A Interest Shortfall Carryforward Amounts, the portion of the remaining Available Remittance Amount to be distributed in respect of each Class of Class A Certificates will be allocated among the Classes (and within a Class among the Certificates of such Class) pro rata in accordance with their respective entitlements to Class A Interest Shortfall Carryforward Amounts, and any Class A Interest Shortfall Carryforward Amounts or interest thereon not paid shall be carried forward to the next Remittance Date.

     J. ACCELERATED PRINCIPAL DISTRIBUTION AMOUNT

     On each Remittance Date, after all payments of amounts as set forth in A through I above, inclusive, the Accelerated Principal Distribution Amount will be paid to the Holders of the Certificates in the same order and priority as payments of the Principal Distribution Amount described in E, F, G and H above. For any Remittance Date the "Accelerated Principal Distribution Amount" equals the lesser of (i) the remaining Available Remittance Amount in the Certificate Account on such Remittance Date and (ii) the Subordinated Deficiency Amount for such Remittance Date.

     For any Remittance Date, the "Subordinated Deficiency Amount" equals the excess, if any, of (i) the Specified Subordinated Amount for such Remittance Date over (ii) the then current Spread Amount, after giving effect to all payments previously made on such Remittance Date.

     K. CLASS M-1 INTEREST SHORTFALL CARRYFORWARD AMOUNTS

     On each Remittance Date, after all payments of amounts as set forth in A through J above, inclusive, the aggregate Class M-1 Interest Shortfall Carryforward Amounts will be paid to the Holders of the Class M-1 Certificates to the extent of the lesser of (i) the remaining Available Remittance Amount in the Certificate Account on such date and (ii) the Available Maximum Subordination Amount. If on a particular Remittance Date, the remaining Available Remittance Amount in the Certificate Account is less than the aggregate Class M-1 Interest Shortfall Carryforward Amounts, the portion of the remaining Available Remittance Amount to be distributed in respect of the Class M-1 Certificates will be allocated among the Certificates of such Class pro rata, and any Class M-1 Interest Shortfall Carryforward Amounts not paid shall be carried forward to the next Remittance Date, subject to the Available Maximum Subordination Amount.

     L. CLASS M-1 REALIZED LOSS AMOUNT

     On each Remittance Date, after all payments of amounts as set forth in A through K above, inclusive, the Class M-1 Realized Loss Amount will be paid to the Holders of the Class M-1 Certificates to the extent of the lesser of (i) the remaining Available Remittance Amount in the Certificate Account on such Remittance Date and (ii) the Available Maximum Subordination Amount. If on a particular Remittance Date, the remaining Available Remittance Amount in the Certificate Account is less than the aggregate Class M-1 Realized Loss Amount, the portion of the remaining Available Remittance Amount to be distributed in respect of the Class M-1 Certificates will be allocated among the Certificates of such Class, pro rata, and any Class M-1 Realized Loss Amount not paid shall be carried forward to the next Remittance Date, subject to the Available Maximum Subordination Amount.

     M. CLASS M-2 INTEREST SHORTFALL CARRYFORWARD AMOUNTS

     On each Remittance Date, after all payments of amounts as set forth in A through L above, inclusive, the Class M-2 Interest Shortfall Carryforward Amounts will be paid to the Holders of the Class M-2 Certificates to the extent of the lesser of (i) the remaining Available Remittance Amount in the Certificate Account on such Remittance Date and (ii) the Available Maximum Subordination Amount. If on a particular Remittance Date, the remaining Available Remittance Amount in the Certificate Account is less than the aggregate Class M-2 Interest Shortfall Carryforward Amounts, the portion of the Available Remittance Amount to be distributed in respect of the Class M-2 Certificates will be allocated among the Certificates of such Class pro rata, and any Class M-2 Interest Shortfall Carryforward Amounts not paid shall be carried forward to the next Remittance Date, subject to the Available Maximum Subordination Amount.

     N. CLASS M-2 REALIZED LOSS AMOUNT

     On each Remittance Date, after all payments of amounts as set forth in A through M above, inclusive, the Class M-2 Realized Loss Amount will be paid to the Holders of the Class M-2 Certificates to the extent of the lesser of (i) the remaining Available Remittance Amount in the Certificate Account on such Remittance Date and (ii) the Available Maximum Subordination Amount. If on a particular Remittance Date, the remaining Available Remittance Amount in the Certificate Account is less than the aggregate Class M-2 Realized Loss Amount, the portion of the remaining Available Remittance Amount to be distributed in respect of the Class M-2 Certificates will be allocated among the Certificates of such Class, pro rata, and any Class M-2 Realized Loss Amount not paid shall be carried forward to the next Remittance Date, subject to the Available Maximum Subordination Amount.

     O. CLASS B INTEREST SHORTFALL CARRYFORWARD AMOUNTS

     On each Remittance Date, after all payments of amounts as set forth in A through N above, inclusive, the aggregate Class B Interest Shortfall Carryforward Amounts will be paid to the Holders of the Class B Certificates to the extent of the lesser of (i) the remaining Available Remittance Amount in the Certificate Account on such date and (ii) the Available Maximum Subordination Amount. If on a particular Remittance Date, the remaining Available Remittance Amount in the Certificate Account is less than the aggregate Class B Interest Shortfall Carryforward Amounts, the portion of the Available Remittance Amount to be distributed in respect of the Class B Certificates will be allocated among the Certificates of such Class pro rata, and any Class B Interest Shortfall Carryforward Amounts not paid shall be carried forward to the next Remittance Date, subject to the Available Maximum Subordination Amount.

     P. CLASS B REALIZED LOSS AMOUNT

     On each Remittance Date, after all payments of amounts as set forth in A through O above, inclusive, the Class B Realized Loss Amount will be paid to the Holders of the Class B Certificates to the extent of the lesser of (i) the remaining Available Remittance Amount in the Certificate Account on such Remittance Date and (ii) the Available Maximum Subordination Amount. If on a particular Remittance Date, the remaining Available Remittance Amount in the Certificate Account is less than the aggregate Class B Realized Loss Amount, the portion of the remaining Available Remittance Amount to be distributed in respect of the Class B Certificates will be allocated among the Certificates of such Class, pro rata, and any Class B Realized Loss Amount not paid shall be carried forward to the next Remittance Date, subject to the Available Maximum Subordination Amount.

     When the Available Maximum Subordination Amount has been reduced to zero,
(i) no further Class M-1, Class M-2 or Class B Interest Shortfall Carryforward Amounts or Class M-1, Class M-2 or Class B Realized Loss Amounts shall be carried forward to succeeding Remittance Dates and, (ii) interest shall cease to accrue on all remaining Class M-1, Class M-2 or Class B Interest Shortfall Carryforward Amounts.

     For so long as any Certificates shall be outstanding, at no time shall the cumulative sum of (i) all Class M-1, Class M-2 and Class B Interest Shortfall Carryforward Amounts and (iii) Class M-1, Class M-2 or Class B Realized Loss Amounts (such amounts being hereinafter referred to collectively as "Shortfall Amounts") exceed $3,408,000 (the "Maximum Subordination Amount"). The "Available Maximum Subordination Amount" at any time shall be the Maximum Subordination Amount less all distributions previously made in respect of Shortfall Amounts.

CREDIT ENHANCEMENT

     The credit enhancement provided for the benefit of the Certificates consists of (i) the Spread Amount and (ii) the subordination of the Class M and Class B Certificates.

SPREAD AMOUNT AND APPLICATION OF REALIZED LOSSES

     Certain provisions of the Trust are intended to provide for limited acceleration of the Certificates relative to the amortization of the Loans, generally in the early months of the transaction. This limited accelerated amortization is achieved by applying certain excess interest collected on the Loans to the payment of principal on the Certificates. This acceleration feature is intended to create an amount (the "Spread Amount") resulting from, and equal to, the excess of the aggregate principal balances of the Loans, plus amounts on deposit in the Pre-Funding Account, over the aggregate Current Principal Balances of the Certificates.

     If a Loan becomes a Liquidated Loan during a Due Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the then outstanding balance of such Loan. The amount of such insufficiency is a "Realized Loss."

     To the extent that Realized Losses are experienced, such Realized Losses will reduce the aggregate outstanding balance of the Loans (i.e., a reduction in the collateral balance will occur). Since the Spread Amount is the excess, if any, of the aggregate principal balances of the Loans plus amounts on deposit in the Pre-Funding Account over the aggregate Current Principal Balances of the Certificates, Realized Losses, to the extent experienced and not covered by application of the Available Remittance Amount, will in the first instance reduce the Spread Amount.

     The Agreement requires that the Spread Amount be initially increased to, and thereafter maintained at, the Specified Subordinated Amount. This increase and subsequent maintenance is intended to be accomplished by the application of Monthly Excess Spread to fund Accelerated Principal Distribution Amounts. Such Accelerated Principal Distribution Amounts, since they are funded from interest collections on the Loans but are distributed as principal on the Offered Certificates, will increase the related Spread Amount.

APPLICATION OF MONTHLY EXCESS SPREAD

     The weighted average Adjusted Loan Remittance Rate is expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Offered Certificates. The Agreement provides that this excess interest (the "Monthly Excess Spread") be applied to the extent available, to make accelerated payments of principal (i.e., the Accelerated Principal Distribution Amount) to the Class or Classes then entitled to receive distributions of principal. Such application will cause the aggregate Current Principal Balance of the Certificates to amortize more rapidly than the Loans, resulting in overcollateralization.

     The required level of the Spread Amount for any Remittance Date is the Specified Spread Amount for such Remittance Date. Since the actual level of the Spread Amount is essentially zero as of the Closing Date, in the early months of the transaction, subject to the availability of Monthly Excess Spread, Accelerated Principal Distribution Amounts will be paid, with the result that the Spread Amount will increase to the level of the Specified Subordinated Amount.

     Once the Specified Subordinated Amount has been reached, Realized losses not covered by application of Monthly Excess Spread will reduce the principal balance of the Loans without giving rise to a corresponding reduction of the Current Principal Balance of the Certificates). The cashflow priorities of the Trust require that, in this situation, Accelerated Principal Distribution Amounts be paid (subject to the availability of any Monthly Excess Spread in subsequent months) for the purpose of re-establishing the Spread Amount at the then-required Specified Subordinated Amount.

     If on any Remittance Date after taking into account all Realized Losses experienced during the prior Due Period and after taking into account the distribution of principal (including the Accelerated Principal Distribution Amount) with respect to the Certificates on such Remittance Date, the aggregate Current Principal Balance of the Certificates exceeds the aggregate balance of the Loans as of the end of the related Due Period (i.e., if the level of overcollateralization is negative), then the Current Principal Balance of the Subordinate Certificates will be reduced (in effect, "written down") such that the level of the Spread Amount is zero, rather than negative. Such a negative level is an "Applied Realized Loss Amount," which will be applied as a reduction in the Current Principal Balance of the related Subordinate Certificates in reverse order of seniority, i.e., first against the Class B Current Principal Balance until it is reduced to zero, then against the Class M-2 Current Principal Balance until it is reduced to zero and then against the Class M-l Current Principal Balance until it is reduced to zero. The Agreement does not permit the "write down" of the Current Principal Balance of any Class A Certificate.

     Once the Current Principal Balance of a Class of Subordinate Certificates has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such write down may, on future Remittance Dates, be paid to Holders of the Subordinate Certificates which experienced the write down, in direct order of seniority (i.e., first, the Class M-1 Certificates, second, the Class M-2 Certificates and, third, the Class B Certificates).

     The "Specified Subordinated Amount" means, for any Remittance Date (i) prior to the Spread Amount Stepdown Date, 7% of the Original Collateral Amount and (ii) on and after the Spread Amount Stepdown Date, the greater of (A) 14% of the aggregate principal balance of the Loans as of the last day of the related Due Period and (B) 0.5% of the Original Collateral Amount. Notwithstanding the foregoing, upon the occurrence and during the continuance of a Trigger Event, the Specified Subordinated Amount will equal 9.7% of the Original Collateral Amount; provided, however, that the Specified Subordinated Amount shall never exceed the then Current Principal Balance of the Certificates.

     The transfer of Subsequent Loans to the Trust during the Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agencies upon termination of the Funding Period than the rating that was obtained at the time of the issuance of the Certificates. In connection therewith, the Rating Agencies may require that the required level of the Specified Subordinated Amount be increased.

     "Class B Applied Realized Loss Amount" means, as of any Remittance Date, the lesser of (x) the Class B Current Principal Balance (after taking into account the distribution of the Class B Principal Distribution Amount on such Remittance Date, but prior to the application of the Class B Applied Realized Loss Amount, if any, on such Remittance Date) and (y) the Applied Realized Loss Amount as of such Remittance Date.

     "Class B Realized Loss Amount" means, as of any Remittance Date, the lesser of (x) the Class B Unpaid Realized Loss Amount as of such Remittance Date and
(y) the excess of (i) the related Monthly Excess Spread over (ii) the sum of the Accelerated Principal Distribution Amount, the Class M-1 Realized Loss Amount, the Class M-2 Realized Loss Amount, the Class M-1 Interest Shortfall Carryforward Amounts, the Class M-2 Interest Shortfall Carryforward Amounts and the Class B Interest Shortfall Carryforward Amounts, in each case for such Remittance Date.

     "Class M-1 Applied Realized Loss Amount" means, of any Remittance Date, the lesser of (x) the Class M- 1 Current Principal Balance (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Remittance Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such Remittance Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Remittance Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount and the Class B Applied Realized Loss Amount, in each case as of such Remittance Date.

     "Class M-1 Realized Loss Amount" means, as of any Remittance Date, the lesser of (x) the Class M-1 Unpaid Realized Loss Amount as of such Remittance Date and (y) the excess of (i) the related Monthly Excess Spread over (ii) the sum of the Accelerated Principal Distribution Amount and the Class M-1 Interest Shortfall Carryforward Amounts, in each case for such Remittance Date.

     "Class M-2 Applied Realized Loss Amount" means as of any Remittance Date, the lesser of (x) the Class M-2 Current Principal Balance (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Remittance Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such Remittance Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Remittance Date over (ii) the Class B Applied Realized Loss Amount as of such Remittance Date.

     "Class M-2 Realized Loss Amount" means, as of any Remittance Date, the lesser of (x) the Class M-2 Unpaid Realized Loss Amount as of such Remittance Date and (y) the excess of (i) the related Monthly Excess Spread over (ii) the sum of the Accelerated Principal Distribution Amount, the Class M-1 Realized Loss Amount, the Class M-1 Interest Shortfall Carryforward Amounts and the Class M-2 Interest Shortfall Carryforward Amounts, in each case for such Remittance Date.

     "Unpaid Realized Loss Amount" means for any Class of the Subordinate Certificates as to any Remittance Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Remittance Dates over (y) the aggregate, cumulative amount of related Realized Loss Amounts with respect to such Class for all prior Remittance Dates.

SUBORDINATION OF CLASS M CERTIFICATES AND CLASS B CERTIFICATES

     The rights of the Holders of the Class M Certificates and the Class B Certificates to receive distributions with respect to the Loans will be subordinated to such rights of the Class A Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Loans. The protection afforded to the Holders of the Class A Certificates by means of the subordination feature will be accomplished by the preferential right of the Holders of the Class A Certificates (i) to receive, prior to any distribution being made on a Remittance Date in respect of principal or interest on the Class M Certificates and the Class B Certificates, the amount of interest due them on each Remittance Date out of the Available Remittance Amount on deposit on such date in the Certificate Account and (ii) to receive, prior to any distribution being made on a Remittance Date in respect of principal on the Class M Certificates and the Class B Certificates, the amount of principal due them on each Remittance Date out of the Available Remittance Amount on deposit on such date in the Certificate Account.

     In addition, the rights of the Holders of the Class M-2 Certificates and Class B Certificates to receive distributions with respect to the Loans will be subordinate to such rights of the Holders of the Class M-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Holders of the Class M-1 Certificates of the full amount of their monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Loans. The protection afforded to the Holders of the Class M-1 Certificates by means of the subordination feature will be accomplished by the preferential right of the Holders of the Class M-1 Certificates (i) to receive, prior to any distribution being made on a Remittance Date in respect of principal or interest on the Class M-2 Certificates and the Class B Certificates, the amount of interest due them on each Remittance Date out of the Available Remittance Amount on deposit on such date in the Certificate Account and (ii) to receive, prior to any distribution being made on a Remittance Date in respect of principal on the Class M-2 Certificates and the Class B Certificates, the amount of principal due them on each Remittance Date out of the Available Remittance Amount on deposit on such date in the Certificate Account.

     In addition, the rights of the Holders of the Class B Certificates to receive distributions with respect to the Loans will be subordinate to such rights of the Holders of the Class M-2 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Holders of the Class M-2 Certificates of the full amount of their monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Loans. The protection afforded to the Holders of the Class M-2 Certificates by means of the subordination feature will be accomplished by the preferential right of the Holders of the Class M-2 Certificates (i) to receive, prior to any distribution being made on a Remittance Date in respect of interest or principal on the Class B Certificates, the amount of interest due them on each Remittance Date out of the Available Remittance Amount on deposit on such date in the Certificate Account and (ii) to receive, prior to any distribution being made on a Remittance Date in respect of principal on the Class B Certificates, the amount of principal due them on each Remittance Date out of the Available Remittance Amount on deposit on such date in the Certificate Account.

REPORTS TO CERTIFICATEHOLDERS

     On each Remittance Date, the Trustee will be required to forward to each Certificateholder (which will be Cede, as registered Holder of each Class of Certificates and the nominee of DTC, unless and until Definitive Certificates are issued), a statement which will set forth, among other things:

         (a) the amount of such distribution to Holders of each Class of Certificates allocable to interest
         (separately identifying any Interest Shortfall Carryforward
         Amount);

         (b) the amount of such distribution to holders of each Class of Certificates allocable to principal;

         (c) the amount, if any, by which the applicable Formula
         Distribution Amount exceeds the applicable  Class
         Distribution Amount for such Remittance Date;

         (d) the Current Principal Balance of each Class of
         Certificates after giving effect to the distribution of principal on such Remittance Date;

         (e) the Senior Percentage and Class B Percentage for the current Remittance Date;

         (f) the Class Factor (a percentage derived from a fraction the numerator of which is the Current Principal Balance of a particular Class and the denominator of which is the original Principal Balance of such Class);

         (g) the Spread Amount and Specified Subordinated Amount for such Remittance Date;

         (h) the aggregate principal balance of the Loans at the end of the preceding Due Period;

         (i) whether a Trigger Event is in effect;

         (j) the amount of any Applied Realized Loss Amount, Realized Loss Amount and Unpaid Realized Loss Amount for each Class as of the close of such Remittance Date; and

         (k) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

     The Statement described above to be furnished each Class of Certificates need only provide information relating to that Class of Certificates. Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class of Certificates with a 1% Percentage Interest or per $1,000 denomination of Certificates.

BOOK-ENTRY CERTIFICATES

     The Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Certificates ("Certificate Owners") will hold their Certificates through DTC in the United States, or Cedel Bank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominees of DTC. Cedel Bank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel Bank's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Cedel Bank and Morgan Guaranty Trust Company of New York, Brussels Office, will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing original Certificate Principal Balances of $1,000 and integral multiples of $1,000 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Class A Certificate"). Unless and until Definitive Class A Certificates are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel Bank or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC participants. While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Cedel Bank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Bank Participants on such business day. Cash received in Cedel Bank or Euroclear as a result of sales of securities by or through a Cedel Bank Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES-Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Bank Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Bank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Bank Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Cedel Bank is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its participating organizations ("Cedel Bank Participants") and facilitates the clearance and settlement of securities transactions between Cedel Bank Participants through electronic book-entry changes in accounts of Cedel Bank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel Bank in any of 28 currencies, including United States dollars. Cedel Bank provides to its Cedel Bank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulation by the Luxembourg Monetary Institute. Cedel Bank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Bank Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Bank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book- Entry Certificates of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates, Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Bank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the aggregate Class A Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates and Certificateholders under the Agreement.

     Although DTC, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Seller, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


                                  THE AGREEMENT

     In addition to the provisions of the Agreement summarized elsewhere in this Prospectus Supplement, set forth below is a summary of certain other provisions thereof. Certain capitalized terms used in this section and not otherwise defined, have the meanings set forth in the Prospectus.

REPRESENTATIONS AND WARRANTIES

     In addition to the representations and warranties as to each Loan described under the caption "The Agreements-Representations and Warranties" in the Prospectus, (i) the Representative will represent in the Agreement that each FHA Loan is an FHA Title I loan, underwritten in accordance with applicable FHA requirements and submitted to the FHA for insurance; (ii) each Originator will represent that, assuming sufficient coverage remains available in the Reserve Amount, each Claim filed by the Claims Administrator with respect to a 90 Day Delinquent FHA Loan will be honored by the FHA in accordance with the rules and regulations of the FHA; (iii) substantially all the proceeds of each Loan have been or will be used to acquire or to improve or protect an interest in real property that, at the origination date of such Loan, was the only security for such Loan; and (iv) for each Loan, after giving effect to all improvements to be made on the related Mortgaged Property with the proceeds of such Loan, and based upon representations of the related Obligor, the value of the related Mortgaged Property will at least be equal to the amount of such Loan and the outstanding amount of all other loans secured by prior liens on such Mortgaged Property.

     The Servicer will also covenant that it will: (a) comply with all FHA rules and regulations and will maintain its status as an approved lender and will at all times hold a valid contract of insurance (unless such contract is terminated so as not to affect the obligation of FHA to provide insurance coverage with respect to the FHA Loans); (b) promptly pay all insurance charges and take all action necessary to maintain insurance on the FHA Loans; (c) immediately pay, or, if the Servicer is no longer the Claims Administrator, cause the Claims Administrator to pay, in full, any FHA Payment into the Principal and Interest Account; and (d) with certain exceptions, not allow any modifications or assumptions of the FHA Loans that would vary their terms.

OBLIGATION OF THE CLAIMS ADMINISTRATOR

     If any FHA Loan becomes a 90 Day Delinquent FHA Loan, and if sufficient coverage is available in the Reserve Amount to make an FHA Payment with respect to such FHA Loan, the Claims Administrator may, in its sole discretion, during any subsequent Due Period, determine to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan. If the Claims Administrator determines to file such a Claim, the Claims Administrator will so notify the Co-Trustee and the Custodian no later than the Determination Date following such determination and shall request delivery of the related Trustee's Loan File. Upon receipt of such certification and request, the Custodian shall, no later than the related Remittance Date, release to the Claims Administrator the related Trustee's Loan File and the Co-Trustee and the Custodian shall execute and deliver such instruments necessary to enable the Claims Administrator to file a Claim with the FHA on behalf of the Co-Trustee. Within 120 days of its receipt of the related Trustee's Loan File, the Claims Administrator shall, in its sole discretion, either file a Claim with the FHA for an FHA Payment with respect to such 90 Day Delinquent FHA Loan or, if the Claims Administrator determines not to file such a Claim, return to the Co-Trustee the related Trustee's Loan File.

     With respect to any 90 Day Delinquent FHA Loan transferred to the Claims Administrator as described above, the Claims Administrator shall deposit (or, if the Claims Administrator is not also the Servicer, the Claims Administrator shall instruct the Servicer to deposit) in the Principal and Interest Account within 24 hours of receipt or determination thereof the following amounts (such amounts to be net of certain amounts that would be reimbursable to the Servicer under the Agreement with respect to amounts in the Principal and Interest Account): (i) any FHA Payments; (ii) the amount, if any, by which the FHA Payment was reduced in accordance with FHA Regulations due to the Claims Administrator enforcing a lien on the FHA Property prior to the lien of the related 90 Day Delinquent FHA Loan; and (iii) any principal and interest payments received with respect to a 90 Day Delinquent FHA Loan after the Due Period in which the FHA Loan is transferred to the Claims Administrator and before either the related FHA Payment is paid or the related Trustee's Loan File is returned to the Co-Trustee, as the case may be (the amounts referred to in (ii) and (iii) above are referenced to herein as "Related Payments").

     If an FHA Loan becomes a 90 Day Delinquent FHA Loan when there is insufficient coverage in the Reserve Amount, or if the Claims Administrator determines not to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan, the Co-Trustee will not transfer such FHA Loan to the Claims Administrator, no Claim will be made to the FHA and the Servicer may take other action, including the commencement of foreclosure proceedings, on the related Mortgaged Property.

FHA PREMIUM ACCOUNT

     The FHA Premium Account will be established with the Trustee and will be available to reimburse the Claims Administrator for the payment to the FHA of the FHA Insurance Premium on each FHA Loan. The FHA Insurance Premium is an annual premium equal to 0.5% of the original principal balance of the FHA Loan. If the related Mortgagor pays the FHA Insurance Premium in addition to the Monthly Payment, any payment of the FHA Insurance Premium received during a Due Period will be deposited in the FHA Premium Account on the related Remittance Date. In certain states, the Servicer is prohibited from directly collecting the FHA Insurance Premium from the related Mortgagor. With respect to FHA Loans secured by Mortgaged Properties located in such states, the Servicer will cause to be deposited in the FHA Premium Account a specified percentage of each scheduled interest payment. Since a Mortgagor pays interest on the declining principal balance of the related FHA Loan and the FHA Insurance Premium is based upon the original principal balance of the FHA Loan, the amount of interest allocated to the FHA Premium Account may be more or less than the amount of the related FHA Insurance Premium. The Servicer has agreed to satisfy any resulting shortfall from its own funds.

PRE-FUNDING ACCOUNT

     On the Closing Date, the Pre-Funded Amount will be deposited into the Pre-Funding Account in an amount not to exceed $62,500,000. Pre-Funded Amounts may be used only (i) to acquire Subsequent Loans for the Trust and (ii) to make accelerated payments of principal on the Certificates of the Trust. During the period (the "Funding Period") from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $200,000, (ii) the date on which an Event of Default occurs under the Agreement or (iii) at the close of business on September 25, 1997, amounts will, from time to time, be withdrawn from the Pre-Funding Account to purchase Subsequent Loans in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed as a principal prepayment on the next Remittance Date to the Certificates of the Trust. However, any Pre-Funded Amount remaining at the close of business on September 25, 1997 will be distributed as a principal prepayment on the Special Remittance Date to the applicable Certificateholders.

     All funds in the Pre-Funding Account are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds in the Pre-Funding Account will be applied to payment of interest on the applicable Certificates.

CAPITALIZED INTEREST ACCOUNT

     On the Closing Date, the Representative also will make a cash deposit in an account (the "Capitalized Interest Account") in the name of the Trustee on behalf of the Trust. The amount deposited in the Capitalized Interest Account will be used by the Trustee on the Remittance Dates occurring in July, August and September 1997 to fund the excess, if any, of (i) the amount of interest accrued for each such Remittance Date at the weighted average Pass-Through Rates of the Certificates on the portion of the Certificates having principal balances exceeding the principal balances of the Loans over (ii) the amount of any earnings on funds in the Pre-Funding Account that are available to pay interest on the Certificates on each such Remittance Date. Additionally, if a principal prepayment is made on the Special Remittance Date to any Class of Certificates, such Certificates also will receive on such date, from the Capitalized Interest Account, accrued interest at the applicable Pass-Through Rates on the amount of such principal prepayment. Any amounts remaining in the Capitalized Interest Account on the Special Remittance Date and not used for such purposes are required to be paid directly to the holders of the Class X and Class R Certificates on such Special Remittance Date.

     All funds in the Capitalized Interest Account are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in Permitted Instruments. Any investment earnings on funds in the Capitalized Interest Account will be applied to payment of interest on the Certificates.

PAYMENTS ON THE LOANS

     The Agreement requires the Servicer to establish and maintain one or more principal and interest accounts (each, a "Principal and Interest Account") at one or more institutions designated as a "Designated Depository Institution" in the Agreement.

     All funds in the Principal and Interest Accounts are required to be held
(i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in Permitted Instruments. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Servicer.

     The Servicer is required to deposit in the related Principal and Interest Account (within 24 hours of receipt) all payments received after the Cut-Off Date on account of principal and interest on the related Loans (but net of the Servicing Fee and the Contingency Fee with respect to each Loan, other servicing compensation payable to the Servicer as permitted by the Agreement and any amounts required to be deposited into the Servicing Accounts referred to below).

     Not later than the day of each month which is the later of (i) the third Business Day prior to the 15th day of such month and (ii) the seventh Business Day of such month (each such day a "Determination Date"), the Servicer is required to wire transfer to the Trustee the Available Remittance Amounts for each Pool for deposit in the segregated trust accounts maintained with the Trustee for such purpose (each a "Certificate Account").

     The Agreement also will require the Servicer to establish and maintain, in addition to the Principal and Interest Accounts one or more accounts (each a "Servicing Account") in a depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation to the maximum extent permitted by law. The Servicer will deposit and retain therein all collections from the Obligors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Obligors and in trust as provided in the Agreement. Amounts in any Servicing Account may relate to mortgage loans in more than one mortgage pool or to mortgage loans not yet included in a mortgage pool. All funds in the Servicing Accounts are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in Permitted Instruments. Any investment earnings on funds held in the Servicing Accounts are for the account of the Servicer. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer for any advances made with respect to such items, to refund to any Obligors any sums as may be determined to be overages, to pay interest, if required, to Obligors on balances in the Servicing Accounts, to pay earnings not required to be paid to Obligors to the Servicer or to clear and terminate the Servicing Accounts at or at any time after the termination of the Agreement.

MONTHLY ADVANCES AND COMPENSATING INTEREST

     Not later than the close of business on each Determination Date, the Servicer is required to remit to the Trustee for deposit in the Certificate Account an amount equal to the amount, if any, by which (a) the sum of (x) 30 days' interest at the weighted average Adjusted Loan Remittance Rates on the aggregate outstanding Principal Balances of each Class of Certificates immediately prior to the related Remittance Date and (y) the Monthly Excess Spread, if any, for the related Remittance Date relating to the Loans exceeds
(b) the amount received by the Servicer in respect of interest on the Loans as of the related Record Date (and, with respect to the Remittance Dates in July, August and September 1997, the sum of (i) all funds to be transferred to the Certificate Account from the Capitalized Interest Account for such Remittance Date and (ii) certain investment earnings on amounts in the Pre-Funding Account for the Remittance Date). Such excess is defined as the "Monthly Advance."

     Not later than the close of business on each Determination Date, with respect to each Loan for which a Principal Prepayment in full or Curtailment was received during the related Due Period, the Servicer is required to remit to the Trustee for deposit in the Certificate Account from amounts otherwise payable to it as servicing compensation, an amount equal to the excess of (a) 30 days' interest on the principal balance of each such Loan as of the beginning of the related Due Period at the weighted average Adjusted Loan Remittance Rates applicable to the Remittance Date on which such amount will be distributed, over
(b) the amount of interest actually received on the related Loan for such Due Period (such difference, "Compensating Interest").

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; REPLACEMENT OF
SERVICER

     The Servicer is entitled to a servicing fee of 0.25% per annum of the principal balance of each Loan (the "Servicing Fee") and a contingency fee of 0.25% per annum of the principal balance of each Loan (the "Contingency Fee"). The Contingency Fee is meant to provide additional servicing compensation to a successor servicer if The Money Store Inc. is replaced as Servicer under the Agreement. However, as long as The Money Store Inc. acts as Servicer, it is entitled to receive the Contingency Fee, although such amount is not deemed servicing compensation. The Servicing Fee and Contingency Fee are each calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other collected proceeds. In addition, the Servicer is entitled under the Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, prepayment penalties and premiums, late payment charges, interest paid on funds in the Principal and Interest Accounts, interest paid on earnings realized on Permitted Instruments, and certain other excess amounts. Upon the occurrence of certain Servicing Delinquency Triggers (as defined in the Agreement) the holders of Certificates representing in excess of 50% of the aggregate Current Principal Balances of all Classes may determine to terminate the Servicer.

TERMINATION; PURCHASE OF LOANS

     Each Trust will terminate upon distribution to the Certificateholders of amounts due them following the earlier to occur of (i) the final payment or other liquidation of the last Loan remaining in the Trust or the disposition of all REO Property, (ii) the optional purchase of the assets of the Trust by the Servicer as described below or (iii) the occurrence of a "qualified liquidation" of the Trust, as permitted by the REMIC provisions of the Code as described below; provided, however, that in no event will the Trust terminate later than twenty-one years after the death of the last survivor of the person named in the Agreement.

     Subject to provisions in the Agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the Loans are less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the original Pre-Funded Amount the Servicer may, at its option, purchase, on the next succeeding Remittance Date, all of the Loans and any related REO Properties at a price equal to the Termination Price relating to the Trust.

     Following a final determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that either REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination the Holders of greater than 50 percent in Percentage Interest of the Class A Certificates (the "Applicable Majority Certificateholders") may direct the Trustee on behalf of the Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) with respect to the related REMIC. Upon receipt of such direction by the Applicable Majority Certificateholders, the Trustee will notify the holders of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the percentage interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all the Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in the REMIC at a purchase price equal to the Termination Price.

     If, during a Purchase Option Period, the holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period, in the event that the Applicable Majority Certificateholders have given the Trustee the direction described in clause (i) above, the Trustee is required to sell the Loans and such other property in the related REMIC and distribute the proceeds of the liquidation of such REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of such REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the Applicable Majority Certificateholders shall permit or direct in writing, after the expiration of the Purchase Option Period.

     Following a Final Determination, the holders of a majority of the percentage interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Trustee of an opinion of nationally recognized tax counsel selected by the Holders of such Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Applicable Majority Certificateholders, that the effect of the Final Determination is to increase substantially the probability that the gross income of the related REMIC will be subject to federal taxation, purchase from the Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in the related REMIC at a purchase price equal to the Termination Price. The foregoing opinion shall be deemed satisfactory unless the Applicable Majority Certificateholders give the holders of a majority of percentage interests in the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

     If the Trust were to lose its qualification as a REMIC, it might be taxable as a grantor trust, a partnership, or an association taxable as a corporation. If the Trust is treated as a grantor trust or a partnership, the Trust would not be subject to a separate entity level tax, and it is not expected that the tax treatment of the investors would be materially different from the tax treatment if the REMIC election of the Trust had not been revoked. However, if the Trust were treated as an association taxable as a corporation it would be subject to Federal income taxes at corporate rates on its net income. Moreover, distributions on the Certificates would probably not be deductible in computing the Trust's taxable income, and all or part of the distributions to the holders of such Certificates would probably be treated as dividend income to the holders. Such an entity level tax could result in reduced distributions to the Certificateholders and such Certificateholders could also be liable for a share of such a tax. Any such corporate level tax would be borne first by the holders of the Class R Certificates from amounts otherwise distributable to such holders. Any remaining corporate level tax would be borne by holders of all Classes of Certificates pro rata in proportion to the outstanding principal balances of such Classes.

THE TRUSTEE

     The Chase Manhattan Bank will be the Trustee under the Agreement. The Agreement will provide that the Trustee may resign at any time, in which event the Representative will be obligated to appoint a successor Trustee. The Representative may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

THE CO-TRUSTEE

     Chase Manhattan Bank, Delaware, a Delaware banking corporation, will be the Co-Trustee with respect to the Loans.

THE CUSTODIAN

     First Trust National Association, a national banking association headquartered in St. Paul, Minnesota, or such other entity acceptable to the Trustee and the Servicer, will be the Custodian with respect to the Loans. In such capacity, it will retain the files relating to the Loans. The Custodian is a subsidiary of First Bank Systems, Minneapolis, Minnesota.


                        FEDERAL INCOME TAX CONSIDERATIONS

     For federal income tax purposes, two separate elections will be made to treat certain assets of the Trust as REMICs. Each Class Certificate will constitute "regular interests" in a REMIC and each class of Class R Certificates will constitute the "residual interest" in the related REMIC. See "Federal Income Tax Consequences" in the Prospectus.

     Because the Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on such Certificates, including original issue discount with respect to any such Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. See "Federal Income Tax Consequences-REMIC Regular Certificates-Current Income on REMIC Regular Certificates."

     The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Certificates is 100% Prepayment Assumption, as 100% Prepayment Assumption is defined herein with respect to the Pool. See "Maturity, Prepayment and Yield Considerations" herein. However, no representation is made as to the rate at which prepayments actually will occur.

                              ERISA CONSIDERATIONS


     ERISA imposes certain requirements on employee benefit plans and collective investment funds and separate accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Class A Certificate a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments, is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and should consider the ERISA provisions regarding the delegation of fiduciary responsibility with respect to plan assets.

     In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Representative, the Originators, the Underwriter and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Class A Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include an interest in the Loans and any other assets of the Trust and not merely an interest in the related Class A Certificates, transactions occurring in the operation, management and servicing of the Trust and its assets, including in the servicing of the Loans might constitute prohibited transactions unless an administrative exemption applies. One exemption which may be applicable to these potential prohibited transactions is noted below.

     The Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. Thus, a Plan fiduciary considering an investment in Class A Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

     DOL has granted to Lehman Brothers Inc. an administrative exemption (Prohibited Transaction Exemption 91-14, 56 Fed. Reg. 7,413 (February 22, 1991) (the "Exemption")) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Class A Certificates if Lehman Brothers or any of its affiliates is either the sole underwriter or the manager or co-manager of the underwriting syndicate, or a selling or placement agent. The conditions which must be satisfied for the Exemption to apply to the purchase, holding and transfer of the Class A Certificates are the following:

     (i) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

     (ii) The rights and interest evidenced by a Class of Class A Certificates acquired by the Plan are not subordinated to the rights and interest evidenced by any other Certificates of the Trust.

     (iii) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Moody's, Duff & Phelps Credit Rating Co., S & P or Fitch Investors Service, L.P. ("Authorized Rating Agencies") and the investment pool consists only of assets of the type enumerated in the Exemption, and which have been included in other investment pools; certificates evidencing interest in such other investment pools have been rated in one of the three highest generic rating categories by an Authorized Rating Agency for at least one year prior to a Plan's acquisition of certificates; and certificates evidencing interest in such other investment pools have been purchased by investors other than Plans for at least one year prior to a plan's acquisition of the Class A Certificates.

     (iv) The sum of all payments made to the Underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for distributing the Class A Certificates. The sum of all payments made to and retained by the Representative and the Originators pursuant to the sale of the Loans to the Trust represents not more than the fair market value of such Loans. The sum of all payments made to and retained by the Servicer or any other servicer represents not more than reasonable compensation for such services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith.

     (v) The Trustee and the Co-Trustee must not be an affiliate of any member of the Restricted Group as defined below.

     In addition, it is a condition that the Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. Any Plan purchasing Class A Certificates will be deemed to have represented, by virtue of such purchase, that it is an accredited investor.

     The Exemption does not apply to Plans sponsored by the Originators, the Representative, the Underwriter, the Trustee, the Co-Trustee the Custodian, the Servicer, any other servicers or any obligor with respect to Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group"). No exemption is provided from the restrictions of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, the Exemption provides relief from certain self- dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire Class A Certificates and the fiduciary (or its affiliate) is an obligor on any Loan held in the Trust provided that, among other requirements, (i) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the Loans contained in the Trust, (ii) the Plan's investment in any Class of Class A Certificates does not exceed 25% of all of the Certificates of such Class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of such Class of Class A Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust containing assets which are sold or serviced by the same entity, and (iii) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Class A Certificates, and at least 50% of the aggregate interest in the Trust, are acquired by persons independent of the Restricted Group.

     On May 23, 1997, the DOL published in the Federal Register a proposed amendment to the Exemption which will extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre- funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment will generally allow a portion of the Loans supporting payments to Certificateholders and having a principal balance equal to no more than 25% of the total principal amount of the Offered Certificates to be transferred to the Trust within a 90-day or three-month period following the Closing Date instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. The relief, when granted as a final exemption, will be effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

     (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Offered Certificates ("Pre-Funding Limit") must not exceed (25%).

     (2) All Subsequent Loans must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Rating Agencies.

     (3) The transfer of the Subsequent Loans to the Trust during the Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agencies upon termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust.

     (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust at the end of the Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date.

     (5) Either: (i) the characteristics of the Subsequent Loans must be monitored by an insurer or other credit support provider which is independent of the Originator; or (ii) an independent accountant retained by the Originator must provide the Originator with a letter (with copies provided to each of the Rating Agencies, the Underwriters and the Trustee) stating whether or not the characteristics of the Subsequent Loans conform to the characteristics described in the Prospectus Supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date.

     (6) The Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

     (7) Amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in Permitted Instruments which are permitted by the Rating Agencies and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Rating Agencies ("Permitted Investments").

     (8) The Prospectus or Prospectus Supplement must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Funding Period will be remitted to Certificateholders as repayments of principal.

     (9) The Agreement must describe the Permitted Investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Prospectus Supplement, the terms and conditions for eligibility of the Subsequent Loans.

     The Underwriter believes that all of the conditions for exemptive relief under the proposed amendment to the Exemption with respect to pre-funding will be satisfied. Therefore, if the relief granted under the final amendment conforms to that proposed by the DOL, such relief would be applicable retroactively to the Closing Date. Although there can be no assurance that the final amendment will be adopted, or if adopted, that it will be identical to that proposed, it is not anticipated that any changes will be made which would adversely affect the applicability of the Exemption to the purchase, transfer or holding of the Certificates by or on behalf of a Plan on account of the use of pre-funding. However, any Plan investor who proposes to acquire Certificates in reliance upon the Exemption should consult with its counsel and make its own determination as to the applicability of the Exemption and the advisability of investing in Certificates in reliance upon the proposed pre-funding amendment.

     Before purchasing a Class A Certificate in reliance on the Exemption or any other exemption, a fiduciary of a Plan should confirm that all applicable requirements would be satisfied. Any Plan fiduciary considering the purchase of a Class A Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Special caution ought to be exercised before a Plan purchases a Class A Certificate in such circumstances. See "ERISA Considerations" in the Prospectus.

                         LEGAL INVESTMENT CONSIDERATIONS

     No Class of Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans or deeds of trust may not be legally authorized to invest in such Classes of Offered Certificates. No representation is made herein as to whether any Class of Offered Certificates constitutes a legal investment for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Offered Certificates as legal investments for such purchasers prior to investing in any Class of Offered Certificates.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement dated June 24, 1997 (the "Underwriting Agreement"), the Representative, on behalf of the Originators, has agreed to sell, and each Underwriter has agreed to purchase, the principal amount of each Class of Offered Certificates set forth below its name.


                      LEHMAN BROTHERS INC.          PRUDENTIAL SECURITIES INC.      TOTAL

Class A-1             $ 79,084,000                  $15,816,000                  $94,900,000
Class A-1             $ 51,500,000                  $10,300,000                  $61,800,000
Class A-3             $ 23,063,000                  $ 4,612,000                  $27,675,000
Class M-1             $ 27,605,000                  $ 5,520,000                  $33,125,000
Class M-2             $ 15,625,000                  $ 3,125,000                  $18,750,000
Class B               $ 11,459,000                  $ 2,291,000                  $13,750,000
   Total              $208,336,000                  $41,664,000                 $250,000,000


     The Offered Certificates will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Aggregate proceeds to the Originators from the sale of the Offered Certificate are expected to be approximately $249,234,641, plus accrued interest, before reducting expense payable by the Originators estimated to be approximately $300,000.

     The Representative has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Each of the Underwriters may provide investment banking services for the Representative for which it will receive additional compensation.


                                  LEGAL MATTERS

     Certain legal matters relating to the validity of the issuance of the Offered Certificates will be passed upon for the Representative by Eric R. Elwin, Esq., Corporate Counsel of the Representative. Certain legal matters relating to the issuance of the Offered Certificates will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP has performed legal services for the Representative and it is expected that it will continue to perform such services in the future.


                       RATING OF THE OFFERED CERTIFICATES

     It is a condition to the issuance of the Class A Certificates that each Class be rated "AAA" by S&P and "Aaa" by Moody's. It is a condition to the issuance of the Class M-1 Certificates that they be rated at least "AA" by S&P and at least "Aa2" by Moody's. It is a condition to the issuance of the Class M-2 Certificates that they be rated at least "A" by S&P and at least "A2" by Moody's. It is a condition to the offering of the Class B Certificates that they be rated at least "BBB" by S&P and at least "Baa2" by Moody's. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Class of Offered Certificates.


                              FINANCIAL INFORMATION

     The Trust has been formed to own the Loans and to issue the Certificates. The Trust had no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus Supplement.

                            INDEX OF PRINCIPAL TERMS

                                                                 PAGE

Accelerated Principal Distribution Amount                        S-15
Adjusted Loan Remittance Rate                                    S-32
Agreement                                                        S-6
Applicable Majority Certificateholders                           S-74
Applied Realized Loss Amount                                     S-20
Authorized Rating Agencies                                       S-77
Auto Loans                                                       S-41
Available Maximum Subordination Amount                           S-62
Available Remittance Amount                                      S-55
Balloon Loans                                                    S-46
Beneficial owner                                                 S-67
Book-Entry Certificates                                          S-66
Business Day                                                     S-55
Capitalized Interest Account                                     S-23
Cede                                                             S-35
Cedel Bank                                                       S-1
Cedel Bank Participants                                          S-68
Certificate Account                                              S-75
Certificate Owners                                               S-66
Certificateholders                                               S-2
Certificates                                                     S-1
Claims                                                           S-5
Claims Administrator                                             S-2
Class A Certificates                                             S-1
Class A Credit Enhancement Percentage                            S-60
Class A Current Principal Balance                                S-7
Class A Formula Principal Distribution Amount                    S-11
Class A Interest Distribution Amount                             S-7
Class A Interest Shortfall Carryforward Amount                   S-7
Class A Principal Distribution Amount                            S-11
Class A-1 Interest Shortfall Carryforward Amount                 S-7
Class A-2 Interest Shortfall Carryforward Amount                 S-7
Class A-3 Interest Shortfall Carryforward Amount                 S-7
Class B Applied Realized Loss Amount                             S-64
Class B Certificates                                             S-1
Class B Cross-over Date                                          S-14
Class B Formula Principal Distribution Amount                    S-14
Class B Interest Distribution Amount                             S-9
Class B Interest Shortfall Carryforward Amount                   S-10
Class B Percentage                                               S-60
Class B Principal Distribution Amount                            S-15
Class B Realized Loss Amount                                     S-64
Class M Certificates                                             S-1
Class M Interest Distribution Amount                             S-9
Class M Interest Shortfall Carryforward Amounts                  S-9
Class M-1 Applied Realized Loss Amount                           S-64
Class M-1 Formula Principal Distribution Amount                  S-12
Class M-1 Interest Distribution Amount                           S-8
Class M-1 Interest Shortfall Carryforward Amount                 S-8
Class M-1 Principal Distribution Amount                          S-13
Class M-1 Realized Loss Amount                                   S-64
Class M-2 Formula Principal Distribution Amount                  S-13
Class M-2 Interest Distribution Amount                           S-9
Class M-2 Interest Shortfall Carryforward Amount                 S-9
Class M-2 Principal Distribution Amount                          S-13
Class M-2 Realized Loss Amount                                   S-65
Class R Certificates                                             S-1
Class X Certificates                                             S-1
Closing Date                                                     S-1
Compensating Interest                                            S-32
Contingency Fee                                                  S-32
Conventional Loans                                               S-2
Cooperative                                                      S-68
Co-Trustee                                                       S-5
CPR                                                              S-51
Current Principal Balance                                        S-54
Curtailment                                                      S-32
Custodian                                                        S-5
Cut-Off Date                                                     S-5
Dealer Loans                                                     S-38
Definitive Certificates                                          S-35
Definitive Class A Certificate                                   S-67
Designated Depository Institution                                S-72
Detailed Description                                             S-45
Determination Date                                               S-31
Direct Loans                                                     S-38
Disqualified Persons                                             S-76
DOL                                                              S-76
DTC                                                              S-35
Due Period                                                       S-55
Equity Advantage Loans                                           S-44
ERISA                                                            S-34
Euroclear                                                        S-1
Euroclear Operator                                               S-68
Euroclear Participants                                           S-68
European Depositaries                                            S-67
Excluded Plan                                                    S-77
Exemption                                                        S-34
FHA                                                              S-2
FHA Insurance Premium                                            S-27
FHA Loans                                                        S-2
FHA Payment                                                      S-27
FHA Premium Account                                              S-27
Final Determination                                              S-74
Financial Intermediary                                           S-67
Funding Period                                                   S-22
HEP                                                              S-51
Holders                                                          S-2
Home Equity Loans                                                S-41
Home Improvement Interest Rate                                   S-30
Home Improvement Loans                                           S-2
Home Improvement Mortgage Notes                                  S-28
Home Improvement Mortgaged Properties                            S-28
Home Improvement Mortgages                                       S-28
HUD                                                              S-2
Initial Loans                                                    S-28
Insurance Proceeds                                               S-32
Interest Distribution Amounts                                    S-10
IRS                                                              S-74
Liquidated Loan                                                  S-11
Liquidation Proceeds                                             S-31
Loans                                                            S-2
Maximum Subordination Amount                                     S-62
Monthly Advance                                                  S-26
Monthly Excess Spread                                            S-63
Moody's                                                          S-33
Mortgaged Properties                                             S-28
Mortgages                                                        S-45
Mortgagor                                                        S-29
Multifamily Mortgaged Properties                                 S-30
NHA Act                                                          S-37
90 Day Delinquent FHA Loan                                       S-27
90 Day Delinquent Loan                                           S-27
Notes                                                            S-45
Obligor                                                          S-29
Offered Certificates                                             S-1
Optional Servicer Termination Date                               S-33
Original Collateral Amount                                       S-12
Original Principal Balance                                       S-55
Originators                                                      S-2
Pass-Through Rate                                                S-4
Percentage Interest                                              S-6
Permitted Instruments                                            S-72
Permitted Investments                                            S-78
Plan Asset Regulations                                           S-76
Plans                                                            S-34
Pool                                                             S-2
Pre-Funded Amount                                                S-22
Pre-Funding Account                                              S-2
Pre-Funding Limit                                                S-77
Prepayment                                                       S-49
Prepayment Assumption                                            S-51
Principal and Interest Account                                   S-72
Principal Distribution Amount                                    S-10
Principal Prepayment                                             S-32
Prohibited Transactions                                          S-76
Prospectus                                                       S-2
PUDs                                                             S-28
Purchase Option Period                                           S-74
Rating Agencies                                                  S-33
Realized Loss                                                    S-19
Record Date                                                      S-23
Regular Interests                                                S-2
Related Payments                                                 S-26
Released Mortgaged Property Proceeds                             S-32
Relevant Depositary                                              S-67
REMIC                                                            S-2
Remittance Date                                                  S-2
REO Property                                                     S-33
Representative                                                   S-5
Reserve Amount                                                   S-25
Residual Interest                                                S-2
Restricted Group                                                 S-77
Rules                                                            S-67
S&P                                                              S-33
SBA                                                              S-41
SBA Loans                                                        S-41
Senior Certificates                                              S-1
Senior Percentage                                                S-11
Servicer                                                         S-2
Servicing Account                                                S-73
Servicing Fee                                                    S-32
Shortfall Amounts                                                S-62
SMMEA                                                            S-34
Special Remittance Date                                          S-23
Specified Subordinated Amount                                    S-59
Spread Amount                                                    S-12
Spread Amount Stepdown Date                                      S-12
Student Loans                                                    S-41
Subordinated Certificates                                        S-1
Subordinated Deficiency Amount                                   S-16
Subordination Reduction Amount                                   S-12
Subsequent Loans                                                 S-2
Termination Notice                                               S-74
Termination Price                                                S-33
Terms and Conditions                                             S-69
Title I                                                          S-2
Title I Loan Program                                             S-37
Title I Property Improvement Loans                               S-37
Trigger Event                                                    S-60
Trust                                                            S-1
Trustee's Loan File                                              S-25
Underwriters                                                     S-1
Underwriting Agreement                                           S-80
Unpaid Realized Loss Amount                                      S-65
Weighted Average Life                                            S-49

                                                                 ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, Cedel Bank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel Bank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

     Secondary, cross-market trading between Cedel Bank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel Bank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel Bank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel Bank or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Improvement Loan Asset-Backed Certificates issues in same-day funds.

     TRADING BETWEEN CEDEL BANK AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Bank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CEDEL BANK OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Bank Participant or a Euroclear Participant, the purchaser will send instructions to Cedel Bank or Euroclear through a Cedel Bank Participant or Euroclear Participant at least one business day prior to settlement. Cedel Bank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities based upon a year consisting of 12 months of 30 days each. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Bank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel Bank, or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Bank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel Bank or Euroclear. Under this approach, they may take on credit exposure to Cedel Bank or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel Bank or Euroclear has extended a line of credit to them, Cedel Bank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Bank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Bank Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Bank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL BANK OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Bank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel Bank or Euroclear through a Cedel Bank Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel Bank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities based upon a year consisting of 12 months of 30 days each. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Bank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Bank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Bank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Bank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel Bank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Bank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedel Bank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel Bank or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel Bank or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC' Participant is at least one day prior to the value date for the sale to the Cedel Bank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel Bank, or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

     EXCEPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES. (FORM 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for
     Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a "Foreign Trust," as defined in Section 7701(a)(31) of the Code. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advise concerning their holding and disposing of the Global Securities.

PROSPECTUS


                              THE MONEY STORE INC.
                                (REPRESENTATIVE)

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)


     This Prospectus relates to The Money Store Asset Backed Certificates (the "Certificates"), issuable in Series, which may be sold from time to time on terms determined at the time of sale and described in the related Prospectus Supplement, evidencing specified interests in one or more trust funds (each, a "Trust"), the primary assets of which will consist of pools (each, a "Pool") of certain mortgage loans and certain other mortgage-related or other similar assets more particularly described herein (the "Mortgage Assets"). The Mortgage Assets and other assets of any Trust will be described in the Prospectus Supplement for the related Series of Certificates. Certain of the Mortgage Assets may have been originated by wholly-owned subsidiaries (the "Originators") of The Money Store Inc. ("The Money Store" or the "Representative"). Certain other of the Mortgage Assets may have been acquired by The Money Store, an Originator or an affiliate thereof from other lenders or government agencies, or may consist of mortgage pass-through or mortgage-backed securities issued by government agencies or private lenders. In addition, if so specified in the related Prospectus Supplement, the Trust will include monies on deposit in one or more trust accounts to be established with a Trustee (as defined herein), which may include a Pre-Funding Account (as defined herein) which would be used to purchase additional Mortgage Assets for the related Trust from time to time during the Funding Period (as defined herein) specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, certain Certificates may evidence a fractional undivided ownership interest in a Trust which will hold a beneficial ownership interest in another trust fund which will contain the Mortgage Assets. Certificates may also be entitled to the benefits of insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, guaranties of The Money Store, supplemental interest payments or other forms of credit enhancement or maturity protection, to the extent described in the related Prospectus Supplement. The Prospectus Supplement for each Series of Certificates will name the entities (which will include The Money Store or one of its affiliates and may include other entities) which will act, directly or through one or more sub-servicers, as master servicers (each, in such capacity, the "Master Servicer") of such Mortgage Assets.

     Each Series of Certificates will be issued in one or more classes (each, a "Class"). Each Class of Certificates will evidence a fractional undivided ownership interest of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Mortgage Assets in the related Trust. A Series of Certificates may include one or more Classes that receive certain preferential treatment with respect to one or more other Classes. One or more Classes of Certificates may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other Classes of Certificates or after the occurrence of specified events, or may be required to absorb one or more types of losses prior to one or more other Classes of Certificates, in each case as specified in the related Prospectus Supplement.

     SEE RISK FACTORS ON PAGE 18 HEREIN FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES OFFERED HEREBY.

                  The date of this Prospectus is March 7, 1997

     Distributions to holders of Certificates ("Certificateholders" or "Holders") will be made on certain dates specified in the related Prospectus Supplement (each, a "Remittance Date"), which may be monthly, quarterly, semi-annually or at such other intervals as are specified therein. The rate (the "Pass-Through Rate") at which Certificateholders will receive distributions of interest on any Class of Certificates or the method of calculating such Pass-Through Rate, which may be fixed or variable, will be set forth in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made only from the assets of the related Trust.

     The Certificates will not represent an obligation of or interest in the Representative, the Originators, or any affiliate thereof and, except to the extent described herein or specified in the related Prospectus Supplement, will not be insured or guaranteed by any governmental agency or instrumentality or (except as otherwise specified in the related Prospectus Supplement) by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Representative or the Originators with respect to a Series of Certificates will be pursuant to certain limited representations and warranties. Except for certain representations and warranties relating to the Mortgage Assets and certain other exceptions, the Master Servicer's obligations with respect to the related Series of Certificates will be limited to its contractual servicing obligations. If the amount available for distribution to Certificateholders on any Remittance Date is less than the amount due to them, the Master Servicer, to the extent provided in the related Prospectus Supplement, may be obligated, under certain terms and conditions, to advance cash to such Certificateholders, to the extent such deficiency is attributable to delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein). See "Description of the Certificates--Monthly Advances and Compensating Interest."

     The yield to Certificateholders on each Class of Certificates of a Series may be affected by the rate of payment of principal (including prepayments) of the Mortgage Assets in the related Trust and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     If specified in a Prospectus Supplement, an election may be made to treat each Trust as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences."


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS
             NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
                 ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. The intention of any underwriter to make a secondary market in the Certificates will be set forth in the related Prospectus Supplement. There can be no assurance that a secondary market for the Certificates will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Certificates to be offered hereunder, among other things, will set forth with respect to such Series of Certificates: (i) the aggregate principal amount, Pass-Through Rate or Rates or other applicable annual rate or rates of interest (or the manner of determining such rate or rates) and authorized denominations of each Class of such Certificates; (ii) certain information concerning the Mortgage Assets and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, guaranties of The Money Store, supplemental interest payments or other forms of credit enhancement or maturity protection, if any, relating to the Pools or all or part of the related Certificates; (iii) the specified interest of each Class of Certificates in, and manner and priority of, the distributions on the Mortgage Assets; (iv) information as to the nature and extent of subordination with respect to such Series of Certificates, if any; (v) the Remittance Dates; (vi) information as to the Master Servicer; (vii) the circumstances, if any, under which each Trust may be subject to early termination; (viii) whether the Representative intends to elect to cause the Trust to be treated as a REMIC; and (ix) additional information with respect to the plan of sale of such Certificates.

                              AVAILABLE INFORMATION

     The Representative has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Certificates. The Registration Statement and amendments thereof and to the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                          REPORTS TO CERTIFICATEHOLDERS

     Periodic and annual reports concerning any Certificates and the related Trust will be provided to the Certificateholders as described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a Series of Certificates may be issuable in book-entry form. In such event, the related Certificates will be registered in the name of Cede, the nominee of The Depository Trust Company. All reports will be provided to Cede, which in turn will provide such reports to its Participants and Indirect Participants (as defined herein). Such Participants and Indirect Participants will then forward such reports to the beneficial owners of Certificates. See "Description of the Certificates--Book-Entry Registration."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by or on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. With respect to any Class of Certificates that is supported by a Guaranty of The Money Store, The Money Store's Annual Report on Form 10-K for the year ended December 31, 1995, and Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1996, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement. With respect to any Class of Certificates that is supported by a Guaranty of The Money Store, all documents filed by The Money Store pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Representative will provide without charge to each person to whom a copy of the Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to The Money Store Inc., 3301 C Street, Suite 100-M, Sacramento, California 95816, Attention: Investor Relations, Telephone: (916) 446-5000.

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement. Capitalized terms used but not defined in this Prospectus shall have the meanings assigned to such terms elsewhere in this Prospectus.

Securities
Offered........................... The Money Store Asset Backed Certificates
                                   (the "Certificates"), evidencing interests in certain Pools of Mortgage Loans and certain other Mortgage Assets (each, as defined below), may be issued from time to time in Series pursuant to separate Pooling and Servicing Agreements (each, an "Agreement") among The Money Store Inc., as Representative (the "Representative") of certain Trusts, Originators, a Master Servicer, and a Trustee, each as defined herein and as specified in the related Prospectus Supplement for such Series of Certificates.

Issuers........................... Certain trust funds (each, a "Trust")
                                   represented by The Money Store, the primary assets of which will be a Pool of Mortgage Loans and certain other Mortgage Assets.

Representative
and Master
Servicer.......................... The Money Store Inc. ("The Money Store"), a
                                   New Jersey corporation. The Prospectus
                                   Supplement relating to any Series of
                                   Certificates will name the entities (which may include The Money Store or one of its affiliates and may additionally include other unrelated entities) which will act, directly or through one or more Sub-Servicers (as defined herein), as master servicers (each, in such capacity, the "Master Servicer"). The principal offices of The Money Store are located in Sacramento, California and Union, New Jersey. See "The Representative and the Originators."

The Mortgage
Assets............................ The Certificates will evidence fractional undivided ownership interests in certain
                                   Trusts further described herein. The primary assets of each Trust may consist of one or more pools (each, a "Pool") of Mortgage Loans and certain other mortgage-related assets ("Mortgage Assets") specified in the related Prospectus Supplements, which may include (i) first, second and more junior lien mortgage loans, deeds of trust or participations therein secured by one- to four-family residential properties, including low-rise condominiums, single family detached homes, single-family attached homes, planned unit developments and mixed use properties (collectively, "Single Family Loans," which Single Family Loans may be "Conventional Loans" (i.e., loans that are ---- not insured or guaranteed by any governmental agency) or loans that are insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Veterans' Administration ("VA") as specified in the related Prospectus Supplement), (ii) loans or participations therein secured by security interests or similar liens on shares in private, non-profit cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings ("Cooperative Loans"), (iii) first, second and more junior lien mortgage loans, deeds of trust or participations therein secured by multifamily residential or mixed-use properties, such as rental apartment buildings (including buildings owned by Cooperatives) or projects containing five or more residential units ("Multifamily Loans"), (iv) conditional sales contracts and installment sales or loan agreements or participations therein secured by manufactured housing ("Contracts"), (v) mortgage-backed securities issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (the "Agency Securities"), (vi) privately issued mortgage-backed securities ("Private Mortgage-Backed Securities" or "PMBS"), (vii) first, second and more junior home improvement mortgage loans that are either conventional loans ("Secured Conventional Home Improvement Loans") or loans originated under the Title I credit insurance program created under the National Housing Act of 1934 by the Federal Housing Administration ("FHA Loans"), and (viii) unsecured home improvement loans consisting of conventional unsecured home improvement loans and FHA insured home improvement loans (the "Unsecured Home Improvement Loans"). The Single Family Loans, Cooperative Loans, Multifamily Loans, Secured Conventional Home Improvement Loans, FHA Loans and Unsecured Home Improvement Loans are sometimes referred to herein collectively as the "Mortgage Loans."

A.  Mortgage
     Loans........................ The payment terms of the Mortgage Loans to be included in any Pool will be described in the related Prospectus Supplement and may include any of the following features, combinations thereof or other features described in the related Prospectus Supplement:

                                   (a)  Interest may be payable at a fixed rate
                                        (a "Fixed Rate") or may be payable at a
                                        rate that is adjustable from time to
                                        time in relation to an index, that may
                                        be fixed for a period of time or under
                                        certain circumstances and is followed by an adjustable rate, a rate that other-wise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate (each, an "Adjustable Rate"). The specified rate of interest on a Mortgage Loan is its "Mortgage Interest Rate." Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may permit the payment of interest at a rate lower than the Mortgage Interest Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the properties securing the related Mortgage Loan (the "Mortgaged Properties") or another source or may be treated as accrued interest and added to the principal of the Mortgage Loan.

                                   (b)  Principal may be payable on a level
                                        basis to fully amortize the Mortgage
                                        Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Interest Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity (a "balloon" payment). From time to time, principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                                   (c)  Monthly payments of principal and
                                        interest may be fixed for the life of
                                        the Mortgage Loan, may increase over a
                                        specified period of time ("graduated
                                        payments"), or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                                   (d)  Prepayments of principal may be subject
                                        to a prepayment fee, which may be fixed
                                        for the life of the Mortgage Loan or may adjust or decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("Lockout Periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable Lockout Period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain other transfers of the related Mortgaged Properties. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

                                   The Mortgaged Properties relating to Mortgage Loans may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any other commonwealth , territory or possession of the United States . The Mortgaged Properties generally will be covered by standard hazard insurance policies ("Standard Hazard Insurance Policies") insuring against losses due to fire and various other causes. The Mortgage Loans will be covered by Primary Mortgage Insurance Policies to the extent provided in the related Prospectus Supplement. As set forth in the related Prospectus Supplement, certain of the Mortgage Loans underlying a given Series of Certificates may have been originated by the Representative, the Originators or affiliates thereof and certain Mortgage Loans may have been purchased by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative.

                                   Certain of the Mortgage Loans may be
                                   partially insured by the FHA, an agency of the United States Department of Housing and Urban Development ("HUD"), pursuant to the Title I credit insurance program (the "Title I Loan Program") of the National Housing Act of 1934. Several types of loans may be made under the Title I Loan Program, including (1) property improvement loans; (2) manufactured home purchase loans, (3) manufactured home lot loans; and (4) combination loans (to purchase a manufactured home and a lot). The Title I Loan Program is a coinsurance program. The lender initially is at risk for 10% of the principal balance of each loan. The FHA will insure the remaining 90% of the principal balance of each loan, subject to certain limits. Such FHA insurance is accorded the full faith and credit of the United States of America.

                                   The Prospectus Supplement for each Series of
                                   Certificates will specify with respect to all Mortgage Loans expected to be included in the related Pool as of the related closing date, among other things, (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Mortgage Loans in such Pool as of the date specified in the Prospectus Supplement, (ii) the largest expected principal balance and the smallest expected principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties and/or other assets securing the Mortgage Loans and the percentage, if any, of Unsecured Home Improvement Loans expected to be included in the related Pool, (iv) the original terms to maturity of the Mortgage Loans, (v) the expected weighted average term to maturity of the Mortgage Loans as of the date specified in the Prospectus Supplement and the expected range of the terms to maturity, (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the expected aggregate principal balance of Mortgage Loans having Combined Loan-to-Value Ratios at origination exceeding 80%, (viii) the expected weighted average Mortgage Rate or APR and ranges of Mortgage Rates or APRs borne by the Mortgage Loans or Contracts (as the case may be), (ix) in the case of Mortgage Loans having Adjustable Rates, the expected weighted average of the Adjustable Rates as of the date set forth in the Prospectus Supplement and maximum permitted Adjustable Rates, if any, (x) the expected aggregate outstanding principal balance, if any, of "buydown" mortgage loans (as hereinafter described) and Mortgage Loans having graduated payment provisions, as of the date set forth in the Prospectus Supplement, (xi) the amount of any Certificate Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond (each as defined herein) to be maintained with respect to such Pool, (xii) the amount of any Primary Mortgage Insurance and Standard Hazard Insurance (as hereinafter described) required to be maintained with respect to each Mortgage Loan, (xiii) the amount, if any, and terms of any other credit enhancement to be provided with respect to all or any Mortgage Loans or the Pool and
                                   (xiv) the expected geographic location of the Mortgaged Properties, if any.

B.  Contracts..................... Contracts will consist of conditional sales and installment sales or loan agreements secured by new or used Manufactured Homes (as defined herein). To the extent provided in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR").

C.  Agency
     Securities................... The Agency Securities will consist of (i)
                                   fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"), (ii) guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"), (iii) Mortgage Participation Certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"),
                                   (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA, FHLMC or other government agency or government-sponsored agency Certificates and, unless otherwise specified in the Prospectus Supplement, guaranteed to the same extent as the underlying securities,
                                   (v) another type of guaranteed pass-through certificate issued or guaranteed by GNMA, FNMA, FHLMC or another government agency or government-sponsored agency and described in the related Prospectus Supplement, or (vi) a combination of such Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FNMA or FHLMC Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. The Agency Securities may consist of pass-through securities issued under the GNMA I Program, the GNMA II Program, FHLMC's Cash or Guarantor Program or another program specified in the Prospectus Supplement. The payment characteristics of the Mortgage Loans underlying the Agency Securities will be described in the related Prospectus Supplement. See "The Trusts--Agency Securities."

D.  Private Mortgage-
     Backed
     Securities................... Private Mortgage-Backed Securities may
                                   include (i) mortgage participations or
                                   pass-through certificates representing
                                   beneficial interests in certain mortgage loans or (ii) Collateralized Mortgage Obligations ("CMOs") secured by such mortgage loans. Although individual mortgage loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be, so insured or guaranteed. See "The Trusts--Private Mortgage-Backed Securities."
                                   Unless otherwise specified in the Prospectus
                                   Supplement relating to a Series of
                                   Certificates, payments on the Private
                                   Mortgage-Backed Securities will be
                                   distributed directly to the Trustee as
                                   registered owner of such Private
                                   Mortgage-Backed Securities. See "The
                                   Trusts--Private Mortgage-Backed Securities."

                                   The Prospectus Supplement for each Series of
                                   Certificates will specify, with respect to any Private Mortgage-Backed Securities owned by the related Trust: (i) the aggregate approximate principal amount and type of Private Mortgage- Backed Securities; (ii) certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities, including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal amount, if known, of the underlying mortgage loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such mortgage loans, and (D) the minimum and maximum stated maturities of the mortgage loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities; (vii) the issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer"), the servicer of the Private Mortgage-Backed Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, financial guaranty insurance policies or third party guarantees, relating to the mortgage loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity; and (x) the terms on which substitute mortgage loans may be delivered to replace those initially deposited with the PMBS Trustee. See "The Trusts."

Pre-Funding
Account........................... If provided in the related Prospectus
                                   Supplement, the original principal amount of a Series of Certificates may exceed the principal balance of the Mortgage Assets initially being delivered to the Trustee. Cash in an amount equal to such difference (such amount, the "Pre-Funded Amount") will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee for the benefit of the Holders. During the period set forth in the related Prospectus Supplement (the "Funding Period"), the Pre-Funded Amount in the Pre-Funding Account may be used to purchase additional Mortgage Assets for the related Trust subject to the satisfaction of certain conditions specified under the Agreements.

                                   For a Trust that elects to be characterized as either a REMIC or a grantor trust under federal income tax laws, the maximum length of the related Funding Period will not exceed three calendar months or 90 days, respectively, from the date of issuance of the Certificates and otherwise the maximum length of the Funding Period will not exceed the period set forth in the related Prospectus Supplement. The amount of the initial Pre-Funded Amount is intended not to exceed the aggregate principal balance of additional Mortgage Assets that the Representative anticipates will be acquired and conveyed to the Trust during the applicable Funding Period.

                                   Prior to the conveyance of any additional
                                   Mortgage Assets to the Trust, the
                                   Representative will be required to give
                                   notice of the additional Mortgage Assets to be conveyed to the Trust to the Trustee(s) and any third-party credit enhancement provider. Upon the satisfaction of the conditions set forth in the Agreement, including the receipt by the Trustee of an executed assignment, an Officer's Certificate and a legal opinion, the Trustee will release from the Pre- Funding Account the necessary funds to purchase the additional Mortgage Assets to be conveyed to the Trust on such date. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period, such amount, in the amounts and in the manner specified in the related Prospectus Supplement, will be used to prepay some or all Classes of the related Series of Certificates.

Description of the
Certificates...................... Each Certificate will represent a fractional undivided ownership interest in the Trust created pursuant to the related Agreement. The primary assets of such Trust will be a Pool of Mortgage Loans and certain other Mortgage Assets. The Certificates of any Series may be issued in one or more Classes, as specified in the related Prospectus Supplement. A Series of Certificates may include one or more Classes of senior Certificates (collectively, "Senior
                                   Certificates") which receive certain
                                   preferential treatment specified in the
                                   related Prospectus Supplement with respect to one or more Classes of subordinate Certificates (collectively, the "Subordinated Certificates"). Certain Series or Classes of Certificates may be covered by a Certificate Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, as described herein and in the related Prospectus Supplement.

                                   Each Class of Certificates within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Certificates entitled to distributions allocable to interest, the right to receive interest at a Fixed Rate or an Adjustable Rate; and (vii) include, as to Certificates entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement. The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related Prospectus Supplement.

                                   The Certificates will be issuable in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts as may be set forth in a Prospectus Supplement), except that one Certificate of each Class may be issued in a different denomination. See "Description of Certificates."

Credit
Enhancement ...................... The Mortgage Assets in a Trust or the
                                   Certificates of one or more Classes in the related Series may have the benefit of one or more types of credit enhancement, as described in the related Prospectus Supplement. The protection against losses afforded by any such credit support may be limited. Such credit enhancement may include one or more of the following types:

A.  Subordination
     and Reserve
     Accounts..................... The rights of the holders of Subordinated
                                   Certificates of a Series to receive
                                   distributions with respect to the Mortgage
                                   Assets and other assets in the related Trust will be subordinated to the rights of the holders of the Senior Certificates of the same Series to receive distributions to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of payments which such holders would be entitled to receive if there had been no losses or delinquencies. The protection afforded to the holders of Senior Certificates through subordination may be accomplished by the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, the amounts of principal and interest due to them on each Remittance Date out of the funds available for distribution on such date in the related Certificate Account (as defined herein) to the extent described in the related Prospectus Supplement. The protection afforded to the holders of Senior Certificates through subordination also may be accomplished by allocating certain types of losses or delinquencies to the related Subordinated Certificates to the extent described in the related Prospectus Supplement.

                                   If so specified in the related Prospectus
                                   Supplement, the same Class of Certificates may constitute Senior Certificates with respect to certain types of payments or certain losses or delinquencies and Subordinated Certificates with respect to other types of payments or losses or delinquencies. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by Standard Hazard Insurance Policies or losses due to the bankruptcy of a Mortgagor not covered by a Bankruptcy Bond. If further specified in the related Prospectus Supplement, one or more reserve accounts (each, a "Reserve Account") may be established and maintained, in whole or in part, by the deposit therein of distributions allocable to the holders of Subordinated Certificates for a specified time or until a specified level is reached. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Certificateholders or released to Subordinated Certificateholders from the related Trust.

B.  Certificate
     Guaranty
     Insurance
     Policy....................... A certificate guaranty insurance policy or policies ("Certificate Guaranty Insurance
                                   Policy") may be obtained and maintained for each Class or Series of Certificates. Certificate Guaranty Insurance Policies generally unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest, as well as any other amounts specified in the related Prospectus Supplement, will be received by an agent of the Trustee, for distribution by the Trustee to Certificateholders. Certificate Guaranty
                                   Insurance Policies may have certain
                                   limitations set forth in the related
                                   Prospectus Supplement, including (but not limited to) limitations on the insurer's obligation to guarantee the Master Servicer's obligation to repurchase or substitute for any Mortgage Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Certificates on any specified date.

C.  Spread
     Amount....................... If so specified in the related Prospectus
                                   Supplement, certain Classes of Certificates may be entitled to receive limited acceleration of principal relative to the amortization of the related Mortgage Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Mortgage Assets to the payment of principal on such Classes of Certificates. This acceleration feature is intended to create an amount (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the applicable Mortgage Assets over the principal balances of the applicable Classes of Certificates. Once the required Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Agreement will provide that, subject to certain floors, caps and triggers, the required level of the Spread Amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the applicable Classes of Certificates to increase the actual level of the Spread Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. An Agreement also may provide that after one or more Classes of Certificates have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of Certificates.

D.  Mortgage Pool
     Insurance
     Policy....................... A mortgage pool insurance policy or policies
                                   ("Mortgage Pool Insurance Policy") may be obtained and maintained for each Series pertaining to Mortgage Loans and Contracts, limited in scope, covering defaults on the related Mortgage Loans or Contracts in an initial amount equal to a specified percentage of the aggregate principal balance of all Mortgage Loans or Contracts included in the Pool as of the Cut-off Date or such other date as is specified in the related Prospectus Supplement.

E.  Special Hazard
     Insurance
     Policy....................... In the case of Mortgage Loans or Contracts, certain physical risks that are not otherwise insured against by Standard Hazard Insurance Policies may be covered by a special hazard insurance policy or policies (a "Special Hazard Insurance Policy"). The level of coverage of each Special Hazard Insurance Policy will be specified in the related Prospectus Supplement.

F.  Bankruptcy
     Bonds........................ A mortgagor bankruptcy bond or bonds
                                   ("Bankruptcy Bond") may be obtained to cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal or interest on a Mortgage Loan or Contract or a reduction by such court of the principal amount of a Mortgage Loan or Contract, and will cover certain unpaid interest on the amount of such a principal reduction. The level of coverage of each Bankruptcy Bond will be specified in the related Prospectus Supplement.

G.  Cross
     Support...................... If so specified in the Prospectus Supplement, the ownership interests of separate Trusts or separate groups of assets may be evidenced by separate Classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to certain Certificates evidencing interests in one or more Trusts or asset groups prior to distributions to other Certificates evidencing interests in other asset groups or Trusts. If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts, without priority among such Trusts, until the credit support is exhausted. If applicable, the Prospectus Supplement will identify the Trusts or asset groups to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts or asset groups.

H.  Supplemental
     Interest
     Payments..................... If so specified in the Prospectus Supplement, one or more Classes of Certificates may be entitled to receive supplemental interest payments under specified circumstances. Supplemental interest payments will be available to fund some or all of the difference, if any, between the interest owed to a Class of Certificates on a Remittance Date and the interest that would be available to pay such interest assuming no defaults or delinquencies on the Mortgage Assets. Such differences may result if the interest rates on the applicable Classes of Certificates are based upon an index that differs from the index used in determining the interest rates on the Mortgage Assets. Except as otherwise provided in a Prospectus Supplement, supplemental interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Mortgage Assets.

I.  Maturity
    Protection.................... If so specified in the Prospectus Supplement, one or more Classes of Certificates may be entitled to third-party payments to help provide that the holders of such Certificates receive their unpaid principal on or prior to a specified date.

J. The Guaranty................... If so specified in the Prospectus Supplement, and in order to provide additional credit enhancement, The Money Store may provide a guaranty of amounts due on certain Classes of Certificates. The amount and formula for calculating such guaranty shall be as set forth in the Prospectus Supplement.

K.  Other Credit
    Enhancement................... Other credit enhancement arrangements, as described in the related Prospectus
                                   Supplement, including (but not limited to) one or more reserve funds, letters of credit, financial guaranty insurance policies, a guaranty of The Money Store or third party guarantees, may be used to provide coverage for certain risks of defaults or losses. These arrangements may be in addition to or in substitution for any forms of credit support described in the Prospectus. Any such arrangement must be acceptable to each nationally recognized rating agency that provides a rating for the related Series of Certificates (the "Rating Agency"). Additionally, to the extent a significant portion of the Mortgage Loans underlying a given Series of Certificates consists of FHA Loans, the related Prospectus Supplement will describe the features of any related credit support including, but not limited to, that provided by the FHA, if any.

Monthly Advances.................. If so specified in the related Prospectus
                                   Supplement, the Master Servicer will be
                                   required under each Agreement to remit to the Trustee no later than the day of each month which is at least three business days prior to the Remittance Date and is in no case earlier than the seventh business day of such month (the "Determination Date") the amount (a "Monthly Advance"), if any, by which (a) the sum of (x) 30 days' interest at the weighted average Adjusted Mortgage Loan Remittance Rate (as defined herein under "Description of the Certificates- -Monthly Advances and Compensating Interest") on the then outstanding principal balance of the related Series of Certificates and (y) the amount, if any, required to be deposited into the related Reserve Account (as specified in the related Prospectus Supplement) for the related Remittance Date exceeds (b) the amount received by the Master Servicer in respect of interest on the Mortgage Loans as of the related Record Date. Such advances by the Master Servicer are reimbursable in the first instance from late collections of interest, including amounts received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds"), amounts paid by any insurer pursuant to any insurance policy covering a Mortgage Loan, Mortgaged Property or REO Property ("Insurance Proceeds"), and proceeds received by the Master Servicer in connection with condemnation, eminent domain or a release of lien ("Released Mortgaged Property Proceeds") collected with respect to the related Mortgage Loans as to which the advances were made, and any other amount that would otherwise be distributed on the Class R Certificates. See "Description of the Certificates--Monthly Advances and
                                   Compensating Interest."

Compensating
Interest.......................... If so specified in the related Prospectus
                                   Supplement, with respect to each Mortgage
                                   Loan as to which the Master Servicer receives a principal payment in full in advance of the final scheduled due date (a "Principal Prepayment") or receives a principal payment that exceeds the scheduled payment by a specified multiple, but which was not intended by the Mortgagor to satisfy the Mortgage Loan in full or to cure a delinquency (a "Curtailment"), the Master Servicer will be required to remit to the Trustee, from amounts otherwise payable to the Master Servicer as servicing compensation, an amount ("Compensating Interest") equal to any excess of (a) 30 days' interest on the principal balance of each such Mortgage Loan as of the beginning of the related Due Period at the applicable weighted average Adjusted Mortgage Loan Remittance Rate over (b) the amount of interest actually received on the related Mortgage Loan during such Due Period.

Optional
Termination....................... The Master Servicer, certain insurers, the holders of REMIC Residual Certificates (as defined herein), or certain other entities specified in the related Prospectus Supplement may have the option to effect early retirement of a Series of Certificates through the purchase of the related Mortgage Assets and other assets in the related Trust under the circumstances and in the manner described in "The Agreement--Termination; Purchase of Mortgage Loans."

Mandatory
Termination....................... The Trustee, the Master Servicer or certain other entities specified in the related
                                   Prospectus Supplement may be required to effect early retirement of a Series of Certificates under the circumstances and in the manner specified in the related Prospectus Supplement and herein under "The Agreement--Termination; Purchase of Mortgage Loans."

Trustee .......................... The trustee or trustees under any Agreement relating to a Series of Certificates (each, a "Trustee") will be specified in the related Prospectus Supplement.

Federal Income Tax
Consequences...................... The federal income tax consequences of the purchase, ownership and disposition of the Certificates of each series will depend on whether an election is made to treat the corresponding Trust (or certain assets of the Trust) as a "real estate mortgage investment conduit" ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code").

                                   REMIC. If an election is to be made to treat the Trust (or certain assets of the Trust) for a Series of Certificates as a REMIC for federal income tax purposes, the related Prospectus Supplement will specify which Class or Classes thereof will be designated as regular interests in the REMIC ("REMIC Regular Certificates") and which class of Certificates will be designated as the residual interest in the REMIC ("REMIC Residual Certificates"). To the extent provided herein and in the related Prospectus Supplement, in the opinion of Stroock & Stroock & Lavan, special Federal tax counsel ("Federal Tax Counsel"), Certificates representing an interest in the REMIC generally will be considered "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, but generally will not be considered "residential loans" for purposes of Section 593(g)(4)(B) of the Code.

                                   In the opinion of Federal Tax Counsel, for federal income tax purposes, REMIC Regular Certificates generally will be treated as debt obligations of the Trust with payment terms equivalent to the terms of such Certificates. Holders of REMIC Regular Certificates will be required to report income with respect to such Certificates under an accrual method, regardless of their normal tax accounting method. Original issue discount, if any, on REMIC Regular Certificates will be includible in the income of the Holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be determined based on a reasonable assumed prepayment rate. The REMIC Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the REMIC.

                                   Each holder of a REMIC Residual Certificate will be required to take into account separately its pro rata portion of the REMIC's taxable income or loss. Certain income of a REMIC (referred to as "excess inclusions") generally may not be offset by such a holder's net operating loss carryovers or other deductions, and in the case of a tax-exempt holder of a REMIC Residual Certificate will be treated as "unrelated business taxable income." In certain situations, particularly in the early years of a REMIC, holders of a REMIC Residual Certificate may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to them. "DISQUALIFIED ORGANIZATIONS," AS DEFINED IN "FEDERAL INCOME TAX CONSEQUENCES-- REMIC RESIDUAL CERTIFICATES--TAX ON DISPOSITION OF REMIC RESIDUAL CERTIFICATES; RESTRICTION ON TRANSFER; HOLDING BY PASS-THROUGH ENTITIES," ARE PROHIBITED FROM ACQUIRING OR HOLDING ANY BENEFICIAL INTEREST IN THE REMIC RESIDUAL CERTIFICATES.

                                   GRANTOR TRUST. If no election is to be made to treat the Trust for a series of Certificates ("Non-REMIC Certificates") as a REMIC, the Trust will be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. In the opinion of Federal Tax Counsel, holders of Non-REMIC Certificates will be treated for such purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related Mortgage Assets generally will be required to report as income their pro rata share of the entire gross income (including amounts paid as reasonable servicing compensation) from the Mortgage Assets and will be entitled, subject to certain limitations, to deduct their pro rata share of expenses of the Trust.

                                   To the extent provided herein, Non-REMIC
                                   Certificates generally will represent
                                   interests in "real estate assets" for
                                   purposes of Section 856(c)(5)(A) of the Code and "Loans . . . principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code but should not be considered "residential loans" for purposes of Section 593(g)(4)(B) of the Code.

                                   Investors are advised to consult their tax advisors and to review "Federal Income Tax Consequences" herein and, if applicable, in the related Prospectus Supplement.

ERISA
Considerations.................... Fiduciaries of employee benefit plans or other retirement plans or arrangements,
                                   including individual retirement accounts, certain Keogh plans, and collective investment funds, separate accounts and insurance company general accounts in which such plans, accounts or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with their legal advisors whether an investment in Certificates will cause the assets of the related Trust to be considered plan assets under the Department of Labor ("DOL") regulations set forth in 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Trustee and the Master Servicer to the fiduciary investment standards of ERISA, and whether the purchase, holding or transfer of Certificates gives rise to a transaction that is prohibited under ERISA or subject to the excise tax provisions of Section 4975 of the Code, unless a DOL administrative exemption applies. See "ERISA Considerations."

Legal
Investment........................ Each Prospectus Supplement will describe the extent, if any, to which the Classes of
                                   Certificates offered thereby will constitute
                                   "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and whether they will be legal investments for certain types of institutional investors under SMMEA. See "Legal Investment" herein.

Registration of
Certificates...................... Certificates may be represented by global certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), or another nominee. In such case, Certificateholders will not be entitled to receive definitive certificates representing such Holders' interests, except in certain circumstances described in the related Prospectus Supplement. See "Description of the Certificates--Book-Entry Registration" herein.

                                  RISK FACTORS

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates will develop or, if a secondary market does develop, that it will provide Holders of the Certificates with liquidity of investment or that it will continue for the lives of the Certificates.

BOOK-ENTRY REGISTRATION

     Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Since transactions in Certificates will, in most cases, be able to be effected only through DTC, Direct or Indirect Participants and certain banks, the ability of a Certificateholder to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates.

     Certificateholders may experience some delay in their receipt of distributions of interest on and principal of the Certificates since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Class of Certificateholders either directly or indirectly through Indirect Participants. See "Description of the Certificates--Book-Entry Registration."

NATURE OF SECURITY

     Certain of the Mortgage Loans will be loans secured by junior liens subordinate to the rights of the mortgagee under each related senior mortgage. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a junior mortgage loan only to the extent that the claims, if any, of each such senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a mortgagee may not foreclose on the mortgaged property unless it forecloses subject to any related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing mortgage loans in their portfolios, it has been the Originators' practice to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that they determine any amounts so paid will be recoverable from future payments and collections on the mortgage loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure/Repossession."

     An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans which are junior mortgage loans, together with any senior liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could extinguish the interest of the related Trust in the Mortgaged Property before having any effect on the interest of the related senior mortgagee. Certain of the Mortgage Loans may be secured by Mortgaged Properties located in California and Texas. Certain areas of the country, including California and Texas, have experienced declines in real estate values over the last few years. Economic conditions in California are often volatile and from time to time have been adversely affected by natural disasters, contractions in the defense industry and declining real estate values. The President of the United States has endorsed a list of military bases to be closed within the next two to six years, which list includes significant bases in California. These closures, which have been approved by Congress, along with the recent general decline in defense spending, could have an adverse affect on economic conditions in California. The Representative will not be able to quantify the impact of any property value declines on the Mortgage Loans or predict whether, to what extent or how long such declines may continue. In periods of such declines, the actual rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general. See "The Single Family Lending Program--Servicing and Collections."

     Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment which will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor and the tax laws and general economic conditions at the time.

     Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Certificateholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Representative, the Originators, the Master Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan.

     General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Certificateholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (net of expenses) sufficient to repay all amounts due on the related Mortgage Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan and not yet repaid, including payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from applicable Credit Enhancement, Certificateholders could experience a loss on their investment.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller mortgage loan than would be the case with a larger loan. Because the average outstanding principal balances of the Mortgage Loans which are junior mortgage loans are small relative to the size of the loans in a typical pool composed entirely of first mortgages, realizations net of liquidation expenses on defaulted Mortgage Loans which are junior mortgage loans may also be smaller as a percentage of the principal amount of such junior mortgage loans than would be the case with a typical pool of first mortgage loans.

     Under environmental legislation and case law applicable in various states, including California, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or which, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations."

     Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner occupied properties could be higher than for loans secured by the primary residence of the borrower.

UNSECURED HOME IMPROVEMENT LOANS

     The obligations of the borrower under any Unsecured Home Improvement Loan included in a Pool will not be secured by an interest in the related real estate or otherwise, and the related Trust Fund, as the owner of such Unsecured Home Improvement Loan, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Home Improvement Loan, the related Trust Fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an Unsecured Home Improvement Loan, the obligations of the borrower under such Unsecured Home Improvement Loan may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Home Improvement Loan may not demonstrate the same degree of concern over performance of the borrower's obligations under such Home Improvement Loan as if such obligations were secured by the real estate or other assets owned by such borrower.

LEGAL CONSIDERATIONS

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Originators and the Master Servicer. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Mortgage Loans."

     The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (iv) the NHA Act (as defined herein) with respect to FHA Loans.

     The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Ownership Act") which amended the Federal Truth in Lending Act as it applies to mortgages subject to the Home Ownership Act. The Home Ownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Home Ownership Act. The Home Ownership Act also provides that any purchaser or assignee of a mortgage covered by the Home Ownership Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered in an action under the Home Ownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. Any Trust for which the Mortgage Assets include Mortgage Loans subject to the Home Ownership Act would be subject to all of the claims and defenses which the borrower could assert against the original lender. Any violation of the Home Ownership Act which would result in such liability would be a breach of the applicable Originator's representations and warranties, and the Representative would be obligated to cure, repurchase or, if permitted by the related Agreement, substitute for the Mortgage Loan in question.

PREPAYMENT CONSIDERATIONS

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may still be imposed in connection therewith. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

     A number of factors suggest that the prepayment behavior of a pool including junior mortgage loans may be significantly different from that of a pool composed entirely of first mortgage loans with equivalent interest rates and maturities. One such factor is the smaller average principal balance of a pool of junior mortgage loans which may result in a higher prepayment rate than that of a pool of first mortgage loans with a larger average balance, regardless of the interest rate environment. A small principal balance, however, also may make refinancing a junior mortgage loan at a lower interest rate less attractive to the borrower relative to refinancing a larger balance first mortgage loan, as the perceived impact to the borrower of lower interest rates on the size of the monthly payment for a junior mortgage loan may be less than for a first mortgage loan with a larger balance. Other factors that might be expected to affect the prepayment rate of a pool of junior mortgage loans include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans which are junior mortgage loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity mortgage loans for federal income tax purposes may further increase the rate of prepayments of such junior mortgage loans. See "Maturity, Prepayment and Yield Considerations."

     Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of the related senior mortgage loan or loans), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies and, if so specified in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Certificates. In addition, repurchases or purchases from a Trust of Mortgage Loans required to be made by the Representative under the Agreement will have the same effect on the Certificateholders as a prepayment of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the secured Mortgage Loans contain "due-on-sale" provisions, and the Master Servicer will be required to enforce such provisions unless (i) such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or (ii) such enforcement is not permitted by applicable law, in which case the Master Servicer is authorized to permit the purchaser of the related Mortgaged Property to assume the Mortgage Loan. See "The Agreement" in the related Prospectus Supplement.

     Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

     Certain of the Mortgage Loans may be "simple interest" or "date-of-payment loans." If a payment is received on such a Mortgage Loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on the scheduled due date, resulting in such Mortgage Loan having a longer average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on such a Mortgage Loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such Mortgage Loan having a shorter average life than would have been the case had the payment been made as scheduled.

THE STATUS OF THE MORTGAGE LOANS IN THE EVENT OF
BANKRUPTCY OF THE REPRESENTATIVE OR AN ORIGINATOR

     In the event of the bankruptcy of the Representative or an Originator at a time when it or any affiliate thereof holds a Class R Certificate, a trustee in bankruptcy of the Representative or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the related Trust as a borrowing by the Representative, the Originator or such affiliate with the result, if such recharacterization is upheld, that the Certificateholders would be deemed to be creditors of the Representative, the Originator or such affiliate, secured by a pledge of the Mortgage Loans. If such an attempt were successful, a trustee in bankruptcy could elect to accelerate payment of the Certificates and liquidate the Mortgage Loans, with the Certificateholders entitled to the then outstanding principal amount thereof together with accrued interest. Thus, the Certificateholders could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

CERTIFICATE RATING

     The rating of the Certificates will depend primarily on the creditworthiness of any third party provider of credit enhancement, if any, as set forth in the related Prospectus Supplement. Any reduction in the rating assigned to the claims-paying ability of such provider below the rating initially given to a Series of Certificates would likely result in a reduction in the rating of such Series of Certificates. See "Rating."

OTHER

     To the extent a significant portion of the Mortgage Loans underlying a given series of Certificates consists of FHA Loans and/or Secured Conventional Home Improvement Loans, the related Prospectus Supplement will describe any additional Risk Factors related to such Mortgage Loans.

                                   THE TRUSTS

     A Trust for any Series of Certificates will include the Mortgage Assets consisting of (A) a Pool* comprised of (i) Single Family Loans, (ii) Cooperative Loans, (iii) Multifamily Loans, (iv) Contracts, (v) FHA Loans, (vi) Secured Conventional Home Improvement Loans, (vii) Unsecured Home Improvement Loans, or
(B) Agency Securities or Private Mortgage-Backed Securities, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

--------
* Whenever the terms "Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Certificates representing certain undivided fractional interests, as described below, in a single Trust consisting primarily of the Mortgage Loans in such Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust" will refer to one specific Trust.

     The Certificates will be entitled to payment only from the assets of the related Trust and, to the extent specified in a Prospectus Supplement, payments in respect of the assets of other trusts established by the Representative, the Originators or any of their affiliates. If specified in the related Prospectus Supplement, certain Certificates will evidence the entire fractional undivided ownership interest in a Trust which will contain a beneficial ownership interest in another Trust which will contain all or some of the Mortgage Assets.

     Certain of the Mortgage Assets may have been originated by the Originators. Other Mortgage Assets may have been acquired by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative. See "Mortgage Loan Program--Underwriting Criteria."

     The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series (the "Mortgage Asset Schedule") will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS--GENERAL

     The real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans and Contracts (the "Mortgaged Properties") may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any other commonwealth, territory or possession of the United States. It is expected that the Mortgage Loans or Contracts will be Conventional Loans (i.e., loans that are not insured or guaranteed by any governmental agency). However, if specified in the related Prospectus Supplement, certain of the Single Family Loans may be insured by the FHA or partially guaranteed by the VA. Mortgage Loans with Combined Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by Primary Mortgage Insurance Policies. The Mortgage Loans may be covered by Standard Hazard Insurance Policies.

     All of the Mortgage Loans in a Pool will provide for payments to be made monthly ("monthly pay"), bi-weekly or on such other terms as may be described in a Prospectus Supplement. The payment terms of the Mortgage Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

                  (a) Interest may be payable at a Fixed Rate, or an Adjustable Rate (i.e., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). The specified rate of interest on a Mortgage Loan is its Mortgage Interest Rate. Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Interest Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property securing the related Mortgage Loan or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

                  (b) Principal may be payable on a level basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Interest Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time ("graduated payments") or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Mortgage Loans having graduated payment provisions may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as "growing equity" mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

     To the extent a significant portion of the Mortgage Loans underlying a given Series of Certificates consist of FHA Loans and/or Secured Conventional Home Improvement Loans, the related Prospectus Supplement will describe the material provisions of such Mortgage Loans and the programs under which they were originated. The Prospectus Supplement for each Series of Certificates will contain information with respect to all the Mortgage Loans expected to be included in the related Pools as of the related closing date, including (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Mortgage Loans as of the date set forth in the Prospectus Supplement, (ii) the largest expected principal balance and the smallest expected, principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties and/or other assets securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property) and the percentage, if any, of Unsecured Home Improvement Loans expected to be included in the related Pool, (iv) the original terms to maturity of the Mortgage Loans, (v) the expected weighted average term to maturity of the Mortgage Loans as of the date set forth in the Prospectus Supplement and the expected range of the terms to maturity, (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the expected aggregate principal balance of Mortgage Loans having Combined Loan-to-Value Ratios at origination exceeding 80%, (viii) the expected Mortgage Interest Rate or APR and ranges of Mortgage Interest Rates or APRs borne by the Mortgage Loans, (ix) in the case of Mortgage Loans having Adjustable Rates, the expected weighted average of the Adjustable Rates, if any,
(x) the expected aggregate outstanding principal balance, if any, of Buy-Down Loans and Mortgage Loans having graduated payment provisions as of the date set forth in the Prospectus Supplement, (xi) the amount of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond to be maintained with respect to such Pool, (xii) to the extent different from the amounts described herein, the amount of any Standard Hazard Insurance Policy required to be maintained with respect to each Mortgage Loan; (xiii) the amount, if any, and terms of any other credit enhancement to be provided with respect to all or a material portion of the Mortgage Loans or the Pool and (xiv) the expected geographic location of the Mortgaged Properties. If specific information respecting the Mortgage Loans is not known to the Representative at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

     The Combined "Loan-to-Value Ratio" of a Single Family Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of the Single Family Loan (less the amount, if any, of the premium for credit life insurance) plus the then-current principal balance of the related first lien, if any, by (y) the value of the related Mortgaged Property, based upon the appraisal or valuation made at the time of origination of the Single Family Loan. To the extent a significant portion of the Mortgage Loans underlying a given Series of Certificates consists of FHA loans and/or Secured Conventional Home Improvement Loans, the related Prospectus Supplement may describe the method for calculating the Combined Loan-to-Value Ratio, if deemed relevant by the Representative. In the case of Refinance Loans, the value of the related Mortgaged Property generally will be based on an appraisal or valuation obtained at the time of refinancing. For purposes of calculating the Combined Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the value of such Manufactured Home generally will be no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The value of a used Manufactured Home generally will be the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home will be based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Properties), in a particular Pool become equal to or greater than the value of such Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. An overall decline in the market value of real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any additional liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Under such circumstances, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

     Certain of the residential mortgage loans to be included in a Trust are expected to be residential mortgage loans secured by second, third or fourth liens ("Home Equity Loans") subordinate to the rights of the mortgagee under each related senior mortgage. The proceeds from any liquidation, insurance or condemnation of Mortgaged Properties relating to Home Equity Loans in a Pool will be available to satisfy the principal balance of such Home Equity Loans only to the extent that the claims, if any, of the related senior mortgagee, including any related foreclosure costs, are satisfied in full. In addition, the Master Servicer may not foreclose on a Mortgaged Property relating to a Home Equity Loan unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. Generally, in servicing Home Equity Loans in their loan portfolios, it has been the Originators' practice to satisfy each senior mortgage at or prior to a foreclosure sale only to the extent that they determine any amounts so paid will be recoverable from future payments and collections on the Home Equity Loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the Mortgage Loans-- Foreclosure/Repossession."

     In addition, general economic conditions and other factors (which may or may not effect real property values) have an impact on the ability of mortgagors to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by mortgagors. In the event of bankruptcy of a mortgagor, it is possible that a Trust could experience a loss with respect to the related Mortgage Loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by such Trust with respect thereto. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to the Trust, any remaining balance on such Mortgage Loan may not be recoverable.

     Other factors affecting mortgagors' ability to repay Mortgage Loans include excessive building resulting in an oversupply of housing stock or a decrease in employment reducing the demand for units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness of the Mortgaged Properties. To the extent that such losses are not covered by credit enhancements, such losses will be borne, at least in part, by the Certificateholders of the related Series.

     The Representative will cause the Mortgage Loans comprising each Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. One or more Master Servicers named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "The Agreement." With respect to Mortgage Loans serviced through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     The only obligations of the Representative or the Originators with respect to a Series of Certificates will be to provide (or, where the Representative or an Originator acquired a Mortgage Loan from another originator, obtain from such originator) certain representations and warranties concerning the Mortgage Loans and to assign to the Trustee for such Series of Certificates the Representative's or Originator's rights with respect to such representations and warranties. See "The Agreements--Sale of Mortgage Loans." The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     If provided in the related Prospectus Supplement, the original principal amount of a Series of Certificates may exceed the principal balance of the Mortgage Assets initially being delivered to the Trustee. Cash in an amount equal to such difference (the "Pre-Funded Amount") will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement (the "Funding Period"), amounts on deposit in the Pre-Funding Account may be used to purchase additional Mortgage Assets for the related Trust subject to the satisfaction of certain conditions specified under the Agreements. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related Series of Certificates at the time and in the manner set forth in the related Prospectus Supplement.

SINGLE FAMILY AND COOPERATIVE LOANS

     Single Family Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first, second or more junior liens on one- to four-family residential properties. If so specified in a Prospectus Supplement, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in low-rise condominium buildings together with such condominium units' appurtenant interests in the common elements of the condominium buildings. Cooperative Loans generally will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings.

     The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units in low-rise condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units. Such Mortgaged Properties may include vacation and second homes or investment properties. A portion of a dwelling unit may contain a commercial enterprise.

MULTIFAMILY LOANS

     "Multifamily Loans" will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first, second or more junior liens on rental apartment buildings, mixed-use properties or projects containing five or more residential units.

     Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. In such cases, the Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

     Substantially all of the Multifamily Loans will be secured by mixed-use properties, with no less than approximately 90% of such properties, measured by square footage, number of units and projected rent, being allocated to residential units.

CONTRACTS

     Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Veterans Administration ("VA"), as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its APR.

     The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     The related Prospectus Supplement will specify for the Contracts contained in the related Trust, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract loan-to-value ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust; and the original maturities of the Contracts and the last maturity date of any Contract.

FHA LOANS

     The FHA Loans will consist of home improvement loans originated under Title I (the "Title I Loan Program") of the National Housing Act of 1934 (the "NHA Act"). Under the NHA Act, the Federal Housing Administration (the "FHA"), an agency of the United States Department of Housing and Urban Development ("HUD"), is authorized and empowered to insure qualified lending institutions against losses on eligible loans. Several types of loans may be made under the Title I Loan Program, including (1) property improvement loans; (2) manufactured home purchase loans; (3) manufactured home lot loans; and (4) combination loans (to purchase a manufactured home and a lot). Property improvement loans (the "Title I Property Improvement Loans") may be made by approved lenders to finance alterations, repair or improvement of existing single family, multifamily, manufactured housing and nonresidential structures.

     Title I Property Improvement Loans, in addition to improvements to protect the livability or utility of single family, multifamily or manufactured housing or nonresidential property, also include loans for the renovation or preservation of historic residential structures and loans to finance the installation of fire safety equipment in existing health care facilities. Loan processing and credit determinations are done by an approved financial institution. Each lender is required to use prudent lending standards in underwriting individual loans.

     Under the Title I Loan Program, the FHA does not review individual loans at the time of approval (as is typically the case with some other federal loan programs), except when the amount of a Title I Property Improvement Loan would result in any borrower having a total unpaid principal obligation on such loans in excess of certain specified amounts, in which case HUD approval must be obtained.

     The Title I Loan Program is a coinsurance program. The lender initially is at risk for 10% of the principal balance of each loan. The FHA will insure the remaining 90% of the principal balance of each loan, subject to the limits of the reserve amount discussed below. Such FHA insurance is accorded the full faith and credit of the United States of America. Thus, a lender under the program risks the loss of up to 10% of the principal balance on every loan submitted to the FHA for an insurance claim (or a greater amount if the lender's reserve amount is diminished or exhausted), plus a portion of the interest on such loans.

     At the time the FHA receives a new loan origination or transfer of note report from an approved lender, the FHA adds to the balance in the reserve amount established by the FHA for the lender originating or purchasing such loan an amount equal to 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing the loan. The balance in the reserve amount limits the amount of claims the FHA is required to pay.

     The reserve amount established by the FHA for each lender will be reduced by the amount of all insurance claims approved for payment in conjunction with losses on such loans. The lender's reserve amount will be increased based upon additions made pursuant to the origination or purchase of eligible loans registered for insurance.

     The FHA charges a fee of 0.50% per annum of the original balance for each loan it insures, on a non- declining basis. The FHA bills the lender annually (on the anniversary date of origination) for the insurance premium, unless the loan has a maturity of 25 months or less, in which case the insurance charge is payable in one lump sum. If a loan is prepaid during the year, the FHA will not rebate the insurance premium nor reduce the balance in the lender's insurance coverage reserve account. The unused insurance charge will, however, be rebated when a Title I loan is refinanced.

SECURED CONVENTIONAL HOME IMPROVEMENT LOANS

     The Secured Conventional Home Improvement Loans will consist of secured conventional loans, the proceeds of which generally will be used for purposes similar to those described under the heading "--FHA Loans." To the extent set forth in the related Prospectus Supplement, the Secured Conventional Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

UNSECURED HOME IMPROVEMENT LOANS

     The Unsecured Home Improvement Loans will consist of conventional unsecured home improvement loans and FHA insured home improvement loans. To the extent set forth in the related Prospectus Supplement, the Unsecured Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

AGENCY SECURITIES

     Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States within the United Stated Department of Housing and Urban Development HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to, among other things, guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or chapter 37 of Title 38, United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be a GNMA I Certificate or a GNMA II Certificate) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates held in a Trust Fund will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each such GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

     GNMA also guarantees the timely payment of principal of and interest on "fully modified pass-through" mortgage-backed securities issued and serviced by certain mortgage banking companies and other financial concerns ("FNMA Project Issuers") based upon and backed by pools of multi-family residential mortgage loans coinsured by FHA and GNMA Project Issuers under the Housing Act ("GNMA Project Certificates"). The Prospectus Supplement for a Series of Certificates that includes GNMA Project Certificates will set forth additional information regarding the GNMA guaranty program, servicing of the mortgage pool, the payment of principal and interest on GNMA Project Certificates and other matters with respect to multi-family residential mortgage loans that qualify for the GNMA guaranty.

     Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Certificates. FNMA Certificates are either Guaranteed Mortgage Pass-Through Certificates ("FNMA MBS") or Stripped Mortgage-Backed Securities ("FNMA SMBS"). The following discussion of FNMA Certificates applies equally to both FNMA MBS and FNMA SMBS, except as otherwise indicated. Each FNMA Certificate included in the Trust for a Series will represent a fractional undivided interest in a pool of mortgage loans formed by FNMA. Each such pool will consist of mortgage loans of one of the following types: (i) fixed-rate level installment conventional mortgage loans; (ii) fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA; (iii) adjustable rate conventional mortgage loans; or (iv) adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA. Each mortgage loan must meet the applicable standards set forth under the FNMA purchase program. Each such mortgage loan will be secured by a first lien on a one-family or two- to four-family residential property. Each such FNMA Certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA MBS (and the series pass-through rate payable with respect to a FNMA SMBS) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate if a FNMA MBS or the series pass-through rate if a FNMA SMBS; and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate if a FNMA MBS, or the series pass-through rate if a FNMA SMBS.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute on a timely basis amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA SMBS are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of such difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of FNMA SMBS may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

     Unless otherwise specified by FNMA, FNMA Certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     Federal Home Loan Mortgage Corporation. FHLMC is a publicly held United States government- sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Unless otherwise described in the Prospectus Supplement, Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. Under the Guarantor Program, any such FHLMC Certificate Group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate receipt by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. With respect to FHLMC Certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying such FHLMC Certificates may exceed the pass through rate of the FHLMC Certificates by 50 to 100 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans.

     Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. For FHLMC Certificate Groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a FHLMC Certificate group may not exceed two percentage points.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     FHLMC also issues mortgage participation certificates representing an undivided interest in a group of multi-family residential mortgage loans or participations in multi-family residential mortgage loans purchased by FHLMC ("FHLMC Project Certificates"). The Prospectus Supplement for a Series of Securities issued by a Trust that included FHLMC Project Certificates will set forth additional information regarding multi-family residential mortgage loans that qualify for purchase by FHLMC.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA, GNMA or other government agency or government-sponsored agency Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or government- sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA, GNMA or another government agency or government-sponsored agency will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

     Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations ("CMO's") secured by mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS agreement (the "PMBS Agreement"). The seller/servicer of the underlying mortgage loans will have entered into the PMBS Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be approved as a servicer by FNMA or FHLMC and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

     The PMBS Issuer will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Representative. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will he made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Loans. The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be Single Family Loans, Multifamily Loans, Cooperative Loans or Contracts secured by Manufactured Homes. As specified in the related Prospectus Supplement, (i) no mortgage loan underlying the Private Mortgage-Backed Securities will have had a Combined Loan-to-Value Ratio at origination in excess of the percentage set forth in the related Prospectus Supplement, (ii) each underlying mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iii) each underlying mortgage loan (other than Cooperative Loans) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (iv) each mortgage loan (other than Cooperative Loans or Contracts secured by a Manufactured Home) will be covered by a title insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

     Additional Information. The Prospectus Supplement for a Series for which the related Trust includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term- to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage- Backed Securities,
(vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which other mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.


                                 USE OF PROCEEDS

     The Representative and the Originators may use the net proceeds to be received from the sale of the Certificates of each Series for general corporate purposes, including repayment of debt and the origination and acquisition of residential mortgage loans and other loans. The Representative expects Certificates to be sold in Series from time to time.


                     THE REPRESENTATIVE AND THE ORIGINATORS

     The Mortgage Loans will have been originated or acquired by the Originators. The Money Store will act as the Master Servicer of the Mortgage Loans and other Mortgage Assets. Except for certain representations and warranties relating to the Mortgage Loans and other Mortgage Assets and certain other matters, the obligations of The Money Store with respect to the Mortgage Loans and other Mortgage Assets will be limited to its contractual servicing obligations.

     The Money Store is a New Jersey corporation and is headquartered in Sacramento, California and Union, New Jersey.

     The Money Store is a financial services company engaged, through its subsidiaries (including the Originators), in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store and its subsidiaries have consisted primarily of mortgage loans, loans partially guaranteed by the United States Small Business Administration, student loans, and automobile loans.

     Since 1967, The Money Store and its subsidiaries have been active in the development of the residential home equity lending industry in the United States.


                     THE SINGLE FAMILY LOAN LENDING PROGRAM

OVERVIEW

     The Money Store's and the Originators' mortgage lending activities consist primarily of originating, purchasing, selling and servicing mortgage loans that are primarily secured by one- to four-family residential properties, including low-rise condominiums, single-family detached homes, single-family attached homes, planned unit developments and mixed use properties (collectively, "Single Family Loans"). It has been the Originators' policy generally not to make mortgage loans secured by high-rise condominiums, cooperative residences or other categories of properties that management believes have demonstrated relatively high levels of risk. The majority of Single Family Loans are to borrowers owning a single-family detached home. Single Family Loans are made to borrowers for, among other purposes, education, home improvements and debt consolidation. The Money Store and its subsidiaries also originate, with the intention of selling and servicing, Multifamily Loans, FHA Loans, Secured Conventional Home Improvement Loans, Unsecured Home Improvement Loans and loans partially guaranteed by the United States Small Business Administration. In addition, The Money Store and its subsidiaries from time to time purchase packages of loans from other lenders or government agencies.

     Historically, the majority of all loans originated and purchased by the Originators were Single Family Loans with original terms of 15 years. Starting in 1992, the Originators began originating and purchasing Single Family Loans with original terms of up to 30 years. The Money Store believes that the longer term, and correspondingly lower monthly payments, of these Single Family Loans is attractive to customers who might otherwise refinance an existing loan or obtain a new loan from a bank or other traditional long term lender. The Money Store believes that its rapid turnaround time from application to funding also makes it an attractive alternative to more traditional lenders. The following is a description of the origination, underwriting, servicing and other procedures used by The Money Store and the Originators in connection with their Single Family Loan program. If a significant portion of the Mortgage Loans underlying a given Series of Certificates consists of FHA Loans, Secured Conventional Home Improvement Loans and/or Unsecured Home Improvement Loans, the related Prospectus Supplement will contain a similar description of the program relating to such Mortgage Loans.

SINGLE FAMILY LOAN ORIGINATION

     The Originators' Single Family Loan origination offices are generally located in small and medium-sized suburban communities. All Single Family Loan origination offices have a manager who reports to senior management. Each regional office supervises the operations of a group of states. The supervision of all of the Originator's underwriting and administrative functions is conducted from the Sacramento, California headquarters.

     The entire application and approval process for Single Family Loans is generally conducted by telephone. The Originators attempt to grant approvals of loans quickly to borrowers meeting their underwriting criteria. A loan officer is responsible for completing, evaluating and processing the loan application of a prospective borrower based on information obtained from the borrower and verified with third parties. Depending on the size of the loan applied for, loan applications must be approved by an underwriter located in the Sacramento, California headquarters. Loan officers are trained to structure loans that meet the applicant's needs, while satisfying the Originators' lending criteria. If an applicant does not meet the lending criteria, the loan officer may offer to make a smaller loan, if a smaller loan would meet the lending criteria, or suggest a debt consolidation package that better suits the applicant's needs.

     The Originators also acquire Single Family Loans through an indirect lending program, from independent brokers. Such Single Family Loans are underwritten by the Originators using the same criteria applied to loans originated by such Originator. Brokers participating in this program must satisfy certain requirements established by the Originators pertaining to experience, size of business and various licenses and approvals. The Originators also acquire, from time to time, portfolios of Single Family Loans from various third parties. The Originators will not sell such acquired loans to a Trust unless the Originators determine that such loans, when originated, were underwritten using the same criteria applied to loans originated by the Originators.

     Starting in October 1995, the Originators began originating Single Family Loans under a program that will result in lower interest rates for borrowers that make timely payments during the early years of the related loan. Under this program, if a borrower remits all scheduled payments during the first year of the loan on a timely basis, the interest rate on the loan will be reduced 0.50% per annum. If the borrower remits all scheduled payments during the second year of the loan on a timely basis, the interest rate will be reduced an additional 0.50% per annum and, if all payments are made during the third year of the loan on a timely basis, the interest rate will be reduced a final 0.50% per annum. Once the interest rate on a loan is reduced, it will not be increased, regardless of the borrowers future payment record.

UNDERWRITING CRITERIA

     The following is a brief description of certain of the underwriting standards used by the Originators to underwrite Single Family Loans. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property security as collateral for the loan granted. To the extent that the relevant underwriting criteria differ from those described herein, the related Prospectus Supplement for such Series will specifically describe such criteria.

     In certain cases deemed appropriate by an Originator's underwriters, loans may be made outside of the Originator's guidelines with the prior approval of pre-designated senior officials. No information is available with respect to the portion of the Mortgage Loans which was originated outside of these guidelines.

     The Originators' objective in originating Single Family Loans is to provide loans to borrowers with satisfactory income and credit histories deemed sufficient to demonstrate the ability to repay their loan. The primary and initial origination policy is to analyze the applicant's creditworthiness (i.e., a determination of the applicant's ability to repay the loan). Creditworthiness is assessed by examination of a number of factors, including calculating a debt-to-income ratio obtained by dividing a borrower's fixed monthly debt by the borrower's gross monthly income. Fixed monthly debt generally includes (i) the monthly payment under the related prior mortgages (which generally includes an escrow for real estate taxes) based, in the case of an adjustable-rate first mortgage, on the assumption that the then-current rate is the rate at which interest will accrue on such loan, (ii) the monthly payment on the loan applied for and (iii) other installment debt, including, for revolving debt, the required monthly payment thereon or if no such payment is specified, 5% of the balance as of the date of calculation. Fixed monthly debt does not include any debt (other than revolving credit debt) described above that matures within less than 10 months of the date of calculation. Except as otherwise set forth in the related Prospectus Supplement, the debt-to-income ratio of any borrower will not have exceeded 50% as of origination of the related loan. Creditworthiness is also assessed by examining the applicant's credit history through standard credit reporting bureaus, and by checking the applicant's payment history with respect to the first mortgage, if any, on the property.

     The second origination policy for Single Family Loans is a determination of the Combined Loan-to-Value Ratio. Combined Loan-to-Value Ratio guidelines are established depending on the type of loan. For each Single Family Loan, the Originator confirms the value of the property to be mortgaged by appraisals (which in certain cases may be drive-by appraisals) performed by independent appraisers. Drive-by appraisals involve a visual observation of the exterior of the characteristics and condition of the property and the neighborhood. Because the interior dimensions, improvements and conditions are not inspected, a drive-by appraisal produces only a general approximation of value for the particular property. If the Originator has previously originated a loan to the same borrower secured by the same property within one year, the Originator may rely on the prior appraisal in conjunction with a new drive-by appraisal. If an appraisal is not required to be obtained for a Single Family Loan, the value of the related mortgaged property, as represented by the borrower, may be evaluated through other methods such as a drive-by appraisal, a review of comparable sales or tax assessments or reliance upon a recent sales price for such mortgaged property. Such methods do not constitute an appraisal of the related mortgaged property. All Combined Loan-to-Value Ratios are determined prior to approval of the loans.

     The Originators have several procedures which they use to verify information obtained from an applicant. The applicant's outstanding balance and payment history on any senior mortgage may be verified by calling the senior mortgage lender. If the senior mortgage lender cannot be reached by telephone to verify this information, the Originator may rely upon information provided by the applicant, such as a recent statement from the senior lender and verification of payment, such as canceled checks, or upon information provided by national credit bureaus.

     In order to verify an applicant's employment status, the Originators may obtain from the applicant recent tax returns or other tax forms (e.g., W-2 forms) or current pay stubs or may telephone the applicant's employer or obtain written verification from the employer. As in the case of the senior mortgage lender verification procedures, if the employer will not verify employment history over the telephone, the Originator may rely solely on the other information provided by the applicant.

     The Originators will not close a Single Family Loan prior to receiving evidence that the property securing the loan is insured. In addition, at the closing, the borrower is required to sign a letter addressed to his insurance carrier naming the Originator as a loss payee under the insurance policy, which the Originator will thereafter mail to the insurer. Accordingly, the Originator normally will not be named as a loss payee with respect to the property securing the Single Family Loan at the time the loan is closed.

     A title search is ordered to verify the vesting of title to the Mortgaged Property, along with the existence of any mortgages, tax or other liens that have been levied on the property, to assure that the lien priority will be as represented by the borrower.

     Most Single Family Loans originated or purchased by the Originators generally are scheduled to amortize over their terms and provide for equal monthly payments over their terms. The Originators also offer a "balloon" mortgage on a limited basis. The Originators collect nonrefundable points, late charges and various fees in certain states in connection with their mortgage loans. Other fees charged, where allowable, include those related to credit reports, lien searches, title insurance and recordings, prepayment fees and appraisal fees.

     Although the Originators have no maximum dollar amount for Single Family Loans, the actual maximum amount that they will lend is determined by an evaluation of the applicant's ability to repay the loan, the value of the borrower's equity in the real estate and the ratio of such equity to the real estate's appraised value.

QUALITY CONTROL

     Quality control is exercised in two areas: lending and documentation standards. In the case of Single Family Loans, a centralized quality control staff checks to confirm that lending and documentation standards are met. Every month, at least one office is audited and every loan type originated during the prior month by such office is reviewed for compliance with lending and documentation standards. Five percent of all Single Family Loans originated by the Originators are audited at random on a monthly basis for compliance with lending and documentation standards. Additional offices receive audits on a random, monthly basis. In order to confirm the validity of appraisals obtained at the time loans are made, reappraisals are obtained for the property securing the loans in approximately two percent to five percent of the transactions.

REFINANCING POLICY

     Where the Originators believe that borrowers having existing loans with them are likely to refinance such loans due to interest rate changes or other reasons, the Originators actively attempt to retain such borrowers through solicitations of such borrowers to refinance with the Originators. Such refinancings generate fee and servicing income for the Originators. Since the solicited borrowers may refinance their existing loans in any case, the Representative believes that this practice will be unlikely to affect the prepayment experience of the Single Family Loans in a material respect. The Originators also have solicited their borrowers who are in good standing to apply for additional loans, consistent with their origination standards, where deemed appropriate.

SERVICING AND COLLECTIONS

     The Money Store, as Master Servicer, will be required under the related Agreement to master service the Mortgage Loans and other Mortgage Assets underlying a particular Series of Certificates with the same degree of skill and care that it exercises with respect to all comparable loans and assets that it master services for its own account. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations.

     Borrowers are sent payment coupon books that specify the fixed payment due and the late payment amount, if any. Due dates for payments occur throughout the calendar month. If payment is not received within fifteen working days of the due date, an initial collection effort is made by telephone in an attempt to bring the delinquent account current. The various stages of delinquency are monitored and evaluated on a monthly basis.

     Means of contacting delinquent accounts include, but are not limited to, telephone calls and collection letters. When an account is 30 days past due, the collection supervisor analyzes the account to determine the appropriate course of action. If a borrower is experiencing difficulty in making payments on time, the Servicer may modify the payment schedule (as permitted by the Agreement) but will not remove the loan from a delinquency status.

     The course of action taken by the Servicer is dependent upon a number of factors including the borrower's payment history, the amount of equity in the related Mortgaged Property and the reason for the current inability to make timely payments.

     When a loan is 90 days past due, the related Mortgaged Property is required to be reappraised and the results evaluated by the Company to determine a course of action. Foreclosure regulations and practices and the rights of the owner in default vary from state to state, but generally procedures may be initiated if:
(i) the loan is 90 days or more delinquent; (ii) a notice of default on a senior lien is received or (iii) the servicer discovers circumstances indicating potential loss exposure. During the foreclosure process, any expenses incurred by the Servicer may be added to the amount owed by the borrower, as permitted by applicable law. Upon completion of the foreclosure, the property is sold to an outside bidder, or passes to the mortgagee, in which case the Servicer proceeds to liquidate the asset.

     The Servicer may not foreclose on the property securing a junior mortgage loan unless it forecloses subject to the related senior mortgages. In such cases, the Servicer generally will pay the amount due on the senior mortgages to the senior mortgagees, if the Servicer considers it to be in the best interest of the related Certificateholders to do so. In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of the Servicer's foreclosure action, the Servicer will either satisfy such mortgage at the time of the foreclosure sale or take other appropriate action. The Servicer retains "in-house" counsel in part to help assist with problem accounts. Such counsel may be utilized by all levels of management to help avoid legal problems, including those associated with consumer lending.

     Servicing and charge-off policies and collection practices may change over time in accordance with the servicer's business judgment, changes in its real-estate loan portfolio and applicable laws and regulations, as well as other items.

     Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower in default vary greatly from state to state. Only if a delinquency cannot otherwise be cured will the servicer decide that liquidation is the appropriate course of action. If, after determining that purchasing a property securing a mortgage loan will minimize the loss associated with such defaulted loan, the servicer may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.


                         DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to an Agreement, dated as of the date set forth in the related Prospectus Supplement (each such date, a "Cut-off Date"), among The Money Store, the applicable Originators and the Trustee for the benefit of the Certificateholders of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust. A form of an Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Representative will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to The Money Store, 2840 Morris Avenue, Union, New Jersey 07083, Attention: Corporate Counsel.

GENERAL

     The Certificates of each Series will represent fractional undivided ownership interests in a Trust created pursuant to the related Agreement and/or such other assets as may be described in the related Prospectus Supplement. The Certificates will be issued in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts do may be set forth in a Prospectus Supplement), except that one Certificate of each Class may be issued in a different denomination.

     Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a Certificate Registrar appointed by the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Agreement, a certificate administrator may perform certain duties in connection with the administration of the Certificates.

     The Certificates will not represent obligations of the Representative, the Originators or any affiliate thereof. The assets of each Trust will consist of one or more of the following, as set forth in the related Prospectus Supplement,
(a) the Mortgage Loans that from time to time are subject to the related Agreement and which are held in the related Pool; (b) the assets for the Trust that from time to time are required by the Agreement to be deposited in certain reserve accounts, including the Certificate Account, the Principal and Interest Account, the Expense Account, the Letter of Credit Fee Account and the Insurance Account (each, as defined herein), or to be invested in Permitted Investments (as defined herein); (c) property and any proceeds thereof acquired by foreclosure of the Mortgage Loans in such Pool, deed in lieu of foreclosure or a comparable conversion; (d) any Primary Mortgage Insurance Policies; (e) any Mortgage Pool Insurance Policies; (f) any Special Hazard Insurance Policies; (g) any Bankruptcy Bonds; and (h) all rights under any other insurance policies, guarantees, supplemental interest payments, surety bonds, letters of credit, guaranties of The Money Store or other credit enhancement or maturity protection covering any Certificates, any Mortgage Loan in the related Pool or any related Mortgaged Property which is required to be maintained pursuant to the related Agreement.

     Each Series of Certificates will be issued in one or more Classes. Each Class of Certificates of a Series will evidence beneficial ownership of the interest in assets of the related Trust specified in the related Prospectus Supplement. A Class of Certificates may be divided into two or more Sub-Classes, as specified in the related Prospectus Supplement.

     A Series of Certificates may include one or more Classes of Senior Certificates that receive certain preferential treatment with respect to one or more Subordinated Classes of Certificates of such Series. Certain Series or Classes of Certificates may he covered by a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, in each case as described herein and in the related Prospectus Supplement. Distributions on one or more Classes of a Series of Certificates may be made prior to one or more other Classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust or on a different basis, in each case, as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Remittance Date, in the amounts specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the record dates specified in the Prospectus Supplement Unless Definitive Certificates have been issued, the registered holder of all Certificates will be Cede. Distributions will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the final distribution notice to Certificateholders.

DISTRIBUTIONS ON CERTIFICATES

     Each Class of Certificates within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Certificates entitled to distributions allocable to interest, the right to receive interest at a Fixed Rate or an Adjustable Rate; and (vii) include, as to Certificates entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement.

     Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds available in the related Certificate Account and other accounts to the extent described in the related Prospectus Supplement. To the extent described in the related Prospectus Supplement, on each Remittance Date, the Master Servicer will withdraw from the applicable Certificate Account and such other accounts as may be described in the related Prospectus Supplement and distribute to the Certificateholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Pool times the aggregate of all amounts on deposit in the Certificate Account as of the Determination Date, or, in the case of Classes which have been assigned an aggregate principal balance and Pass-Through Rate, payments of interest and payments in reduction of such aggregate principal balance from all amounts on deposit in the Certificate Account on the Determination Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement, except, in each case, for (i) all payments on the Mortgage Loans that were due on or before the Cut-off Date; (ii) all Principal Prepayments, Liquidation Proceeds and Insurance Proceeds received after the period specified in the related Prospectus Supplement (the "Principal Prepayment Period"); (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Determination Date; (iv) amounts representing reimbursement for Advances, as specified in the related Prospectus Supplement; (v) amounts representing reimbursement for any unpaid Servicing Fee or Contingency Fee and expenses from Liquidation Proceeds, condemnation proceeds and proceeds of insurance policies with respect to the related Mortgage Loans; (vi) all income from any Permitted Investments held in the Certificate Account for the benefit of the Master Servicer; and (vii) any Advances deposited in the Certificate Account prior to the applicable Remittance Date.

     The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Remittance Date may vary among Classes, over time or otherwise as specified in the Prospectus Supplement. Differing allocations of principal and interest to different Classes of Certificateholders will have the effect of accelerating the amortization of Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the related Trust. Distributions to any Class of Certificates will be made pro rata to all Certificateholders of that Class, or as otherwise described in a Prospectus Supplement.

MONTHLY ADVANCES AND COMPENSATING INTEREST

     In order to maintain a regular flow of scheduled interest payments to Certificateholders (rather than to guarantee or insure against losses) if provided in the related Prospectus Supplement, the Master Servicer will be required to advance to the Trustee, on or before each Remittance Date (from its own funds), the amount, if any, by which (a) the sum of (x) 30 days' interest at the applicable weighted average Adjusted Mortgage Loan Remittance Rate (as defined below) on the then outstanding principal balance of the related Series of Certificates and (y) the amount, if any, required to be deposited into the related Reserve Account (as specified in the Prospectus Supplement) for the related Remittance Date exceeds (b) the amount received by the Master Servicer and any Sub-Servicers in respect of interest on the Mortgage Loans as of the related Record Date (such excess, the "Monthly Advance"). For each Class of Certificates, the "Adjusted Mortgage Loan Remittance Rate" will equal the sum of the related Pass- Through Rate and the rate used in determining certain expenses payable by the related Trust, as more specifically set forth in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, not later than the close of business on each Determination Date, with respect to each Mortgage Loan for which a Principal Prepayment in full or Curtailment was received during the related Due Period, the Master Servicer will be required to remit to the Trustee for deposit in the Certificate Account from amounts otherwise payable to it as servicing compensation, an amount equal to the excess of (a) 30 days' interest on the principal balance of each such Mortgage Loan as of the beginning of the related Due Period at the applicable weighted average Adjusted Mortgage Loan Remittance Rate, over (b) the amount of interest actually received on the related Mortgage Loan for such Due Period (such difference, "Compensating Interest").

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, the Certificates initially will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

     Under a book-entry format, Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Certificates and reports relating to the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments and reports relating to the Certificates after the related Remittance Date because, while payments and such reports are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments and reports to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder will be Cede, as nominee of DTC, and that the beneficial holders of Certificates will not be recognized by the Trustee as Certificateholders under the Agreement. The beneficial holders of such Certificates will only be permitted to exercise the rights of Certificateholders under the Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit reports and payments of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such reports and payments on behalf of their respective Certificateholders. Accordingly, although Certificateholders will not possess certificates, the rules provide a mechanism by which Certificateholders will receive distributions and reports and will be able to transfer their interests.

     Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Certificates only through Participants by instructing such Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates may be limited due to the lack of a physical certificate for such Certificates.

     DTC in general advises that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Certificateholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Certificates that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Certificates.

     Any Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only under the events specified in the related Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Agreement and Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instruction for re-registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders. Thereafter, payments of principal of and interest on the Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. The final distribution of any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificates on the final Remittance Date at such office or agency as is specified in the notice of final payment to Certificateholders.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more Classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust. Credit enhancement may be in the form of (i) the subordination of one or more Classes of the Certificates of such Series, (ii) the use of a Certificate Guarantee Insurance Policy, Spread Amount, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Reserve Accounts, Supplemental Interest Payments, a letter of credit, a limited financial guaranty insurance policy, a guaranty of The Money Store, other third party guarantees or maturity protection, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more Classes of Certificates will bear their allocable share of deficiencies. If a form of credit enhancement applies to several Classes of Certificates, and if principal payments equal to the aggregate principal balances of certain Classes will be distributed prior to such distributions to other Classes, the Classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Representative if such cancellation or reduction would not adversely affect the rating or ratings of the related Certificates. The Trustee of the related Trust will have the right to sue providers of credit enhancement if a default is made on a required payment.

SUBORDINATION

     To enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of payments which they would be entitled to receive in the absence of any losses or delinquencies, if so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Subordinated Certificates of a Series will instead be payable to holders of one or more Classes of Senior Certificates, under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the related Prospectus Supplement, the holders of Senior Certificates will receive the amounts of principal and/or interest due to them on each Remittance Date, out of the funds available for distribution on such date in the related Certificate Account, prior to any such distribution being made to holders of the related Subordinated Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The protection afforded to the holders of Senior Certificates through subordination also may be accomplished by first allocating certain types of losses or delinquencies to the related Subordinated Certificates, to the extent described in the related Prospectus Supplement. If aggregate losses and delinquencies in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates would experience losses on the Certificates.

     In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Remittance Date may instead be deposited into one or more Reserve Accounts established and maintained with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Remittance Date, on each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the Class of Certificates specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement. See "--Reserve Accounts" below.

     If so specified in the related Prospectus Supplement, the same Class of Certificates may be Senior Certificates with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates with respect to other types of payment or types of losses or delinquencies. If specified in the related Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise. As between Classes of Senior Certificates and as between Classes of Subordinated Certificates, distributions may be allocated among such Classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Certificateholders or released to Subordinated Certificateholders from the related Trust.

CERTIFICATE GUARANTY INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, a Certificate Guaranty Insurance Policy may be obtained and maintained for any Class or Series of Certificates. The issuer of any Certificate Guaranty Insurance Policy (a "Certificate Guaranty Insurer") will be described in the related Prospectus Supplement. A copy of any such Certificate Guaranty Insurance Policy will be attached as an exhibit to the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a Certificate Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Certificateholders that an amount equal to each full and complete Insured Payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Certificateholders, for distribution by the Trustee to each Certificateholder. The "Insured Payment" will equal the full amount of the distributions of principal and interest to which Certificateholders are entitled under the related Agreement plus any other amounts specified therein or in the related Prospectus Supplement.

     The specific terms of any Certificate Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Certificate Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the Master Servicer's obligation to repurchase or substitute for any Mortgage Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Certificates on any specified date.

     Subject to the terms of the related Agreement, the Certificate Guaranty Insurer may be subrogated to the rights of each Certificateholder to receive payments under the Certificates to the extent of any payments by such Certificate Guaranty Insurer under the related Certificate Guaranty Insurance Policy.

SPREAD AMOUNT

     If so specified in the related Prospectus Supplement, certain Classes of Certificates may be entitled to receive limited acceleration of principal relative to the amortization of the related Mortgage Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Mortgage Assets to the payment of principal on such Classes of Certificates. This acceleration feature is intended to create an amount (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the applicable Mortgage Assets over the principal balances of the applicable Classes of Certificates. Once the required Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Agreement will provide that, subject to certain floors, caps and triggers, the required level of the Spread Amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the applicable Classes of Certificates to increase the actual level of the Spread Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. An Agreement also may provide that after one or more Classes of Certificates have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of Certificates.

MORTGAGE POOL INSURANCE POLICIES

     If specified in the Prospectus Supplement related to any Pool of Mortgage Loans, a Mortgage Pool Insurance Policy issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement will be obtained and maintained for each Series pertaining to Mortgage Loans. Each Mortgage Pool Insurance Policy will, subject to the limitations described below or in the related Prospectus Supplement, cover loss by reason of default in payment on the related Mortgage Loans in the Pool in an amount initially equal to a specified percentage of the aggregate principal balance of all Mortgage Loans included in the Pool as of the Cut-off Date or such other date as is specified in such Prospectus Supplement. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The Mortgage Pool Insurance Policies generally will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     A Mortgage Pool Insurance Policy generally will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or
(ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, an endorsement to the Mortgage Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the Master Servicer's representations described above and, in such event, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach cannot be cured by the Master Servicer. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

     The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreement-- Hazard Insurance." No Special Hazard Insurance Policy will cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

     Since each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

     The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

BANKRUPTCY BONDS

     If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in the Trust to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

     The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.

RESERVE ACCOUNTS

     If specified in a Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement may be deposited by the Master Servicer or Representative on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. In addition to or in lieu of the foregoing, if so specified in such Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Remittance Date may instead be deposited into such Reserve Accounts. Such deposits may be made on the date specified in the Prospectus Supplement, which may include each Remittance Date, each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount. See "--Subordination" above.

     The cash and other assets in the Reserve Accounts will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Any cash in a Reserve Account and the proceeds upon maturity or liquidation of any other asset or instrument therein will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Any asset or instrument deposited in the Reserve Account generally will name the Trustee, in its capacity as trustee for the Certificateholders, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

     Any amounts so deposited and payments on assets and instruments deposited in a Reserve Account will be available for withdrawal from such Reserve Account for distribution to Certificateholders for the purposes, in the manner and at the times specified in the Prospectus Supplement.

SUPPLEMENTAL INTEREST PAYMENTS

     If so specified in the Prospectus Supplement, one or more Classes of Certificates may be entitled to receive supplemental interest payments under specified circumstances. Supplemental interest payments will be available to fund some or all of the difference, if any, between the interest owed to a Class of Certificates on a Remittance Date and the interest that would be available to pay such interest assuming no defaults or delinquencies on the Mortgage Assets. Such differences may result if the interest rates on the applicable Classes of Certificates are based upon an index that differs from the index used in determining the interest rates on the Mortgage Assets. Except as otherwise provided in a Prospectus Supplement, supplemental interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Mortgage Assets.

MATURITY PROTECTION

     If so specified in the Prospectus Supplement, one or more Classes of Certificates may be entitled to third-party payments to help provide that the holders of such Certificates receive their unpaid principal on or prior to a specified date.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, a guaranty of The Money Store, other third party guarantees, limited guarantees or insurance from agencies or instrumentalities of the United States, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any Class of Certificates has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

CROSS SUPPORT

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate Classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.


                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     The yields to maturity of the Certificates will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trusts, the allocation of available funds to various Classes of Certificates, the Pass-Through Rate for various Classes of Certificates and the purchase price paid for the Certificates.

     The original terms to maturity of the Mortgage Loans in a given Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Pool. Single Family Loans, Cooperative Loans and Contracts generally may be prepaid without penalty in full or in part at any time, although a prepayment fee or penalty may be imposed in connection therewith. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment fee or penalty upon prepayment in full or in part.

     In general, prepayment of Mortgage Loans is likely to increase when the level of prevailing interest rates declines significantly, although the prepayment rate is influenced by a number of other factors, some of which are described below. Similarly, when the level of prevailing interest rates rises, prepayment rates may decrease. No prediction can be made as to the prepayment rate that the Mortgage Loans will actually experience.

     Generally, junior mortgage loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, Mortgage Loans which are junior mortgage loans may experience a higher rate of prepayment than Mortgage Loans which represent first liens. In addition, any future limitations on the right of borrowers to deduct interest payments on Mortgage Loans for Federal income tax purposes may result in a higher rate of prepayment of the Mortgage Loans. The obligation of the Master Servicer to enforce due-on-sale provisions (described below) of the Mortgage Loans may also increase prepayments. The prepayment experience of the Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility. The Representative is unaware of any reliable studies that would project the prepayment risks associated with the Mortgage Loans based upon current interest rates and economic conditions or the historical prepayment experience of The Money Store's and its affiliates' portfolios of Mortgage Loans.

     The secured conventional Mortgage Loans and Contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the Mortgage Loan or Contract upon sale or certain transfers by the borrower of the underlying Mortgaged Property. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreement--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     Greater than anticipated prepayments of principal will increase the yield on Certificates purchased at a price less than par. Similarly, greater than anticipated prepayments of principal will decrease the yield on Certificates purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable Class of Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

     The weighted average lives of Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the liquidations of defaulted Mortgage Loans. Delinquencies and defaults will generally slow the rate of payment of principal to the Certificateholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted Mortgage Loans and foreclosed Mortgaged Properties result in principal payments on the Mortgage Loans faster than otherwise scheduled.

     When a full prepayment or Curtailment occurs on a Mortgage Loan, the Mortgagor will be charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Interest shortfalls also could result from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), as described under "Certain Legal Aspects of the Mortgage Loans-- Soldiers' and Sailors' Civil Relief Act" herein. If so specified in the related Prospectus Supplement, in the event that less than 30 days' interest is collected on a Mortgage Loan during a Due Period, whether due to prepayment in full or a Curtailment, the Master Servicer will be obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee and Contingency Fee for the related Remittance Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Master Servicer is obligated to pay, and are not otherwise covered by Insured Payments, the yield on the Certificates could be adversely affected.

     Under certain circumstances, the Master Servicer, certain insurers, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Mortgage Assets and other assets of a Trust, thereby effecting earlier retirement of the related Series of Certificates. See "The Agreement--Termination; Purchase of Mortgage Loans."

     If so specified in the related Prospectus Supplement, the effective yield to certain Certificateholders may be slightly lower than the yield otherwise produced by the applicable Remittance Rate and purchase price, because while interest generally will accrue on such Certificates from the first day of each month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

     In addition, if so specified in the related Prospectus Supplement, prepayments may result from amounts on deposit, if any, in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Certificates.

     The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Certificates. Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates.


                                 THE AGREEMENTS

     Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

SALE OF MORTGAGE LOANS

     Pursuant to each Agreement, at the time of issuance of Certificates of a Series the Originators and/or The Money Store will sell to the related Trust, without recourse, all interest of the Originators and/or The Money Store in each of the Mortgage Assets comprising the assets of such Trust and all interest in all actual payments collected after the Cut-off Date with respect to such Mortgage Assets.

     In addition, to the extent specified in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates of a given Series will be applied to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The aggregate principal balance of additional Mortgage Assets to be purchased for the related Trust generally will be equal to the Pre-Funded Amount on the date of the issuance of the related Series. On each applicable purchase date, the Originators and/or The Money Store will sell to the related Trust, without recourse, the entire interest of the Originators and/or The Money Store in the additional Mortgage Assets identified in a schedule attached to a supplemental conveyance relating to such additional Mortgage Assets executed on such date by the Originators and/or The Money Store. In connection with each purchase of additional Mortgage Assets, the related Trust will be required to pay to the Originators and/or The Money Store a cash purchase price equal to the outstanding principal balance of each additional Mortgage Asset as of its related Cut-off Date. The purchase price will be withdrawn from the Pre-Funding Account and paid to the Originators and/or The Money Store so long as the representations and warranties set forth in "--Representations and Warranties" below apply to each additional Mortgage Asset to be conveyed, and the conditions set forth in the paragraph below and in the related Agreement are satisfied. The Originators and/or The Money Store will convey the additional Mortgage Assets to the related Trust on the applicable purchase date pursuant to the Agreement.

     Any conveyance of additional Mortgage Assets will be subject to the following conditions, among others specified in the related Prospectus
Supplement: (i) each such additional Mortgage Asset must satisfy the eligibility criteria specified in the preceding paragraph as of its applicable Cut-off Date and such additional criteria as may be specified in the related Prospectus Supplement; (ii) if and to the extent specified in the related Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such additional Mortgage Assets to the related Trust;
(iii) neither the Originator nor The Money Store will have selected such additional Mortgage Assets in a manner that either believes is adverse to the interests of Certificateholders; and (iv) the Originator and The Money Store will deliver certain opinions of counsel to the Trustee(s) and the Rating Agencies with respect to the validity of the conveyance of such additional Mortgage Assets.

     In connection with such sales of the Mortgage Loans, the Representative will be required to deliver to the Trustee certain specified items (collectively with respect to each Mortgage Loan, the "Trustee's Mortgage File") with respect to each Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, each Trustee's Mortgage File will be required to include the following, together with certain other specified items: (a) The original Mortgage Note; (b) either: (i) the original Mortgage, with evidence of recording thereon or (ii) a certified copy of the Mortgage where the original has been transmitted for recording or has been lost; and (c) an assignment of the Mortgage Loan from the applicable Originator to either the related Trustee or Initial Co-Trustee under the Agreement with evidence of recording thereon.

     The Trustee will be required to review each such Trustee's Mortgage File to ascertain that all required documents have been executed and received. If the Certificate Guaranty Insurer, if any, or the Trustee finds any document constituting a part of a Trustee's Mortgage File which is not properly executed, has not been received, is unrelated to the Mortgage Loans of the related Trust or does not conform in a material respect to the description thereof provided on behalf of the Representative, the Certificate Guaranty Insurer, if any, or the Trustee is required promptly to notify the Master Servicer, The Money Store, and the Trustee or the Certificate Guaranty Insurer, if any, respectively. The Money Store is required to use reasonable efforts to remedy a material defect in a document constituting part of a Trustee's Mortgage File of which it is so notified. If, however, within 60 days after the Trustee's notice to it respecting such defect The Money Store has not remedied the defect and the defect materially and adversely affects the interest of the Trust in the related Mortgage Loan or the interests of the Certificate Guaranty Insurer, if any, The Money Store is required to (i) substitute in lieu of such Mortgage Loan a substitute Mortgage Loan which qualifies for substitution under the Agreement (a "Qualified Substitute Mortgage Loan") and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such Mortgage Loan as of the date of such substitution, deposit in the related Principal and Interest Account (as defined herein under "--Payments on the Mortgage Loans") the amount of such shortfall in principal balance arising from such substitution (the "Substitution Adjustment") or (ii) purchase such Mortgage Loan at a price equal to the principal balance of such Mortgage Loan as of the date of purchase, plus 30 days' interest on such principal balance, computed at the Adjusted Mortgage Loan Remittance Rate (as defined in the related Prospectus Supplement) as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees and Contingency Fees (each as defined herein under "--Servicing and Other Compensation and Payment of Expenses") and certain other amounts advanced by and reimbursable to the Master Servicer, plus the interest portion of any unreimbursed Insured Payments made by the Certificate Guaranty Insurer, if any, related to such Mortgage Loan, which purchase price will be deposited in the Principal and Interest Account and delivered to the Trustee on the next succeeding Determination Date, except for the amount described above relating to unreimbursed Insured Payments, if any, which shall be paid directly to the Certificate Guaranty Insurer; provided, however, that, if a REMIC election has been made for the related Trust, The Money Store may not take any such action unless it has theretofore caused to be delivered to the Trustee an opinion of counsel knowledgeable in federal income tax matters (an "Opinion of Counsel") which states that such a purchase or substitution would not constitute a "prohibited transaction," as defined in
Section 860F of the Code (a "Prohibited Transaction").

REPRESENTATIONS AND WARRANTIES

     The Representative will represent, among other things, that as of the related Cut-off Date as to each Mortgage Loan sold to the related Trust, the information provided with respect to such Mortgage Loan was true and correct; all of the original or certified documentation constituting the Trustee's Mortgage Files (including all material documents related thereto) has been or will be delivered to the Trustee or a custodian on its behalf (the "Custodian"); each Mortgage was a valid and subsisting lien of record on the Mortgaged Property; immediately prior to such transfer and assignment, the Originators were the sole owners of each Mortgage Loan conveyed by them; and as of the related Cut-off Date, no Mortgage Loan will be 59 days or more delinquent in payment, no Mortgage Loan originated within 12 months of the related Cut-off Date will be delinquent 59 days or more as measured at the end of any month during the 12 months immediately preceding such Cut-off Date, and with respect to Mortgage Loans originated more than 12 months before such Cut-off Date, no more than the percentage of Mortgage Loans specified in the related Prospectus Supplement (measured by outstanding principal balance as of such Cut-off Date) will have been on up to two occasions 60 days delinquent as measured at the end of any month since the inception of each such Mortgage Loan.

     Pursuant to the Agreement, upon the discovery by The Money Store, the Servicer, any Subservicer, the Custodian, the Certificate Guaranty Insurer, if any, or the Trustee that any of the representations and warranties contained in the Agreement have been breached in any material respect as of the related Cut-off Date, with the result that the interests of the related Trust in the related Mortgage Loan or the interests of the Certificate Guaranty Insurer, if any, were materially and adversely affected, notwithstanding that such representation and warranty was made to The Money Store's best knowledge, the party discovering such breach is required to give prompt written notice to the other parties. Within 60 days of the earlier to occur of The Money Store's discovery or its receipt of notice of any such breach, The Money Store will be required to cure promptly such breach in all material respects, or (i) remove such Mortgage Loan and substitute one or more Qualified Substitute Mortgage Loans or (ii) purchase such Mortgage Loan, in each case on the same terms and on the same conditions as described above under "Sale of Mortgage Loans." The obligation of The Money Store to so substitute or purchase any Mortgage Loan will constitute the sole remedy respecting a material breach of any such representation or warranty available to the Certificateholders or the Trustee.

PAYMENTS ON THE MORTGAGE LOANS

     The Agreement will require the Master Servicer to establish and maintain one or more principal and interest accounts (each a "Principal and Interest Account") at one or more institutions designated as a "Designated Depository Institution" in the Agreement.

     All funds in the Principal and Interest Accounts will be required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Master Servicer.

     The Master Servicer will be required to deposit or cause to be deposited in the related Principal and Interest Account (within 24 hours of receipt) all payments received after the related Cut-off Date on account of principal and interest on the related Mortgage Loans (but net of the Servicing Fee and the Contingency Fee with respect to each Mortgage Loan and other servicing compensation payable to the Master Servicer as permitted by the Agreement).

     Not later than the day of each month which is the later of (i) the third Business Day prior to the 15th day of such month and (ii) the seventh Business Day of such month (each such day a "Determination Date"), the Master Servicer will be required to wire transfer to the Trustee the Available Remittance Amount for deposit in the segregated trust accounts to be maintained with the Trustee for such purpose (each a "Certificate Account").

     Unless otherwise specified in the related Prospectus Supplement, the "Available Remittance Amount" will be defined in the Agreement to include, with respect to any Remittance Date, without duplication:

                  (i) the sum of all amounts received by the Master Servicer or any Sub-Servicer on the Mortgage Loans (including amounts paid by the Master Servicer and the Representative and excluding amounts required to be deposited into any related Reserve Account, amounts paid as reimbursement to the Master Servicer of advances and amounts recovered as voidable preferences) during the immediately preceding calendar month (the "Due Period"), plus

                  (ii) the amount of any Monthly Advance and Compensating Interest payments with respect to the Mortgage Loans remitted by the Master Servicer for such Remittance Date.

     The term Available Remittance Amounts will not include Insured Payments, if any.

GENERAL SERVICING STANDARDS

     The Master Servicer will agree to master service the Mortgage Loans in accordance with the related Agreement and, where applicable, prudent mortgage servicing standards. "Prudent mortgage servicing standards" generally will require the Master Servicer to exercise collection and foreclosure procedures with respect to the Mortgage Loans with the same degree of care and skill that it would use in master servicing mortgage loans for its own account. Pursuant to each Agreement, the Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms of the related Mortgage Loan. Nonetheless, the Master Servicer, in determining the type of action that is reasonable to pursue may consider, among other things, the unpaid principal balance of a Mortgage Loan against the estimated cost of collection or foreclosure action, the unpaid balance of the related prior mortgage, if any, the condition and estimated market value ("as is" and "if repaired"), the estimated marketability of the related Mortgaged Property and the borrower's ability to repay.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be entitled to a servicing fee (the "Servicing Fee") and a contingency fee (the "Contingency Fee") equal to the percentage per annum specified in the related Prospectus Supplement of the principal balance of each Mortgage Loan. The Contingency Fee is meant to provide additional servicing compensation to a successor servicer if The Money Store is replaced as Master Servicer under the related Agreement. However, as long as The Money Store acts as Master Servicer, it will be entitled to receive the Contingency Fee, although such amount is not deemed servicing compensation. Unless otherwise specified in the related Prospectus Supplement, the Servicing Fee and Contingency Fee will each be calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other collected proceeds. In addition, the Master Servicer will be entitled under the Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, prepayment penalties and premiums, late payment charges, interest paid on funds in the Principal and Interest Account, interest paid on earnings realized on Permitted Instruments, and certain other excess amounts.

     The Master Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its obligations under the Agreements, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage Loan. Such expenditures may include costs of collection efforts, reappraisals when a loan is 90 days past due, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments on the related senior mortgage, if any, advances of delinquent property taxes, upkeep and maintenance of the property if it is acquired through foreclosure and similar types of expenses. Each such expenditure constitutes a "Servicing Advance." The Master Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. The Master Servicer will be entitled to recover Servicing Advances to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. Servicing Advances will be reimbursable to the Servicer from the sources described above out of the funds on deposit in the Principal and Interest Account.

HAZARD INSURANCE

     The Master Servicer will be required to cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (i) the outstanding principal balance owing on the Mortgage Loan and the related senior mortgage, if any, (ii) the full insurable value of the premises securing the Mortgage Loan, and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Master Servicer will be required to cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan and the senior lien, if any, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer will also be required to maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount equal to that required above. Any amounts collected by the Master Servicer or any Sub-Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary first or second mortgage servicing procedures) are required to be deposited in the Principal and Interest Account.

     In the event that the Master Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Trustee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without individual fire and hazard insurance, and otherwise complies with the requirements of the preceding paragraph, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

ENFORCEMENT OF DUE ON SALE CLAUSES

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer, on behalf of the Trustee, will, to the extent it has knowledge of such conveyance or prospective conveyance, be required to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Master Servicer will not be required to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. In such event, the Master Servicer will attempt to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the mortgage documents, the Mortgagor remains liable thereon. The Master Servicer also will be authorized with the prior approval of the Certificate Guaranty Insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

REALIZATION UPON DEFAULTED MORTGAGE

     The Master Servicer generally will foreclose upon or otherwise comparably convert the ownership in the name of the Trustee of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments. However, the Master Servicer will be required to take into account the existence of any hazardous substances, hazardous wastes or solid wastes on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property.

WAIVERS AND DEFERMENTS OF CERTAIN PAYMENTS

     The Agreement will require the Master Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the foregoing, the Master Servicer may in its discretion waive any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Master Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any Mortgagor, subject to the limitations set forth in the Agreement. In the event the Master Servicer consents to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer will nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

SUB-SERVICERS

     The Master Servicer will be permitted under the related Agreement to enter into sub-servicing arrangements with sub-servicers meeting the requirements of the related Agreement (each, a "Sub-Servicer"). Such sub-servicing arrangements will not relieve the Master Servicer of any liability it might otherwise have, had the sub-servicing arrangement not been entered into.

REMOVAL AND RESIGNATION OF MASTER SERVICER

     With respect to each Series of Certificates, the Certificate Guaranty Insurer, if any, or the Holders of not less than 50 percent of each Class of Certificates of the related Series, other than the Class R Certificates (the "Majority Certificateholders"), by notice in writing to the Master Servicer and with the prior written consent of the Certificate Guaranty Insurer, if any, which consent may not be unreasonably withheld, may, pursuant to the related Agreement, remove the Master Servicer upon the occurrence of any of the following events:

                  (i) (A) an Event of Nonpayment (as defined below); (B) the failure by the Master Servicer to make any required Servicing Advance to the extent such failure materially or adversely affects the interests of the Certificate Guaranty Insurer, if any, or the Certificateholders; (C) the failure by the Master Servicer to make any required Monthly Advance; (D) the failure by the Master Servicer to remit any Compensating Interest; or (E) any failure by the Master Servicer to remit to the Trustee any payment required to be made under the terms of the related Agreement, which in each case continues unremedied (in the case of the events described in clauses (i)(A), (i)(B), (i)(D) and (i)(E) for 30 days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Certificateholder or the Certificate Guaranty Insurer, if any; or

                  (ii) failure by the Master Servicer or The Money Store (so long as The Money Store is the Master Servicer) duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer or the Representative, as set forth in the related Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or The Money Store, as the case may be, by the Trustee or to the Master Servicer or The Money Store, as the case may be, and the Trustee by any Certificateholder or the Certificate Guaranty Insurer, if any; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

     An "Event of Nonpayment" will generally be defined in the Agreements as a shortfall on any Remittance Date in moneys (excluding any amounts representing Insured Payments) available to fund the full amount of the Distribution Amounts due on such Remittance Date.

     The Master Servicer may not assign its obligations under the Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Master Servicer, the Certificate Guaranty Insurer, if any, the Trustee and the Majority Certificateholders, or upon the determination that the Master Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer. No such resignation shall become effective until a successor has assumed the Master Servicer's responsibilities and obligations in accordance with the Agreement.

     Upon removal or resignation of the Master Servicer, the Trustee will be the successor servicer (the "Successor Servicer"), except that the Trustee as Successor Servicer will not be required to make Monthly Advances and certain other advances to the extent that the Trustee determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the Majority Certificateholders or the Certificate Guaranty Insurer, if any, so request, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Certificate Guaranty Insurer, if any, having a net worth of not less than $15,000,000 and which is approved as a servicer by FNMA and FHLMC as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

     The Successor Servicer will be entitled to receive the Servicing Fee, the Contingency Fee and such other compensation as is described under "--Servicing and Other Compensation and Payment of Expenses" above.

TERMINATION; PURCHASE OF MORTGAGE LOANS

     The Trust established under each Agreement will terminate upon notice to the Trustee following the earlier to occur of (i) the final payment or other liquidation of such last Mortgage Loan remaining in the related Trust or the disposition of all REO Property, (ii) the optional purchase of the assets of the Trust by the Servicer or the Certificate Guaranty Insurer, if any, as described below, (iii) mutual consent of the Master Servicer, the Certificate Guaranty Insurer, if any, and all Certificateholders in writing, or (iv) if a REMIC election has been made for the related Trust, the occurrence of a "qualified liquidation" of the Trust, as permitted by the REMIC provisions of the Code as described below; provided, however, that in no event will any Trust terminate later than twenty-one years after the death of the last survivor of the person named in the related Agreement.

     Subject to provisions in an Agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the Mortgage Loans are less than 10% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement), the Master Servicer may, at its option, and in the absence of the exercise thereof by the Master Servicer, the Certificate Guaranty Insurer, if any, may, at its option, purchase, on the next succeeding Remittance Date, all of the Mortgage Loans and any related REO Properties at a price equal to the Termination Price.

     On any Remittance Date on or after the Cross-Over Date on which Mortgage Loans with an aggregate principal balance as of the Cut-off Date that equals or exceeds 25% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement) have become liquidated Mortgage Loans, the Certificate Guaranty Insurer, if any, may determine to purchase and may cause the purchase from the Trust of all Mortgage Loans and REO Properties in the Pool at a price equal to the sum of the Termination Price and the outstanding and unpaid fees and expenses of the Trustee and the Master Servicer.

     If a REMIC election is made for a Series of Certificates, following a final determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a REMIC pursuant to
Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Majority Certificateholders may direct the Trustee on behalf of such Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) with respect to such REMIC and (ii) the Certificate Guaranty Insurer, if any, may notify the Trustee of the Certificate Guaranty Insurer's determination to purchase from the Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan, then remaining in such REMIC at a price (the "Termination Price") equal to the sum of (x) 100% of the aggregate principal balances of such Mortgage Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Certificate Account representing collections of principal on such Mortgage Loans during the current Due Period, (y) 30 days' interest on such amount computed at the applicable weighted average of the Adjusted Mortgage Loan Remittance Rates, and (z) the interest portion of any unreimbursed insured payment made by the Certificate Guaranty Insurer, if any. Upon receipt of such direction by the Majority Certificateholders or of such notice from the Certificate Guaranty Insurer, the Trustee will notify the holders of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the percentage interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the related Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the REMIC at a purchase price equal to the Termination Price.

     If, during a Purchase Option Period, the holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Majority Certificateholders have given the Trustee the direction described in clause (i) above, the Trustee is required to sell the Mortgage Loans and such other property in the REMIC and distribute the proceeds of the liquidation of the REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the Majority Certificateholders shall permit or direct in writing, after the expiration of the Purchase Option Period and
(ii) in the event that the Certificate Guaranty Insurer has given the Trustee notice of the Certificate Guaranty Insurer's determination to purchase the assets described in clause (ii) preceding, the Certificate Guaranty Insurer shall so purchase such assets within 60 days after the expiration of the Purchase Option Period.

     Following a Final Determination, the holders of a majority of the percentage interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Trustee and the Certificate Guaranty Insurer, if any, of an opinion of nationally recognized tax counsel selected by the Holders of such Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Majority Certificateholders and the Certificate Guaranty Insurer, if any, that the effect of the Final Determination is to increase substantially the probability that the gross income of the REMIC will be subject to federal taxation, purchase from the Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the applicable REMIC at a purchase price equal to the Termination Price. The foregoing opinion shall be deemed satisfactory unless the Majority Certificateholders give the holders of a majority of percentage interests in the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

CONTROL BY HOLDERS

     Each Agreement will provide that the Majority Certificate-holders may exercise any trust or power conferred on the Trustee with respect to the Certificates or the Trusts, upon satisfaction of certain conditions set forth in the Agreements; provided, however, that with respect to any action or event affecting only one or more Classes of Certificates, only Holders of such Class or Classes may exercise such trust or power.

AMENDMENT

     Each Agreement may be amended from time to time by the Master Servicer and the Trustee by written agreement, upon the prior written consent of the Certificate Guaranty Insurer, if any, without the notice to, or consent of, the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of such Agreement, or any agreement for the retention of each Trustee's Mortgage File; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the interest of any Certificateholder or any other party and further provided that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party thereto without the consent of such party.

     Each Agreement may be amended from time to time by The Money Store, the Master Servicer and the Trustee with the consent of the Certificate Guaranty Insurer, if any, and the Holders of the majority of the percentage interest in each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner any provisions thereof; provided, however, that if a REMIC election is made for the applicable Trust, no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust as a REMIC or cause a tax to be imposed on the REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Certificates without the consent of the Holders of 100% of each Class of Certificates affected thereby.

     Each Agreement may be amended from time to time by the Master Servicer, The Money Store and the Trustee by written agreement, upon the prior written consent of the Certificate Guaranty Insurer, if any, without the notice to or consent of the Certificateholders, in connection with the substitution of cash, a letter of credit or any other collateral deposited in a Reserve Account.

     It will not be necessary for the consent of holders to approve the particular form of any proposed amendment, but it will be sufficient if such consent shall approve the substance thereof.

THE TRUSTEE

     Each Prospectus Supplement will name the Trustee under the related Agreement. The Agreement will provide that the Trustee may resign at any time, in which event the Representative will be obligated to appoint a successor Trustee. The Representative may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

GENERAL

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Laws and practices relating to the legal effects and enforcement of mortgages and deeds of trust vary somewhat from state to state. In general, however, the most significant applicable legal principles are similar in all states. The following discussion addresses the more significant legal principles applicable to mortgages and deeds of trust in all states. It should be noted that some of the Mortgage Loans may relate to Mortgaged Properties located in California, which has enacted various laws, not common to most other states, which impose special limitations on the remedies available to the holders of mortgages and deeds of trust. These laws, called "anti-deficiency laws," are discussed below.

NATURE OF THE MORTGAGE ASSETS

     Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans. The Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Condominiums. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

     Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

     Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Unless otherwise specified in the Prospectus Supplement, under the Agreement, the Representative will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition, the Representative will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Representative.

     The Representative will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Representative, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the Representative or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Representative's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Representative or Seller.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Representative and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Representative will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

FORECLOSURE/REPOSSESSION

     Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sales take place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     Contracts. The Master Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION

     Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.

FORECLOSURE IN CALIFORNIA

     It is expected that a significant portion of the Mortgage Assets (by principal balance) will be secured by properties located in California. Foreclosure of a deed of trust in California may be effected by a judicial or nonjudicial foreclosure proceeding, with the choice of remedy depending on the circumstances. Where the likelihood of a large recoverable deficiency is present, a judicial foreclosure action may be preferred. The discussion above under the heading "Foreclosure/Repossession" and "Rights of Redemption" are generally accurate with respect to foreclosure of a deed of trust in California.

     Generally, upon the completion of a non-judicial foreclosure sale in California, the foreclosing lender is prohibited from obtaining a deficiency judgment against the borrower. A deficiency judgment is available following a judicial foreclosure, subject to the limitation of the excess of the outstanding debt over the fair market value of the property at the time of sale, and in no event may the deficiency exceed the difference between the outstanding debt and the purchase price at the foreclosure sale. However, in the case of certain purchase money mortgage loans, a lender may be prohibited by statute from obtaining a deficiency judgment. California law also requires the deed of trust beneficiary to exhaust all real property security in a single action (i.e. in a judicial foreclosure) before a deficiency judgment may be sought against the borrower.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states (including California) have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws (including California law) affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Mortgaged Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the Mortgaged Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Mortgaged Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans, Cooperative Loans and Contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the seller of such Contract had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the seller to repurchase the Contract because of a breach of such seller's representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgager or secured party. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which would include a Manufactured Home), the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates or APR's, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any Trust Fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

PRODUCT LIABILITY AND RELATED LITIGATION

     Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials utilized in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

     Under the FTC Rule described above, the holder of any Contract secured by a Manufactured Home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. Unless otherwise described in the related Prospectus Supplement, the successful assertion of such claim constitutes a breach of a representation or warranty of the Seller, and the Certificateholders would suffer a loss only to the extent that (i) the Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Seller, the Representative or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

     To the extent described in the Prospectus Supplement, the Mortgage Loans may include installment sales contracts entered into with the builders of the homes located on the Mortgaged Properties. The Mortgagors in some instances may have claims and defenses against the builders which could be asserted against a Trust.

ENVIRONMENTAL CONSIDERATIONS

     Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Mortgage Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of a Trust and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Mortgage Loan became the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.


                         FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Stroock & Stroock & Lavan LLP, special Federal tax counsel, ("Federal Tax Counsel"), the following are the material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based on the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate.

REMIC ELECTIONS

     Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made with respect to each Trust related to a series of Certificates to treat such Trust or certain assets of such Trust as a "real estate mortgage investment conduit" ("REMIC"). The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust. In addition, if the related Prospectus Supplement so provides, the transaction documents for a Trust may provide that an election will be made on or after September 1, 1997 to qualify such trust as a Financial Asset Securitization Investment Trust pursuant to new provisions of the Code which will be effective as of such date. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the benefit of a Reserve Account and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Account in the event that interest accrued on the Mortgage Loans at their Mortgage Interest Rates is insufficient to pay interest on the Certificates of such Series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series as "regular interests" ("REMIC Regular Certificates") in the REMIC (within the meaning of Section 860G(a)(1) of the Code) or as the "residual interest" ("REMIC Residual Certificates") in the REMIC (within the meaning of Section 860G(a)(2) of the
Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates of a series with respect to which a REMIC election will, or will not, be made. The discussion below is divided into two parts, the first part applying only to REMIC Certificates and the second part applying only to Non-REMIC Certificates.

REMIC CERTIFICATES

     With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust or certain assets of such Trust as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related Trust or certain assets of such Trust will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

     To the extent provided in the Prospectus Supplement for a series, REMIC Regular Certificateholders who are entitled to payments from the Reserve Account in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related REMIC Regular Certificate. However, a portion of the purchase price of a REMIC Regular Certificate should be allocated to accrued but unpaid interest. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. REMIC Regular Certificateholders are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable classes of REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective class of regular interests and of the corresponding Yield Supplement Agreement.

     Status of REMIC Certificates. The REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Assets, the REMIC's assets will include payments on Mortgage Assets held pending distribution to holders of REMIC Certificates, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Mortgage Assets generally will be qualifying assets under the foregoing sections of the Code except to the extent provided in the Prospectus Supplement. However, Mortgage Assets that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Mortgage Asset exceeds the value of the property securing the Mortgage Asset, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Assets and held pending distribution to holders of Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether amounts in a Reserve Account or Buydown Funds would also constitute qualifying assets under any of those provisions. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds. The REMIC Certificates will not be "residential loans" for the purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

TIERED REMIC STRUCTURES

     For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

REMIC REGULAR CERTIFICATES

     Current Income on REMIC Regular Certificates--General. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount---Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount---Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate also may have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

     Original Issue Discount. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

     Each Trust will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Certificates.

     The OID Regulations provide that, in the case of a debt instrument such as a REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

     In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations" and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

     The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

     The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

     The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although Federal Tax Counsel is unable to opine with respect to this matter, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

     A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

     Qualified Stated Interest. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includible in the stated redemption price at maturity of the REMIC Regular Certificate. Accordingly, if the interest on a REMIC Regular Certificate does not constitute "qualified stated interest," the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Mortgage Assets underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered. Accordingly, Federal Tax Counsel is unable to opine whether interest payments on REMIC Regular Certificates that otherwise would not be treated as having original issue discount would be considered to have original issue discount because there are not reasonable remedies to compel timely payment of interest or terms or conditions that would make the likelihood of late payment or nonpayment remote.

     Premium. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

     Payment Lag REMIC Regular Certificates; Initial Period Considerations. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

     Variable Rate REMIC Regular Certificates. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate REMIC Regular Certificate.

     An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates- Current Income on REMIC Regular Certificates--Original Issue Discount" based on the following:
(i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

     In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount". A holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

     If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. Federal Tax Counsel is unable to opine how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation, since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

     Interest-Only REMIC Regular Certificates. The Trust intends to report income from interest-only classes of REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

     Market Discount. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includible in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued state otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest at the Pass-Through Rate).

     In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

     Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current Income on REMIC Regular Certificates-Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

     Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that all holders may elect to include in gross income all interest that accrues on a debt instrument issued after April 4, 1994 by using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders should consult their own tax advisors regarding the availability or advisability of such an election.

     Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includible in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includible in income under the rules described above under "Current Income on REMIC Regular Certificates--Market Discount."

     REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

     Termination. The REMIC will terminate shortly following the REMIC's receipt of the final payment in respect of the Mortgage Assets. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

     Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

REMIC RESIDUAL CERTIFICATES

     Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

     The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

     A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Mortgage Assets held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Mortgage Assets or as principal on the Mortgage Assets is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

     As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the REMIC taxable income related to a REMIC Residual Certificate is also uncertain. Although Federal Tax Counsel is unable to opine as to this matter, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

     A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (i.e., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

     If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

     The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

     There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

     Mismatching of Income and Deductions; Excess Inclusions. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to Mortgage Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Mortgage Assets may not increase over time as a percentage of the outstanding principal amount of the Mortgage Assets.

     In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Mortgage Assets (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

     Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

     The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

     Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

     If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

     The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

     The REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a Mortgage Asset other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the Mortgage Assets pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect the REMIC's ability to accept substitute Mortgage Loans or to sell defective Mortgage Loans in accordance with the Agreement.

     A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

     Any tax described in the two preceding paragraphs that may be imposed on the Trust initially would be borne by the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificateholders, unless otherwise specified in the Prospectus Supplement.

     Dealers' Ability to Mark-to-Market REMIC Residual Certificates. Treasury regulations provide that all REMIC Residual Certificates acquired on or after January 4, 1995, and similar interests or arrangements acquired on or after January 4, 1995 that are determined by the Commissioner to have substantially the same economic effect as a REMIC Residual Certificate, are not securities and cannot be marked to market pursuant to Section 475 of the Code.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Tax on Disposition of REMIC Residual Certificates. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

     If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although Federal Tax Counsel is unable to opine with respect to the tax treatment of a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust have been distributed, the holder may be entitled to claim a loss in the amount of the unrecovered basis.

     The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

     A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

     The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions with respect to the interest transferred for periods after such transfer multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

     Treatment of Payments to a Transferee in Consideration of Transfer of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear and Federal Tax Counsel is unable to opine with respect to this issue. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

     Restrictions on Transfer; Holding by Pass-Through Entities. An entity cannot qualify as a REMIC absent reasonable arrangements designed to ensure that
(1) residual interests in such entity are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

     A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

     The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

     Legislation has been introduced which would provide that partners of certain partnerships having a large number of partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. When applicable, the legislation would disallow 70 percent of a large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions would not be subject to the 2 percent floor applicable to individual partners. See "Deductibility of Trust Expenses" below. No prediction can be made regarding whether such legislation will be enacted.

     The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35 percent, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.

DEDUCTIBILITY OF TRUST EXPENSES

     A holder that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the servicer of the Mortgage Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trusts with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single- class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single- class REMIC rules.

FOREIGN INVESTORS

     REMIC Regular Certificates. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate whose income is includible in gross income for United States federal income taxation regardless of its source, and (d) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (d), above, unless the trust elects to have its United States status determined under the criteria set forth in (d) above for tax years ending after August 20, 1996. Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of REMIC Certificates could claim the exemption from federal income and withholding tax.

     REMIC Residual Certificates. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign Investors--Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on Mortgage Loans held by a Trust will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

     The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Mortgage Assets from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

     Gain on Transfers of Certificates. A Certificateholder that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of a REMIC Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificateholder in the United States,
(ii) in the case of a Certificateholder that is an individual, such Certificateholder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and
(iii) in the case of gain representing accrued interest, the Certificateholder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such holder.

BACKUP WITHHOLDING

     Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the holder's federal income tax.

REMIC ADMINISTRATIVE MATTERS

     The federal information returns for a Trust (Form 1066 and Schedules Q thereto) must be filed as if the Trust were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust. The Trust also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. (Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.) Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC.

     Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Representative or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Representative or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.

NON-REMIC CERTIFICATES

     The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made.

     Tax Status of the Trust. Upon the issuance of each series of Non-REMIC Certificates, Federal Tax Counsel, will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Assets included in the Trust. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Mortgage Assets that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Mortgage Assets and received directly its share of the payments on the Mortgage Assets and incurred directly its share of expenses incurred by the Trust when those amounts are received or incurred by the Trust.

     A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Moreover, a holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

     Status of the Non-REMIC Certificates. The Non-REMIC Certificates generally will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and interest income on the Non-REMIC Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, the Non-REMIC Certificates may not be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust's assets include Buydown Funds, amounts in a Reserve Account, or payments on mortgages held pending distribution to Certificateholders. Further, the Non-Remic Certificates may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loans . . . secured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loan will be a qualifying asset. The Non-REMIC Certificates should not be "residential loans made by the taxpayer" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

     Taxation of Non-REMIC Certificates Under Stripped Bond Rules. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans and should be characterized for federal income tax purposes as an ownership interest in the Mortgage Loans. The Internal Revenue Service has taken the position in Revenue Ruling 91-46 that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

     If interest retained for the Servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-REMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-REMIC Certificate will account for any discount on the Non-REMIC Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount de minimis rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates.

     If the original issue discount rules apply, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Mortgage Asset underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Mortgage Assets, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that original issue discount be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear whether such regulations would apply this rule to the Non-REMIC Certificates, whether Section 1272(a)(6) might apply to the Non-REMIC Certificates in the absence of such regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles and Federal Tax Counsel is unable to opine with respect to these issues. If required to report interest income on the Non-REMIC Certificates to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Non-REMIC Certificates based on a representative initial offering price of the Non-REMIC Certificates and a reasonable assumed rate of prepayment of the Mortgage Assets (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Non-REMIC Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgage Assets will prepay at that rate or at any other rate.

     In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Mortgage Assets allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

     If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

     Non-REMIC Certificates of certain series ("Variable Rate Non-REMIC Certificates") may provide for a Pass-Through Rate based on the weighted average of the interest rates of the Mortgage Assets held by the Trust, which interest rates may be fixed or variable. In the case of a Variable Rate Non-REMIC Certificate that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated under the principles discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

     Taxation of Non-REMIC Certificates If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Non-REMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Mortgage Assets in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a de minimis amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Assets. However, original issue discount could arise with respect to a Mortgage Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principles discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount---Variable Rate REMIC Regular Certificates."

     If discount other than original issue discount exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Asset, to the amount of principal on such Mortgage Asset received by the Trust in that month. Because the Mortgage Assets will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Assets allocable to the Non-REMIC Certificate and (ii) the weighted average life (in complete years) of the Mortgage Assets remaining at the time of purchase of the Non-REMIC Certificate.

     If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

     It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

     If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

     Sales of Non-REMIC Certificates. A holder that sells a Non-REMIC Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a Non-REMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a de minimis amount of discount other than original issue discount (see "Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

     Foreign Investors. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Mortgage Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Proposed Treasury Regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of Non-REMIC Certificates could claim an exemption from federal income and withholding tax. Interest or original issue discount on a Non-REMIC Certificate attributable to Mortgage Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts just described, unless the trust elects to have its United States status determined under the criteria described in the previous sentence for tax years ending after August 20, 1996.

TAXABLE MORTGAGE POOLS

     Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and
(iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.


                              ERISA CONSIDERATIONS

     ERISA imposes certain requirements on employee benefit plans and collective investment funds, separate accounts and insurance company general accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent.

     In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Representative, the Originators, the Certificate Guaranty Insurer, the Underwriter and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. In addition, the Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Mortgage Loans and any other assets of the Trust and not merely an interest in the Certificates, the assets of the Trust would become subject to the fiduciary investment standards of ERISA, and transactions occurring between the Representative, the Trustee, the Servicer, the Certificate Guaranty Insurer or any of their affiliates might constitute prohibited transactions, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing of the Mortgage Loans are noted below.

     The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

     For the exemption to apply, PTCE 83-1 requires that (i) the Representative and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Class A Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Representative; and (iii) the payments made to and retained by the Representative in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust.

     In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Representative, the Certificate Guaranty Insurer, the Servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules and transactions in connection with the servicing and operation of the Pool, provided that any payments made to the Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which the Representative, the Servicer, the Certificate Guaranty Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Representative with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Representative, the Trustee, the Servicer, and the Certificate Guaranty Insurer.

     Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

     In addition, DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Certificates.

     One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Certificates, depending in part upon the type of Plan fiduciary making the decision to acquire a Certificate and the circumstances under which such decision is made, including but not limited to:
PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds and PTCE 95-60, regarding investments by insurance company general accounts. However, even if the conditions specified in the Exemption or one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

     Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                         LEGAL INVESTMENT CONSIDERATIONS

     Each Prospectus Supplement will describe the extent, if any, to which the Classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of SMMEA. No representation is made herein as to whether the Certificates will constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Certificates as legal investments for such purchasers prior to investing in any Class of Certificates.


                              PLAN OF DISTRIBUTION

     The Certificates offered hereby will be offered in Series, either directly by the Representative or through one or more underwriters or underwriting syndicates ("Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to and their use by the Representative and the Originators, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Certificates will be determined.

     The Certificates in a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Certificates described in the related Prospectus Supplement, if they are purchased. If Certificates of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Certificates of such Series.

     The place and time of delivery for the Certificates of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                  LEGAL MATTERS

     Certain legal matters relating to the validly of the issuance of the Certificates of each Series will be passed upon for the Representative by Eric
R. Elwin, Esq., Corporate Counsel of the Representative and certain legal matters relating to the validity of the issuance of the Certificates of each Series will be passed upon for the Underwriters of the Certificates of each Series by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP has performed legal services for the Representative and it is expected that it will continue to perform such services in the future.


                                     EXPERTS

     The consolidated financial statements of The Money Store Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.


                              FINANCIAL INFORMATION

     A new Trust will be formed to own the Mortgage Assets and to issue each Series of Certificates. Each such Trust will have no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts are included in this Prospectus.


                                     RATING

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

     Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

Adjustable Rate....................................................    6
Adjusted Mortgage Loan Remittance Rate.............................   42
Agency Securities..................................................    6
Agreement..........................................................    5
APR................................................................    8
ARM................................................................   85
Available Remittance Amount........................................   53
Balloon Loans......................................................   19
Bankruptcy Bond....................................................   13
Basis Risk Shortfall...............................................   68
Buydown Funds......................................................   69
Cede...............................................................   17
Certificate Account................................................   53
Certificate Guaranty Insurance Policy..............................   12
Certificate Guaranty Insurer.......................................   45
Certificate Register...............................................   41
Certificateholders.................................................    2
Certificates.......................................................    1
Class..............................................................    1
Cleanup Costs......................................................   67
CMO................................................................    9
Code...............................................................   15
Commission.........................................................    3
Compensating Interest..............................................   15
Contingency Fees...................................................   53
Contracts..........................................................    6
Conventional Loans.................................................    5
Cooperative Loans..................................................    5
Cooperatives.......................................................    5
Curtailment........................................................   15
Custodian..........................................................   52
Cut-off Date.......................................................   40
Definitive Certificates............................................   43
Designated Depository Institution..................................   52
Detailed Description...............................................   23
Determination Date.................................................   14
DTC................................................................   17
Due Period.........................................................   53
ERISA..............................................................   17
Event of Nonpayment................................................   56
Federal Tax Counsel................................................   16
FHA................................................................    5
FHA Loans..........................................................    6
FHLMC..............................................................    6
Final Determination................................................   57
Fixed Rate.........................................................    6
FNMA...............................................................    6
FTC Rule...........................................................   65
Funding Period.....................................................   10
Garn-St. Germain Act...............................................   65
GNMA...............................................................    6
Home Equity Loans..................................................   25
HUD................................................................    7
Index..............................................................   90
Indirect Participant...............................................   42
Insurance Proceeds.................................................   15
Insurance Paying Agent.............................................   45
Insured Payment....................................................   45
IRS................................................................   57
Liquidation Proceeds...............................................   15
Loan-to-Value Ratio................................................   25
Lockout Periods....................................................    7
Lower Tier REMIC...................................................   77
Majority Certificateholders........................................   55
Manufactured Homes.................................................   27
Manufacturer's Invoice Price.......................................   25
Master Servicer....................................................    1
Monthly Advance....................................................   14
Mortgage Asset Schedule............................................   23
Mortgage Assets....................................................    1
Mortgage Interest Rate.............................................    6
Mortgage Loans.....................................................    6
Mortgage Pool Insurance Policy.....................................   13
Mortgaged Properties...............................................    6
Multifamily Loans..................................................    5
NHA Act............................................................   28
1933 Act...........................................................    3
Non-REMIC Certificates.............................................   16
Opinion of Counsel.................................................   52
Originators........................................................    1
Participants.......................................................   42
Pass-Through Rate..................................................    2
Permitted Instruments..............................................   53
Permitted Investments..............................................   47
Plan...............................................................   86
PMBS...............................................................    6
PMBS Agreement.....................................................   34
PMBS Issuer........................................................    9
PMBS Servicer......................................................    9
PMBS Trustee.......................................................    9
Pool...............................................................    1
Pool Insurer.......................................................   46
Pre-Funding Account................................................   10
Prepayment Assumption..............................................   70
Principal and Interest Account.....................................   52
Principal Prepayment Period........................................   42
Principal Prepayment...............................................   15
Private Mortgage-Backed Securities.................................    6
Prohibited Transaction.............................................   52
Qualified Substitute Mortgage Loan.................................   52
Rating Agency......................................................   14
REIT ..............................................................   77
Released Mortgage Property Proceeds................................   15
Relief Act.........................................................   22
REMIC..............................................................    2
REMIC Certificates.................................................   68
REMIC Regular Certificates.........................................   16
REMIC Residual Certificates........................................   16
REMIC Regulations..................................................   69
Remittance Date....................................................    2
Representative.....................................................    1
Reserve Account....................................................   12
Secured Conventional Home Improvement Loans........................    6
Senior Certificates................................................   10
Servicing Advance..................................................   53
Servicing Fees.....................................................   53
Single Family Loans................................................    5
SMMEA..............................................................   17
Special Hazard Insurance Policy....................................   13
Special Hazard Insurer.............................................   46
Spread Amount......................................................   12
Standard Hazard Insurance Policies.................................    7
Subordinated Certificates..........................................   10
Sub-Servicer.......................................................   55
Substitution Adjustment............................................   52
Successor Servicer.................................................   56
Superlien..........................................................   68
Supplemental Interest Payments.....................................   14
Termination Notice.................................................   57
Termination Price..................................................   57
Tiered REMICs......................................................   69
Title I Loan Program...............................................    7
Title I Property Improvement Loans.................................   28
Title V............................................................   66
Trust .............................................................    1
Trustee............................................................   15
Trustee's Mortgage File............................................   51
UCC................................................................   42
Underwriters.......................................................   88
United States person...............................................   81
Unsecured Home Improvement Loans...................................    6
VA.................................................................    5
Variable Rate Non-REMIC Certificates...............................   84
Variable Rate REMIC Regular Certificate............................   72
Yield Supplement Agreement.........................................   68

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE REPRESENTATIVE OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE OFFERED CERTIFICATES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                   TABLE OF CONTENTS
                                                          PAGE
                 PROSPECTUS SUPPLEMENT

Summary of Terms                                          S-4
Risk Factors                                              S-36
Lending Programs                                          S-37
The Representative and the Originators                    S-41
The Loan Pools                                            S-45
Maturity, Prepayment and Yield Considerations             S-47
Description of the Certificates                           S-54
The Agreement                                             S-70
Federal Income Tax Considerations                         S-75
ERISA Considerations                                      S-76
Legal Investment Considerations                           S-79
Underwriting                                              S-80
Legal Matters                                             S-80
Rating of the Offered Certificates                        S-80
Financial Information                                     S-81
Index of Principal Terms                                  S-82
Annex I - Global Clearance, Settlement and Tax
 Documentation Procedures                                 I-1

                     PROSPECTUS
Prospectus Supplement                                       3
Available Information                                       3
Reports to Certificateholders                               3
Incorporation of Certain Documents by Reference             3
Summary of Terms                                            5
Risk Factors                                               18
The Trusts                                                 23
Use of Proceeds                                            35
The Representative and the Originators                     35
The Single Family Loan Lending Program                     36
Description of the Certificates                            40
Credit Enhancement                                         44
Maturity, Prepayment and Yield Considerations              49
The Agreements                                             50
Certain Legal Aspects of the Mortgage Loans                59
Federal Income Tax Considerations                          67
ERISA Considerations                                       86
Legal Investment Considerations                            88
Plan of Distribution                                       88
Legal Matters                                              88
Experts                                                    89
Financial Information                                      89
Rating                                                     89
Index of Principal Terms                                   90


           $250,000

      [THE MONEY STORE LOGO]


        THE MONEY STORE
   HOME IMPROVEMENT TRUST
           1997-II



    PROSPECTUS SUPPLEMENT


         LEHMAN BROTHERS
PRUDENTIAL SECURITIES INCORPORATED

         June 26, 1997